Exhibit 10.1

EXECUTION VERSION

CONSENT AND AMENDMENT NO. 2
TO
REVOLVING SYNDICATED FACILITY AGREEMENT

CONSENT AND AMENDMENT NO. 2, dated as of March 22, 2019 (this “Amendment”), to the Revolving Syndicated Facility Agreement, dated as of September 22, 2017, as amended by that certain Amendment No. 1 and Waiver to Revolving Syndicated Facility Agreement, dated as of February 26, 2019 (as the same now exists and is hereby and may hereafter be amended, supplemented or restated, and including this Amendment, the “Credit Agreement”), by, among others, Tronox US Holdings Inc., a Delaware corporation, and certain of its Subsidiaries and Affiliates party thereto, as U.S. Borrowers and Guarantors (collectively, the “Current U.S. Borrowers”), Tronox Limited (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia, and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Current Australian Borrowers”), Tronox Pigments (Holland) B.V., a private company with limited liability under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Rozenburg, Zuid-Holland, the Netherlands, having its registered office address at Professor Gerbrandyweg 2 (3197 KK) Botlek Rotterdam, the Netherlands, registered with the Dutch trade register of the chamber of commerce under number 24179173 and Tronox Pigments (Netherlands) B.V. a private company with limited liability under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in  Lot 22, Mason Road, Kwinana Beach, Western Australia 6167, Australia, registered with the Dutch trade register of the chamber of commerce under number 34132341, and certain of its Affiliates party thereto, as Dutch Borrowers and Guarantors (collectively, the “Current Dutch Borrowers”; and together with the Current U.S. Borrowers and the Current Australian Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors party thereto, the Lenders, Wells Fargo Bank, National Association, as issuing bank, as swingline lender, as administrative agent (the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties and as Australian security trustee. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

W I T N E S S E T H:

WHEREAS, the Borrowers, the Subsidiary Guarantors, the Lenders, and the Administrative Agent, among others, are parties to the Credit Agreement;

WHEREAS, the Credit Agreement contemplates that following the consummation of the Cristal Acquisition, the eligibility criteria applicable to the assets and properties of the Additional Dutch Borrowers shall take account of the eligibility criteria with respect thereto under the Cristal ABL Agreement;

WHEREAS, the Borrowers intend to enter into that certain Term Loan and Revolving Credit Facilities Agreement, dated on or about the Amendment No. 2 Effective Date (as amended, supplemented and/or refinanced), among Tronox Mineral Sands Proprietary Limited and Tronox KZN Sands Proprietary Limited, as borrowers with joint and several liability, the lenders party thereto from time to time, The Standard Bank of South Africa Limited, as Coordinating Bank, and Firstrand Bank Limited, as Facility Agent (the “South African Credit Agreement”;  and

WHEREAS, the Borrowers wish to amend certain provisions of the Credit Agreement on the terms set forth herein, and the Administrative Agent and the Lenders constituting the Supermajority Lenders under the Credit Agreement agree, pursuant to Section 10.02(b) of the Credit Agreement, to such amendments set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.           Amendment to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement (exclusive of Schedules and Exhibits thereto) attached as Annex A hereto.

Section 2.        Amendments to Schedules and Exhibits to the Credit Agreement; Amendments to Other Loan Documents.  (a) Upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, each reference to “Holdings” in the Schedules and Exhibits to the Credit Agreement and in the other Loan Documents shall, notwithstanding anything to the contrary therein or in any other Loan Document, be deemed to be a reference to Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales and having company number 11653089.

(b)          Schedule II (Commitments) to the Credit Agreement is hereby deleted in its entirety, and the Schedule II (Commitments) attached hereto as Annex B shall be substituted in lieu thereof.

(c)          Attached hereto as Annex C is the new Schedule 1.01(i) (Top 20 Customers) to the Credit Agreement.

(d)          On and as of the Amendment No. 2 Effective Date, Section 4.4 of the Intercreditor Agreement shall be amended by deleting the second parenthetical contained therein and substituting the following in lieu thereof:  “(subject to any limitations set forth in Section 2.11(b), as applicable, of the Initial Term Loan Agreement as in effect on the Amendment No. 2 Effective Date (as defined in the Initial Term Loan Agreement))”.

Section 3.            Consent.  Notwithstanding the provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders hereby consent to the Indebtedness incurred under the South African Credit Agreement pursuant to and in accordance with the terms thereof as in effect as of the Amendment No. 2 Effective Date, and as the terms thereof may be amended from time to time in a manner not adverse to any of the Loan Parties, the Administrative Agent, or the Lenders.

Section 4.             Representations and Warranties, No Default.  Each Loan Party hereby represents and warrants that as of the Amendment No. 2 Effective Date and after giving effect to the amendments set forth in this Amendment, (i) this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes, when executed and delivered by such Loan Party, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, (ii) such Loan Party has the requisite power and authority to execute, deliver and perform its obligations under this Amendment and each other agreement or instrument contemplated hereby to which it is a party, and (iii) no Default or Event of Default exists and is continuing.

Section 5.             Effectiveness.  This Amendment shall become effective on the date (such date, the “Amendment No. 2 Effective Date”) that the following conditions have been waived or satisfied:

(a)	The Administrative Agent shall have received executed signature pages hereto from the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders;

(b)
The Administrative Agent shall have received a true, correct and complete copy of Amendment No. 2 to First Lien Term Loan Credit Agreement, as dated and in full force and effect on or about the date of this Amendment;

(c)
The Administrative Agent shall have received a true and complete copy of an amendment to the Intercreditor Agreement, dated and in full force and effect on or about the date of this Amendment, executed by the Administrative Agent and the Term Loan Agent, and implementing the amendment described in Section 2(b) above; and

(d)	The representations and warranties set forth in Section 4 of this Amendment shall be true and correct on and as of the Amendment No. 2 Effective Date.

Section 6.             Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of an original counterpart of this Amendment.

Section 7.	Governing Law; Waiver of Jury Trial, Etc..

THE PROVISIONS OF SECTIONS 10.09 AND 10.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

Section 8.             Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 9.            Effect of Amendment.  The Lenders hereby reserve their rights under the Loan Documents and applicable law in respect of Defaults or Events of Default.  Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document or be construed as a novation thereof.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

Section 10.          Acknowledgement and Affirmation.  Each Loan Party party hereto expressly acknowledges that (a) all of its obligations under the Security Documents and the other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis and (ii) its grant of security interests pursuant to the Security Documents is hereby reaffirmed and remains in full force and effect after giving effect to this Amendment.

Section 11.           No Novation.  By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation of, but rather a supplement to, the terms of the pre-existing indebtedness and related agreements as evidenced by the Credit Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BORROWERS:

TRONOX INCORPORATED
TRONOX LLC
TRONOX PIGMENTS LLC
TRONOX FINANCE LLC

By:	/s/ Timothy Carlson
Name:	Timothy Carlson
Title:	Vice President and Chief Financial Officer

TRONOX US HOLDINGS INC.

By:	/s/ Timothy Carlson
Name:	Timothy Carlson
Title:	Chief Financial Officer

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

AUSTRALIAN BORROWERS

SIGNED, SEALED and DELIVERED by
Edward T. Prosapio
as attorney for
TRONOX LIMITED (ACN 153 348 111)
TRONOX AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 254 274)
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED (ACN 155 120 728)
TRONOX GLOBAL HOLDINGS PTY LIMITED
(ACN 154 691 826)
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 235 304)
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
(ACN 155 254 336)
TRONOX SANDS HOLDINGS PTY LIMITED
(ACN 154 709 332)
TRONOX HOLDINGS (AUSTRALIA) PTY LTD
(ACN 071 040 750)
TRONOX AUSTRALIA PTY LTD
(ACN 009 084 851)
TIO2 CORPORATION PTY LTD
(ACN 009 124 181)
YALGOO MINERALS PTY. LTD.
(ACN 008 948 383)
TIFIC PTY. LTD. (ACN 009 123 451)
TRONOX MINERAL SALES PTY LTD
(ACN 009 344 094)
TRONOX MANAGEMENT PTY LTD
(ACN 009 343 364)
TRONOX WESTERN AUSTRALIA PTY LTD
(ACN 009 331 195)
TRONOX WORLDWIDE PTY LIMITED
(ACN 158 561 061)

) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Edward T. Prosapio

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney under power of attorney dated 15 September 2017 in the presence of:

Julie A. Constantinides
Signature of witness

Julie A. Constantinides
Name of witness (block letters)

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

DUTCH BORROWERS:

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director A

By:	/s/ Anthony Martin Orrell
Name:	Anthony Martin Orrell
Title:	Director B

TRONOX WORLDWIDE PTY LIMITED, acting as Managing Partner of TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX PIGMENTS (NETHERLANDS) B.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX PIGMENTS (HOLLAND) B.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Representative Board Member of Tronox Limited

TRONOX UK LIMITED

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX UK HOLDINGS LIMITED

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX FINANCE PLC

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX INTERNATIONAL HOLDINGS GMBH

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Chairman of the Management Board

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

SIGNED, SEALED and DELIVERED by Edward T. Prosapio as attorney for TRONOX PIGMENTS PTY LIMITED (ACN 052 533 829)	) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Edward T. Prosapio

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney under power of attorney dated 22 February 2019 in the presence of:

/s/ Julie A. Constantinides
Signature of witness

/s/ Julie A. Constantinides
Name of witness (block letters)

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender, Administrative Agent and Collateral Agent

By:	/s/ Peter Schuebler
	Name:	Peter Schuebler
	Title:	Vice President

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Cynthia G. Stannard
	Name:	Cynthia G. Stannard
	Title:	Senior Vice President

CITIBANK, N.A., as Lender

By:	/s/ Christopher Marino
	Name:	Christopher Marino
	Title:	Vice President and Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Josh Rosenthal
	Name:	Josh Rosenthal
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ Brady Bingham
	Name:	Brady Bingham
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as Lender

By:	/s/ Pierre Noriega
	Name:	Pierre Noriega
	Title:	Authorized Signatory

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Kevin Crealese
	Name:	Kevin Crealese
	Title:	Managing Director

[Signature Page to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement]

Annex A

Composite Credit Agreement

[see attached]

Annex A to Consent and Amendment No. 2 to Revolving Syndicated Facility Agreement

~~$550,000,000~~

REVOLVING SYNDICATED FACILITY AGREEMENT

dated as of September 22, 2017,

among

TRONOX US HOLDINGS INC.,
and certain of its Subsidiaries and Affiliates,
as U.S. Borrowers and Guarantors,

TRONOX LIMITED (ACN 153 348 111) and certain of its Subsidiaries, as Australian Borrowers and Guarantors,

TRONOX PIGMENTS (HOLLAND) B.V. and certain of its Affiliates, as Dutch Borrowers and Guarantors,

and

THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Bank, Swingline Lender, Administrative Agent and Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Australian Security Trustee,

BANK OF AMERICA, N.A. and CITIBANK, N.A.,
as Co-Syndication Agents,

GOLDMAN SACHS BANK USA,
as Documentation Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS BANK USA, and BANK OF AMERICA, N.A.,
as Joint Lead Arrangers and Bookmanagers

TABLE OF CONTENTS

Section	Page

ARTICLE I

DEFINITIONS		2

Section 1.01	Defined Terms.	2
Section 1.02	Classification of Loans and Borrowings	~~74~~77
Section 1.03	Terms Generally	~~74~~77
Section 1.04	Accounting Terms; GAAP	~~74~~78
Section 1.05	Resolution of Drafting Ambiguities	~~75~~79
Section 1.06	UCC/PPSA Australia	~~75~~79
Section 1.07	Currency Matters	~~76~~79
Section 1.08	Timing of Payment and Performance	~~76~~80
Section 1.09	Certain Calculations and Tests	~~76~~80
Section 1.10	Certain Dutch Law Matters	~~78~~81

ARTICLE II

THE CREDITS		~~79~~82

Section 2.01	Commitments	~~79~~82
Section 2.02	Loans	~~80~~84
Section 2.03	Borrowing Procedure	~~81~~85
Section 2.04	Evidence of Debt; Repayment of Loans	~~83~~86
Section 2.05	Fees	~~84~~87
Section 2.06	Interest on Loans	~~85~~88
Section 2.07	Termination and Reduction of Commitments	~~85~~89
Section 2.08	Interest Elections	~~86~~89
Section 2.09	[Intentionally Omitted]	~~87~~90
Section 2.10	Optional and Mandatory Prepayments of Loans	~~87~~90
Section 2.11	Alternate Rate of Interest	~~89~~93
Section 2.12	Yield Protection	~~90~~93
Section 2.13	Breakage Payments	~~91~~95
Section 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~92~~95
Section 2.15	Taxes	~~94~~97
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~97~~101
Section 2.17	Swingline Loans	~~98~~102
Section 2.18	Letters of Credit	~~100~~103
Section 2.19	Defaulting Lenders	~~107~~111
Section 2.20	Increase in Commitments	~~109~~112
Section 2.21	Determination of Borrowing Bases	~~111~~114
Section 2.22	Accounts; Cash Management	~~127~~131
Section 2.23	Australian Public Offer	~~129~~133
Section 2.24	Australian Tax Matters	~~131~~134
Section 2.25	Dutch Tax Matters	~~133~~137
Section 2.26	Nature and Extent of Each Borrower’s Liability	~~136~~139

-i-

ARTICLE III

REPRESENTATIONS AND WARRANTIES		~~137~~141

Section 3.01	Organization; Requisite Power and Authority; Qualification	~~137~~141
Section 3.02	Equity Interests and Ownership	~~138~~141
Section 3.03	Due Authorization; Binding Obligation	~~138~~141
Section 3.04	No Conflict; Governmental Consents	~~138~~142
Section 3.05	Financial Statements	~~139~~142
Section 3.06	No Material Adverse Effect	~~139~~143
Section 3.07	Adverse Proceedings, Etc.	~~139~~143
Section 3.08	Taxes	~~139~~143
Section 3.09	Properties	~~140~~143
Section 3.10	Environmental Matters	~~140~~144
Section 3.11	No Defaults	~~141~~145
Section 3.12	Material Contracts	~~142~~145
Section 3.13	Government Regulations	~~142~~145
Section 3.14	Federal Reserve Regulations; Exchange Act.	~~142~~146
Section 3.15	Employee Matters	~~142~~146
Section 3.16	Employee Benefit Plans	~~143~~146
Section 3.17	Certain Fees	~~143~~147
Section 3.18	Solvency	~~144~~147
Section 3.19	Compliance with Statutes, Etc.	~~144~~147
Section 3.20	Disclosure	~~144~~147
Section 3.21	Patriot Act	~~144~~148
Section 3.22	Foreign Assets Control Regulations and Anti-Money Laundering	~~144~~148
Section 3.23	Senior Indebtedness	~~145~~149
Section 3.24	[Intentionally Omitted]	~~145~~149
Section 3.25	Security Matters	~~145~~149
Section 3.26	Certain Dutch Law Matters	~~147~~151
Section 3.27	Certain Australian Law Matters	~~148~~151
Section 3.28	Use of Proceeds	~~148~~151
Section 3.29	Insurance	~~148~~152
Section 3.30	Location of Material Inventory	~~149~~152
Section 3.31	Accuracy of Borrowing Bases	~~149~~152
Section 3.32	Not a Trustee	~~149~~152
Section 3.33	No Immunity	~~149~~152
Section 3.34	[Intentionally omitted]	~~149~~153
Section 3.35	EEA Financial Institution	~~149~~153

ARTICLE IV

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS		~~149~~153

Section 4.01	Conditions to Effectiveness	~~149~~153
Section 4.02	Conditions to All Credit Extensions.	~~153~~157
Section 4.03	Conditions to Initial Credit Extension to an Eligible Subsidiary.	~~154~~158

-ii-

ARTICLE V

AFFIRMATIVE COVENANTS		~~156~~159

Section 5.01	Financial Statements, Reports, etc.	~~156~~159
Section 5.02	Existence	~~160~~164
Section 5.03	Payment of Obligations, Taxes and Claims	~~160~~164
Section 5.04	Maintenance of Properties	~~161~~165
Section 5.05	Insurance	~~161~~165
Section 5.06	Books and Records; Inspections	~~162~~166
Section 5.07	Lenders Meetings	~~162~~166
Section 5.08	Compliance with Laws	~~163~~166
Section 5.09	Environmental	~~163~~167
Section 5.10	Subsidiaries	~~164~~168
Section 5.11	Additional Material Real Estate Assets	~~166~~169
Section 5.12	Further Assurances	~~166~~170
Section 5.13	Cash Management	~~167~~171
Section 5.14	Post-Closing Matters	~~167~~171
Section 5.15	Maintenance of Ratings	~~167~~171
Section 5.16	Centre of Main Interests	~~168~~172
Section 5.17	Use of Proceeds	~~168~~172
Section 5.18	Borrowing Base-Related Reports	~~168~~172
Section 5.19	Borrowing Base Verification; Inventory Appraisals	~~169~~173
Section 5.20	Designation of Subsidiaries	~~169~~173
Section 5.21	PPSA Australia.	~~170~~174
Section 5.22	Australian Financial Assistance and Related Matters	~~170~~174
Section 5.23	MIRE Events	~~171~~175
Section 5.24	Intercompany Loans	175

ARTICLE VI

NEGATIVE COVENANTS		~~171~~175
Section 6.01	Indebtedness	~~171~~175
Section 6.02	Liens	~~175~~179
Section 6.03	No Further Negative Pledges	~~180~~184
Section 6.04	Restricted Junior Payments	~~180~~184
Section 6.05	Restrictions on Subsidiary Distributions	~~183~~188
Section 6.06	Investments	~~184~~188
Section 6.07	Minimum Consolidated Fixed Charge Coverage Ratio	~~186~~190
Section 6.08	Fundamental Changes; Dispositions of Assets	~~186~~190
Section 6.09	Disposal of Subsidiary Interests	~~189~~194
Section 6.10	Sales and Lease Backs	~~190~~194
Section 6.11	Transactions with Affiliates	~~190~~194
Section 6.12	Conduct of Business	~~191~~195
Section 6.13	Permitted Activities of Holdings and Tronox Bahamas.	~~191~~195
Section 6.14	Amendments or Waivers of Organizational Documents and Other Documents	~~192~~197
Section 6.15	Fiscal Year	~~193~~197
Section 6.16	Australian GST Group	~~193~~197

-iii-

Section 6.17	Limitation on Issuance of Capital Stock	~~193~~198
Section 6.18	Dutch Law Matters	~~194~~198
Section 6.19	[Intentionally Omitted]	~~194~~198
Section 6.20	Relationship to Term Loan	~~194~~198

ARTICLE VII

GUARANTEE		~~194~~199

Section 7.01	The Guarantee	~~194~~199
Section 7.02	Obligations Unconditional	~~195~~199
Section 7.03	Reinstatement	~~196~~201
Section 7.04	Subrogation; Subordination	~~196~~201
Section 7.05	Remedies	~~196~~201
Section 7.06	Instrument for the Payment of Money	~~197~~201
Section 7.07	Continuing Guarantee	~~197~~201
Section 7.08	General Limitation on Guarantee Obligations	~~197~~201
Section 7.09	Swiss Guarantee Limitation	~~197~~202
Section 7.10	[Intentionally Omitted].	~~199~~204
Section 7.11	Release of Guarantors	~~199~~204
Section 7.12	Right of Contribution	~~200~~204
Section 7.13	Keepwell	~~200~~204

ARTICLE VIII

EVENTS OF DEFAULT		~~200~~205
Section 8.01	Events of Default	~~200~~205
Section 8.02	Application of Proceeds	~~203~~207
Section 8.03	Clean-Up	~~204~~208

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~204~~209

Section 9.01	Appointment and Authority	~~204~~209
Section 9.02	Rights as a Lender	~~205~~209
Section 9.03	Exculpatory Provisions	~~205~~210
Section 9.04	Reliance by Agent	~~206~~211
Section 9.05	Delegation of Duties	~~206~~211
Section 9.06	Resignation of Agent	~~207~~211
Section 9.07	Non-Reliance on Agent and Other Lenders	~~208~~212
Section 9.08	Withholding Tax	~~208~~213
Section 9.09	No Other Duties, etc.	~~209~~213
Section 9.10	Enforcement	~~209~~213
Section 9.11	Lien Releases	~~209~~214
Section 9.12	Australian Security Trustee	~~209~~214
Section 9.13	Collateral Agent Acting as Security Trustee	~~211~~216

-iv-

ARTICLE X

MISCELLANEOUS		~~215~~219

Section 10.01	Notices	~~215~~219
Section 10.02	Waivers; Amendment	~~218~~222
Section 10.03	Expenses; Indemnity; Damage Waiver	~~222~~226
Section 10.04	Successors and Assigns	~~224~~228
Section 10.05	Survival of Agreement	~~227~~232
Section 10.06	Counterparts; Integration; Effectiveness	~~227~~232
Section 10.07	Severability	~~228~~232
Section 10.08	Right of Setoff	~~228~~232
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process.	~~228~~233
Section 10.10	Waiver of Jury Trial	~~229~~234
Section 10.11	Headings.	~~229~~234
Section 10.12	Treatment of Certain Information; Confidentiality.	~~229~~234
Section 10.13	USA PATRIOT Act Notice and Customer Verification	~~230~~235
Section 10.14	Interest Rate Limitation	~~231~~235
Section 10.15	[Intentionally Omitted]	~~231~~236
Section 10.16	Obligations Absolute	~~231~~236
Section 10.17	Dollar Equivalent Calculations	~~232~~236
Section 10.18	Judgment Currency	~~232~~237
Section 10.19	Special Provisions Relating to Currencies Other Than Dollars	~~233~~237
Section 10.20	Australian Code of Banking Practice	~~233~~238
Section 10.21	Contracting out of PPSA Australia Provisions	~~233~~238
Section 10.22	Parallel Debt	~~234~~238
Section 10.23	Intercompany Indebtedness	~~234~~239
Section 10.24	Certain Undertakings with Respect to Securitization Subsidiaries	~~235~~240
Section 10.25	Designation of Guarantors	~~236~~240
Section 10.26	No Fiduciary Relationship	~~236~~240
Section 10.27	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~236~~241

-v-

ANNEXES

Annex I	Applicable Margin

SCHEDULES

Schedule I	Agreed Security Principles
Schedule II	Commitments
Schedule 1.01(a)	[Intentionally Omitted]
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Products
Schedule 1.01(d)	[Intentionally Omitted]
Schedule 1.01(e)	Direct Competitors
Schedule 1.01(f)	Freight Forwarders
Schedule 1.01(g)	[Intentionally Omitted]
Schedule 1.01(h)	Eligible Multinational Account Debtors
Schedule 1.01(i)	Top 20 Customers
Schedule 2.18	Existing Letters of Credit
Schedule 2.22(b)	Controlled Accounts
Schedule 3.02	Equity Interests, Ownership and Jurisdictions
Schedule 3.09	Real Estate Assets
Schedule 3.10	Environmental Matters
Schedule 3.12(a)	Material Contracts
Schedule 3.12(b)	Exceptions to Material Contracts Being in Full Force; Material
Defaults under Material Contracts
Schedule 3.17	Certain Fees
Schedule 3.25	Mortgage Recording Offices
Schedule 3.29	Insurance
Schedule 3.30	Location of Material Inventory
Schedule 4.01(g)	Capital Structure
Schedule 4.01(h)	Local Counsel
Schedule 5.14	Post-Closing Matters
Schedule 6.01(i)	Certain Indebtedness
Schedule 6.01(p)	Certain Letters of Credit
Schedule 6.02(l)	Certain Liens
Schedule 6.03	Certain Negative Pledges
Schedule 6.05	Certain Restrictions on Subsidiary Distributions
Schedule 6.06(i)	Certain Investments as of the Closing Date
Schedule 6.08	Certain Asset Sales
Schedule 6.11	Certain Affiliate Transactions

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
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Exhibit G	Form of Landlord Access Agreement
Exhibit H	[Intentionally Omitted]
Exhibit I	[Intentionally Omitted]
Exhibit K-1	Form of Revolving Note
Exhibit K-2	Form of Swingline Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M	[Intentionally Omitted]
Exhibit N	[Intentionally Omitted]
Exhibit O	Form of Solvency Certificate
Exhibit P	[Intentionally Omitted]
Exhibit Q	Form of Non-Bank Certificate
Exhibit R	[Intentionally Omitted]
Exhibit S	Form of Borrowing Base Certificate
Exhibit T	UK Borrower Terms and Conditions

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REVOLVING SYNDICATED FACILITY AGREEMENT

This REVOLVING SYNDICATED FACILITY AGREEMENT (this “Agreement”) dated as of September 22, 2017, among TRONOX US HOLDINGS INC., a Delaware corporation and certain of its Subsidiaries and Affiliates party hereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“~~Holdings~~Tronox Limited”) and certain of its Subsidiaries party hereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”), TRONOX PIGMENTS (HOLLAND) B.V., a private company with limited liability under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Rozenburg, Zuid-Holland, the Netherlands, having its registered office address at Professor Gerbrandyweg 2 (3197 KK) Botlek Rotterdam, the Netherlands, registered with the Dutch trade register of the chamber of commerce under number 24179173, and certain of its Affiliates party hereto, as Dutch Borrowers and Guarantors (collectively, the “Initial Dutch Borrowers”; and together with the Initial U.S. Borrowers and the Initial Australian Borrowers and any Additional Co-Borrowers who become party hereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as issuing bank (in such capacity, the “Issuing Bank”), as swingline lender (in such capacity, the “Swingline Lender”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Australian security trustee (in such capacity, the “Australian Security Trustee”), BANK OF AMERICA, N.A. and CITIBANK, N.A., as co-syndication agents (the “Syndication Agents”), GOLDMAN SACHS BANK USA, as documentation agent (the “Documentation Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION,  CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK USA,  and BANK OF AMERICA, N.A., as joint lead arrangers and bookmanagers (in such capacity, collectively the “Arrangers”, and each individually, an “Arranger”).

WITNESSETH:

WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $550,000,000.

WHEREAS, the Borrowers have requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of 10% of the aggregate Revolving Commitments.

WHEREAS, the Borrowers have requested the Issuing Bank to issue letters of credit as provided in this Agreement.

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrowers hereunder subject to the terms hereof and as set forth in the other Loan Documents and each of the Borrowers and each of the Guarantors have agreed to secure all of their respective Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, (a) first priority liens on all Revolving Loan Priority Collateral and (b) second priority liens in the Term Loan Priority Collateral, in each case subject to exceptions as permitted by the terms of the Loan Documents.

WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.28.

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“2017 GAAP Leases” shall have the meaning assigned to such term in Section 1.04.

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan or U.S. Swingline Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Accession Conditions” shall mean the following:

(a) The Administrative Agent shall have received from each of Tronox Holdings and Tronox Intermediate Holdings a joinder to this Agreement pursuant to which each such entity expressly agrees to become a party to this Agreement and to perform all obligations of “Holdings” (in the case of Tronox Holdings) and a “Holding Company” under this Agreement and the other Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent;

(b) The Administrative Agent shall have received a written opinion of (A) Willkie Farr & Gallagher LLP, as special counsel for Tronox Holdings and Tronox Intermediate Holdings, (B) Norton Rose Fulbright LLP, U.K. counsel for the Administrative Agent, and (C) Norton Rose Fulbright Australia, Australian counsel for the Administrative Agent, in each case, dated as of the Accession Date and in form and substance reasonably satisfactory to the Administrative Agent;

(c) The Administrative Agent shall have received a certificate of each of Tronox Holdings and Tronox Intermediate Holdings, dated the Accession Date, including or attaching a copy of (i) each Organizational Document of each such entity, (ii) a specimen signature of the Responsible Officers of each such entity executing the Loan Documents to which it is a party, (iii) the relevant corporate resolutions (including the resolutions of the Board of Directors) and, in the case of Tronox Intermediate Holdings, shareholder resolutions approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Accession Date by a Responsible Officer as being in full force and effect without modification or amendment and (iv) in the case of Tronox Intermediate Holdings, (x) a certificate certifying that no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of its shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of each such entity, which is certified by a Responsible Officer of such entity to be correct, complete and not amended or superseded as at a date no earlier than the Accession Date, or (y) a certificate of each such entity certifying that it is not required to comply with Part 21A of the Companies Act 2006;

(d) The Administrative Agent shall have received from each of Tronox Holdings and Tronox Intermediate Holdings (i) a Security Accession Deed, duly executed and delivered on behalf of such entity, in respect of the English law governed debenture dated as of September 22, 2017 entered into by the UK Loan Parties as Chargors and Tronox Limited and Tronox Global Holdings Pty Limited in favor of the Collateral Agent, (ii) a Debtor Accession Deed as Debtor and Holdings (as applicable) and a Creditor Accession Undertaking, each duly executed and delivered on behalf of such entity, in respect of the Intercompany Intercreditor Agreement, dated as of October 6, 2017, among, inter alios, the Collateral Agent, the Administrative Agent, and the other Creditors and the Debtors (each as defined therein), (iii) an executed joinder to the Intercreditor Agreement in substantially the form attached as an exhibit thereto, (iv) an executed joinder to the Intercompany Note in form and substance reasonably satisfactory to the Administrative Agent, (v) an Australian-law governed Specific Security Deed entered into by Tronox Intermediate Holdings in respect of its shares in Tronox Limited in favor of the Australian Security Trustee, and (vi) in connection with the transfer of the Equity Interests in Tronox Pigments Holland B.V. from Tronox Limited to Tronox Intermediate Holdings, (x) a Dutch-law governed transfer of contract agreement among Tronox Limited as transferor, Tronox Intermediate Holdings as transferee, and the Administrative Agent, the Collateral Agent, the Term Loan Agent and Tronox Pigments Holland B.V. as counterparties, and (y) a Dutch-law governed deed of pledge of future shares among Tronox Intermediate Holdings as pledgor, the Term Loan Agent as pledgee, and Tronox Pigments Holland B.V. as company;

(e) All outstanding Equity Interests in Tronox Intermediate Holdings and Tronox Limited shall have been pledged pursuant to the Security Documents (including Tronox Intermediate Holdings entering into an Australian-law governed Specific Security Deed in respect of its shares in Tronox Limited);

(f) The Administrative Agent shall have received at least two Business Days prior to the Accession Date all documentation and other information about Tronox Holdings and Tronox Intermediate Holdings as shall have been reasonably requested in writing by the Administrative Agent or any Lender (through the Administrative Agent), to the extent such reasonable notice has been provided to Tronox Holdings and Tronox Intermediate Holdings, that the Administrative Agent or such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(g) The organizational structure of Holdings and its Subsidiaries shall be received by the Administrative Agent on or prior to the Accession Date;

(h) On and after giving effect to the occurrence of the Accession Date, the representations and warranties of each of Tronox Holdings and Tronox Intermediate Holdings set forth in Sections 3.01, 3.03, 3.04, 3.13, 3.19, 3.25, and 3.35 (in each case, solely with respect to itself and with any references to “Loan Documents” therein to include the Accession Documents) shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Accession Date or on such earlier date, as the case may be; and

(i) At the time of and immediately after the Accession Date, no Default or Event of Default shall have occurred and be continuing. The occurrence of the Accession Date shall be deemed to constitute a representation and warranty by Tronox Holdings and Tronox Intermediate Holdings (and the Administrative Borrower, solely with respect to this clause (i)) on the Accession Date as to the matters specified in clauses (h) and (i) of this definition.

“Accession Date” shall mean the date upon which all of the Accession Conditions are satisfied.

“Accession Documents” means the documents required to be delivered by Tronox Holdings and Tronox Intermediate Holdings pursuant to clauses (a) and (d) of the definition of “Accession Conditions”.

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, as applicable, and includes registered claims (vorderingen op naam) within the meaning of the Dutch Civil Code, in each case, in which any Person now or hereafter has rights.

“Accounts Advance Rate” shall mean (i) during a Seasonal Period, 90%, and (ii) otherwise, 85%.

“Acquired EBITDA” shall mean, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated Adjusted EBITDA of such Pro Forma Entity (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated Adjusted EBITDA” (and in the component financial definitions used therein) were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”

“Acquisition Transaction” means the purchase or other acquisition, by merger, consolidation or otherwise, by Holdings or any Restricted Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase Holdings’ or any Restricted Subsidiary’s respective equity ownership in any joint venture to an amount in excess of the majority of the outstanding Equity Interests of such joint venture).

“Activation Notice” shall have the meaning assigned to such term in Section 2.22.

“Additional Co-Borrower” shall mean any Eligible Subsidiary (including an Eligible Subsidiary formed or acquired in connection with a Permitted Acquisition or other permitted Investment), which is either (I) a Cristal Acquired Subsidiary or (II) (a) has satisfied each of the each of the conditions precedent set forth Section 4.03; (b) is able to prepare all collateral reports in a comparable manner to the Borrowers’ reporting procedures on the date such Subsidiary becomes an Additional Co-Borrower and to the extent required to establish a borrowing base in its jurisdiction; (c) is not party to a Permitted Securitization; (d) to the extent not already a Loan Party, has executed and delivered to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and such joinder agreements to this Agreement, contribution and set-off agreements and other Security Documents consistent with the Security Documents delivered by existing Borrowers as the Administrative Agent and the Collateral Agent (and the Australian Security Trustee, if applicable) have reasonably requested and so long as each of the Administrative Agent and the Collateral Agent (and the Australian Security Trustee, if applicable) have received all UCC (or its foreign equivalent) search results necessary to confirm the Collateral Agent’s First Priority Lien on all of such Additional Co-Borrower’s personal property, subject to Permitted Liens; and (e) has delivered all information required under Section 10.13 and as to which the Administrative Agent has completed all vetting and similar procedures pursuant to Requirements of Law and bank policy; provided that, prior to permitting such Subsidiary to initially borrow any Revolving Loans or obtain the initial issuance of any Letters of Credit hereunder (i) such Additional Co-Borrower shall have delivered a Borrowing Base Certificate dated no earlier than twenty-five (25) days prior to the date such assets are first included in the Borrowing Base and (ii) the Administrative Agent, in its discretion, shall have the reasonable right prior to the date such assets are first included in the Borrowing Base to conduct Collateral field audits and Inventory Appraisals with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Administrative Agent and at the sole expense of such Subsidiary.

“Additional Incremental Class” shall have the meaning assigned to such term in Section 2.20(a).

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article X.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

~~“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of~~ Exhibit A~~.~~

“Administrative Borrower” shall mean ~~Holdings~~Tronox Limited, or any successor entity serving in that role pursuant to Section 2.03(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

 “Adverse Proceeding” shall mean any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any Borrower, threatened in writing against or affecting Holdings or any of its Restricted Subsidiaries or any property of Holdings or any of its Restricted Subsidiaries.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 25% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Agreed Security Principles” means those certain agreed security principles set out in Schedule I hereto, solely with respect to (i) Loan Parties that are not U.S. Loan Parties, and (ii) assets and properties located outside of the United States or any political subdivision thereof.

“Aggregate Borrowing Base” shall mean the sum of (a) the Australian Borrowing Base; plus (b) the Dutch Borrowing Base; plus (c) the U.S. Borrowing Base plus (d) Qualified Cash.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alkali Sale” shall mean the sale by certain of ~~Holdings~~Tronox Limited and its Subsidiaries of their alkali chemicals business to Genesis Energy consummated on September 1, 2017.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day; (b) the Federal Funds Effective Rate in effect on such day plus 0.50%; and (c) the LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Amendment No. 2” shall mean Amendment No. 2 to Revolving Syndicated Facility Agreement, dated as of March 22, 2019, by and among the Loan Parties, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” shall have the meaning set forth in Amendment No. 2.

“Anti-Corruption Laws” means laws, regulations, or orders relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010; and applicable laws, regulations, or orders enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions and the UN Convention against Corruption.

“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), Executive Order 13224 (effective September 24, 2001), the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and, in the UK, the Money Laundering Regulations 2007, Proceeds of Crime Act 2002 and Terrorism Act 2000.

“Applicable Fee” shall mean (a) 0.375% at any time when the Revolving Exposure is less than or equal to 30% of the aggregate Revolving Commitments; and (b) 0.25% at any time when the Revolving Exposure is greater than 30% of the aggregate Revolving Commitments.

“Applicable Margin” shall mean, for any day, with respect to any Revolving Loan the applicable percentage set forth in Annex I under the appropriate caption.

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender’s Loans and Commitments.

“Appointee” shall have the meaning assigned to such term in Section 9.13(c).

“Approved Currency” shall mean each of dollars and euros; provided that, with respect to Letters of Credit issued hereunder, Approved Currencies also include Australian Dollars, New Zealand Dollars and Sterling.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall have the meaning assigned to such term in the preamble hereto.

“ASIC” means the Australian Securities and Investments Commission.

“Asset Sale” shall mean a sale, lease or sub lease (as lessor or sublessor), Sale and Leaseback Transaction, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, or any issuance or sale of any Equity Interests of any Restricted Subsidiary of Holdings to, any Person (other than (a) among Borrowers, (b) any Borrower and any Guarantor, (c) among Guarantors, (d) by a non-Loan Party to a Loan Party, (e) among non-Loan Parties or (f) to any Restricted Subsidiary; provided that in the case of this clause (f) to a non-Loan Party, (1) such Asset Sale is for Fair Market Value, (2) and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party, which Investment is permitted hereunder, (3) if such Asset Sale includes Revolving Loan Priority Collateral, then (x) as of the making of such Asset Sale and after giving effect thereto on a Pro Forma Basis, the Payment Conditions shall be satisfied, and (y) not less than five (5) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) prior to the consummation of such Asset Sale, Administrative Borrower shall have delivered to Administrative Agent an updated Borrowing Base Certificate giving Pro Forma Effect to such Asset Sale), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any of Holdings’ Restricted Subsidiaries, other than (i) inventory (or other assets) sold, conveyed, transferred, assigned, disposed of, leased or licensed out in the ordinary course of business (excluding any sales, conveyances, transfers, assignments, dispositions, leases or licenses out by operations or divisions discontinued or being discontinued); (ii) non-exclusive licenses of Intellectual Property in the ordinary course of business; (iii) the disposition of cash and Cash Equivalents in the ordinary course of business; (iv) except for purposes of Section 6.03, sales, leases, sub-leases, Sale and Leaseback Transactions, assignments, conveyances, exclusive licenses, transfers or other dispositions for consideration of less than $5,000,000 with respect to any transaction or series of related transactions and less than $15,000,000 in the aggregate during any Fiscal Year; (v) the sales of Accounts arising in the ordinary course of business to the Bahamas Receivables Purchaser pursuant to the Bahamas Receivables Purchase Agreement; (vi) sales and other dispositions to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (y) an amount equal to the net cash proceeds of such sales and other dispositions are promptly applied to the purchase price of such replacement property; provided, that in the case of clause (vi)(y), in the event such sale and other disposition includes Revolving Priority Collateral, as of the making of such sales and other dispositions and after giving effect thereto on a Pro Forma Basis, the Payment Conditions shall be satisfied; and (vii) issuance of Equity Interests of Holdings to the extent permitted by Section 6.17.  For the avoidance of doubt, a grant or pledge of a security interest or a collateral assignment shall not constitute an Asset Sale.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Associate” has the meaning assigned to such term in section 128F(9) of the Australian Tax Act.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrowers’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Australia” shall mean the Commonwealth of Australia.

“Australian Controlled Accounts” shall mean all Controlled Accounts maintained by an Australian Borrower.

“Australian Borrowers” shall mean, collectively, (a) the Initial Australian Borrowers; and (b) any Additional Co-Borrower incorporated or organized under the laws of Australia that becomes a party hereto after the date hereof.

“Australian Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum (expressed in dollars, based on the Dollar Equivalent thereof) of, without duplication, the lesser of:

(a)         (i)          the book value of the Australian Eligible Accounts multiplied by the Accounts Advance Rate; plus

(ii)          the lesser of, (A) the Inventory Cost Advance Rate multiplied by the Cost of the Australian Eligible Inventory and (B) the Inventory Recovery Advance Rate multiplied by the Net Recovery Cost Percentage multiplied by the Cost of the Australian Eligible Inventory; minus

(iii)          any Australian Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion; and

(b)          40% of the aggregate Revolving Commitments in effect at such time.

Notwithstanding anything to the contrary, the aggregate of the Dutch Borrowing Base and the Australian Borrowing Base shall not exceed 40% of the aggregate Revolving Commitments in effect at such time.

The Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the Australian Borrowing Base.

“Australian Dollars” shall mean the lawful currency of Australia.

“Australian Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(a).

“Australian Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(d).

“Australian General Security Deed” shall mean collectively, (a) the General Security Deed dated on or after the Closing Date among the Loan Parties party thereto and the Australian Security Trustee; and (b) one or more other Australian General Security Deeds dated on or after the Closing Date among the Loan Parties party thereto and the Collateral Agent or the Australian Security Trustee that secure obligations under the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian GST Act” shall mean the Australian A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Australian GST Group” shall mean a GST Group as defined in Australian GST Act.

“Australian Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed in Australia.

“Australian Pension Plan” shall mean any regulated superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth)) contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees or former employees.

“Australian Priority Payables Reserve” shall mean on any date of determination, a reserve in an amount as the Administrative Agent may determine in its Permitted Discretion up to the amounts secured by any rights (whether imposed under a statute of Australia or any state or territory of Australia), Liens, choate or inchoate, which rank or are capable of ranking in priority to the Collateral Agent’s, Australian Security Trustee’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent’s or the Australian Security Trustee’s Liens including, without limitation, to the extent applicable by operation of law, any such amounts due and not paid for wages, superannuation contributions, superannuation guarantee charges, leave of absence, injury compensation and retrenchment payments that would have priority in an external administration as specified in Part 5.6 of the Corporations Act, and any claims that have priority under the PPSA Australia.

“Australian Reserves” shall mean the sum (without duplication) of the Australian Priority Payables Reserve and such additional reserves pertaining to the Australian Borrowers, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial Australian Reserves, if any, shall be as set forth on the Borrowing Base Certificate delivered for purposes of the Closing Date.

“Australian Resident Borrower” shall mean each of the Australian Borrowers and Tronox Finance LLC, Tronox Pigments Ltd, Tronox Pigments LLC, Tronox Holdings Europe, Tronox Holdings Coöperatief  and Tronox Pigments Netherlands B.V.

“Australian Resident Loan Party” shall mean each of the Australian Loan Parties and Tronox Finance LLC, Tronox Pigments Ltd, Tronox Pigments LLC, Tronox Holdings Europe, Tronox Holdings Coöperatief and Tronox Pigments Netherlands B.V., but does not include Holdings.

“Australian Revolving Loan” shall mean a Loan made by the Lenders to an Australian Borrower pursuant to Section 2.01(a). Each Australian Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Australian Security Agreements” shall mean, collectively, (a) the Australian Security Trust Deed; (b) each Australian General Security Deed; (c) the Australian Specific Security Deed; and (d) each pledge or security agreement between or among any Loan Party incorporated or organized under the laws of the Commonwealth of Australia or any province or territory thereof and the Collateral Agent or the Australian Security Trustee, in each case that secure obligations under the Loan Documents.

“Australian Security Trust” shall mean the trust established under the Australian Security Trust Deed.

“Australian Security Trust Deed” shall mean that certain Australian Security Trust Deed dated on or after the Closing Date, executed as a deed poll by the Australian Security Trustee.

“Australian Security Trustee” shall mean Wells Fargo Bank, National Association or any successor security trustee appointed in accordance with this Agreement.

“Australian Specific Security Deed” means each Australian law Specific Security Deed (if any) among the Loan Parties party thereto and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian Subsidiary” shall mean each Australian Loan Party and each other Subsidiary of Holdings incorporated, organized or otherwise formed in Australia.

 “Australian Tax Act” shall mean the Australian Income Tax Assessment Act 1936 (Cth) or the Australian Income Tax Assessment Act 1997 (Cth) (as applicable).

“Available Cash” shall mean, as of any date of determination, the aggregate amount of (x) unrestricted cash and Cash Equivalents owned by Holdings and the Restricted Subsidiaries (excluding any Securitization Subsidiary), as reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP but without giving Pro Forma Effect to the receipt of the proceeds of any Indebtedness that is incurred on such date and (y) cash and Cash Equivalents restricted in favor of the Collateral Agent and the Term Loan Agent (which may also include cash and Cash Equivalents securing other Indebtedness permitted hereunder that is secured by a Lien on the Collateral in favor of the Collateral Agent, the Term Loan Agent or any Senior Representative and Liens permitted pursuant to Section 6.02).

“Average Daily Borrowing Availability” shall mean, for any period, the average of the respective Borrowing Availability amounts as at the end of each day during such period.

“Bahamas Receivables Purchase Agreement” shall mean that certain Non-Recourse Receivables Purchase Agreement, dated January 18, 2012 (as amended, restated, supplemented and / or modified and in effect as of the Closing Date), or any replacement receivables purchase agreement or similar form of agreement between Tronox Bahamas, as seller, and the Bahamas Receivables Purchaser, in such form as may be acceptable to the parties thereto and the Administrative Agent.

“Bahamas Receivables Purchaser” shall mean the purchaser under the Bahamas Receivables Purchase Agreement, which shall be a U.S. Borrower, an Australian Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower, and which, on the Closing Date, is Tronox Pigments LLC.

“Bahamian Receivables Conditions” shall mean the following conditions:

(a)          execution and delivery of the Bahamas Receivables Purchase Agreement and related documentation, each in form and substance reasonably satisfactory to the Administrative Agent;

(b)          delivery of (i) legal opinions with respect to the Bahamas Receivables Purchase Agreement (which shall provide an opinion that the sale of the receivables, having been made for good and valuable consideration, will be absolute and creditors, trustees, receivers, administrators or any other similar person under any Debtor Relief Law would not have any claim to such receivables or the Proceeds thereof in any insolvency or similar proceeding under any Debtor Relief Law involving the seller, subject to any fraudulent preference or fraudulent disposition); (ii) evidence that there are no stamp taxes payable in connection with the transactions contemplated as part of the Bahamas Receivables Purchase Agreement (which evidence may be in the form of a legal opinion) or evidence that if there are stamp taxes payable in connection with the transactions contemplated as part of the Bahamas Receivables Purchase Agreement), such stamp taxes have been paid or arrangements for payment satisfactory to the Administrative Agent have been made; and (iii) all Security Documents executed by the Bahamas Receivables Purchaser and certificates, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Australian Security Trustee;

(c)          (i) all Accounts relating to the sale of Inventory produced or owned by an Australian Loan Party (including any Accounts arising from “flash sales” or other on-selling arrangements with third party customers) are owned by an Australian Borrower, a U.S. Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower (other than Accounts owned by Tronox Bahamas) and are subject to a perfected, First Priority Lien in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents in form and substance reasonably satisfactory to the Collateral Agent and the Australian Security Trustee; and (ii) the Account Debtors with respect to such Accounts make all payments on such Accounts to a bank account owned by an Australian Borrower, a U.S. Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower and subject to a perfected, First Priority Lien in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents (including Control Agreements) in form and substance reasonably satisfactory to the Administrative Agent;

(d)          (i) all Account Debtors with respect to Accounts originally owned by Tronox Bahamas (and sold to the Bahamas Receivables Purchaser) relating to the sale of Inventory acquired directly or indirectly from any Australian Loan Party make all payments on such Accounts to an account owned by Tronox Bahamas in its capacity as servicer; and (ii) all Proceeds in such accounts are swept on a daily basis to a bank account owned by the Bahamas Receivables Purchaser and subject to a perfected security interest and continuing agreement in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents (including Control Agreements) in form and substance reasonably satisfactory to the Agents; and

(e)          the Bahamas Receivables Purchase Agreement or a notice filing in respect thereof shall be filed with such Governmental Authority or at such filing office in the Bahamas as is necessary or desirable in the opinion of the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bailee Letter” shall mean a bailee letter of any bailee in possession of any assets of any Loan Party in form and substance reasonably satisfactory to the Administrative Agent.

“Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Blocked Borrower” shall Tronox Blocked Borrower LLC, a Delaware limited liability company.

“Blocked Term Facility Account” shall have the meaning assigned to the term “Blocked Borrower Account” in, and shall be subject to the terms and conditions of, the Intercreditor Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person; (b) in the case of any limited liability company, the board of managers of such Person and, in respect of a Person organized under the laws of the Netherlands, the managing board (bestuur) and/or the supervisory board (raad van commissarissen), as applicable; (c) in the case of any partnership (other than any limited liability partnership), the Board of Directors of the general partner of such Person; and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble hereto.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Availability” shall mean at any time (I) the lesser of (a) the Aggregate Borrowing Base at such time; and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less (II) the aggregate Revolving Exposure of all Lenders at such time.

“Borrowing Base” shall mean, as the context may require, the Aggregate Borrowing Base, the U.S. Borrowing Base, the Australian Borrowing Base and/or the Dutch Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate signed by a Financial Officer of the Administrative Borrower delivered to the Administrative Agent, substantially in the form of, and containing the information prescribed by Exhibit S, setting forth the Borrowers’ calculation of the Australian Borrowing Base, the Dutch Borrowing Base, the U.S. Borrowing Base and the Aggregate Borrowing Base.

“Borrowing Request” shall mean a request by the Administrative Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with (a) a Eurodollar Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) a Euro Denominated Loan, the term “Business Day” shall also exclude any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not operating (as determined in good faith by the Administrative Agent).

“Canadian Dollars” shall mean the lawful currency of Canada.

“Capital Lease Obligations” of any Person shall mean an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Closing Date.

“Cash Dominion Period” shall mean, any period (i) commencing on the date that (A) a Specified Event of Default shall have occurred and be continuing or (B) the Borrowing Availability for five (5) consecutive Business Days shall be less than the greater of (x) $~~40,000,000~~30,000,000 and (y) 12.5% of the ~~aggregate Revolving Commitments in effect~~Aggregate Borrowing Base at such time; and (ii) continuing until, during the preceding 30 consecutive days, no Specified Event of Default has existed on any day and the Borrowing Availability has at all times been greater than the greater of (A) $~~40,000,000~~30,000,000 and (B) 12.5% of the ~~aggregate Revolving Commitments in effect~~Aggregate Borrowing Base at such time.

“Cash Equivalents”  shall mean, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than six months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances (or, in the case of Non-U.S. Entities, the foreign equivalent thereof) maturing within six months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 (or, in the case of a Non-U.S. Entity that is incorporated in Australia, issued or accepted by any Lender or commercial bank incorporated in Australia or authorised deposit-taking institution (as defined in the Banking Act 1959 (Cth)) and which has a rating of at least A-1 from S&P or at least P-1 from Moody’s); (e) demand deposit accounts holding cash, (f) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $3.0 billion, and (iii) has the highest rating obtainable from either S&P or Moody’s and (g) other short-term investments of a type analogous to the foregoing utilized by Non-U.S. Entities; provided, that, in the case of any Investment by a Non-U.S. Entity, “Cash Equivalents” shall also include: (w) direct obligations of the sovereign nation (or any agency thereof) in which such Non-U.S. Entity is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (x) investments of the type and maturity described in clauses (a) through (f) above of obligors that are Non-U.S. Entities, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (y) repurchase obligations of any Affiliate of an Arranger or any commercial bank (or any Affiliate thereof) satisfying the requirements of clause (d) above, in each case having a term of not more than six months; and (z) other Investments consistent with the cash investment policy of Holdings, as such cash investment policy is in effect on the Closing Date.

“Cash Management Obligations” means (a) obligations in respect of any treasury management services, overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit, commercial credit card, debit card, stored value card or purchase card programs and similar arrangements.

“Cash Management System” shall have the meaning assigned to such term in Section 2.22.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any material property of Holdings or any of its Restricted Subsidiaries. For the avoidance of doubt, “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

A “Change in Control” shall be deemed to have occurred if:

(a)          at any time after the date hereof, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than (x) Exxaro or (y) Cristal or any of and their respective Affiliates (a) shall have acquired beneficial ownership or control of more than 50% on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Holdings; (ii) Holdings ~~(or, in the event a Top Hat Transaction has been consummated, a Parent Entity of Holdings)~~ shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of ~~the Borrower~~each Loan Party (except as expressly permitted under this Agreement); or (iii) the majority of the seats (other than vacant seats) on the Board of Directors of Holdings ~~(or, in the event a Top Hat Transaction is consummated, a Parent Entity of Holdings)~~ cease to be occupied by Persons who either (a) were members of the Board of Directors of ~~Holdings~~Tronox Limited on the Closing Date or (b) were nominated for election by the Board of Directors of ~~Holdings~~Tronox Limited, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

(b)          there shall  have occurred a “change in control” (or corresponding definition) under the Senior Unsecured 2022 Notes, the New Notes, the Term Loan Agreement or any other agreement with respect to Material Indebtedness of ~~Holdings~~any Holding Company or other Loan Party.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan”.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the PPSA Australia or the UCC as in effect on the date hereof in the State of New York, as applicable, in which any Person now or hereafter has rights.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20, of which such Loan, Borrowing or Commitment shall be a part.

“Clean-Up Period” shall have the meaning assigned to such term in Section 8.03.

“Closing Date” shall mean the date on which the conditions set forth in Article IV of this Agreement are satisfied and the agreement becomes effective pursuant to the provisions of Section 10.06, such date being September 22, 2017.

“Closing Date Refinancing” means, collectively, (i) the repayment, redemption, repurchase or other discharge of the Indebtedness evidenced by the Existing Credit Agreement, the Senior Unsecured 2020 Notes and the Term Loan Agreement (as such term is defined in the Existing Credit Agreement), each in accordance with payoff letters reasonably satisfactory to the Administrative Agent, and (ii) the termination of all commitments to extend credit in respect of the Indebtedness described in the foregoing clause (i) and (iii) the termination and release of any security interests and guarantees in connection therewith, in each case pursuant to documentation reasonably satisfactory to the Administrative Agent.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collection Account” shall have the meaning assigned to such term in Section 2.22.

“COMI” means the centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation).

“Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by the Borrowers or any of their respective Subsidiaries in the ordinary course of their businesses.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Swingline Commitment, and any adjustment to such Lender’s Revolving Commitment pursuant to the provisions set forth in Section 2.20.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies” shall mean Holdings and its Restricted Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum used in the primary syndication of the credit facilities provided for in this Agreement.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)          without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)          total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii)          provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations,

(iii)          depreciation, depletion and amortization (including  amortization of deferred financing fees or costs (including original issue discount)),

(iv)          other non-cash charges  (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Holdings may determine not to add back such non-cash charge in the current period or (B) to the extent Holdings decides to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period,

(v)          [intentionally omitted],

(vi)        losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing,

(vii)          cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Adjusted EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c) below for any previous period and not added back,

(viii)        (A) any costs or expenses incurred or paid by Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or long term incentive plan or agreement, any severance agreement or any stock subscription or shareholder agreement, and (B) any charge in connection with the rollover, acceleration or payout of equity interests held by management and members of the board of Holdings (or any direct or indirect parent thereof), in each case under this clause (B), to the extent any such cash charge is funded with net cash proceeds contributed to Holdings as a capital contribution or as a result of net cash proceeds of an issuance of Equity Interests (other than Disqualified Capital Stock, any “specified equity contribution” or any “excluded contribution” (other than any such excluded contribution designated for such purpose)) of Holdings,

(ix)          any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,

(x)            charges attributable to, and payments of, legal settlements, fines, judgments or orders,

(xi)          to the extent deducted in the calculation of Consolidated Net Income, earn-out obligation expense incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which is paid or accrued during the applicable period,

(xii)          to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as Holdings in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent such proceeds are not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such fiscal quarters)),

(xiii)       the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party,

(xiv)        charges, expenses or losses incurred in connection with any Tax Restructuring (in each case, whether or not consummated), and

(xv)        charges relating to the sale of products in new locations, including, without limitation, start-up costs, initial testing and registration costs in new markets, the cost of feasibility studies, travel costs for employees engaged in activities relating to any or all of the foregoing and the allocation of general and administrative support in connection with any or all of the foregoing plus

(b)          without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions, the Cristal Acquisition and any restructuring, cost saving initiative or other initiative that are projected by Holdings in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated on or prior to the date that is eight fiscal quarters after the end of the relevant Test Period or, in the case of the Transactions, the Closing Date (including restructuring and integration charges) (which cost savings shall be added to Consolidated Adjusted EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit during the eight fiscal quarter period referred to above that is associated with the relevant action); provided that (A) such cost savings are factually supportable and reasonably identifiable and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above or are excluded from Consolidated Net Income pursuant to clause (a) of the definition thereof; less

(c)          without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)          (i)          non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated Adjusted EBITDA in any prior period),

(ii)          the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Restricted Subsidiary that is not a wholly-owned subsidiary added to and not deducted in such period from Consolidated Net Income, and

(iii)        cash expenditures (or any netting arrangements resulting in increased cash expenditures) not representing Consolidated Adjusted EBITDA in any period to the extent non-cash losses relating to such expenditures were added to the calculation of Consolidated Adjusted EBITDA for any previous periods and not subtracted back;

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP; provided that:

(I)          there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis,

(II)          there shall be (A) excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated Adjusted EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders), and

(III)          Consolidated Adjusted EBITDA shall be increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Agreements (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies.

“Consolidated Capital Expenditures” shall mean, for any period, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) the sum of (I) Consolidated Adjusted EBITDA for such Test Period (without giving effect to clause (xv) of the definition of “Consolidated Adjusted EBITDA”) minus (II) the aggregate amount of Consolidated Capital Expenditures paid in cash for such period (other than (i) financed with the incurrence of long-term Indebtedness (other than Loans hereunder), (ii) made to restore, replace or rebuild assets subject to casualty or condemnation events to the extent made with the cash proceeds of insurance or condemnation awards, (iii) to the extent made with cash proceeds of Asset Sales permitted hereunder and/or (iv) constituting capital assets acquired in a Permitted Acquisition or similar Investment) to (b) Consolidated Fixed Charges for such Test Period; provided that, in connection with any calculation of the Consolidated Fixed Charge Coverage Ratio hereunder, Holdings shall provide to the Administrative Agent reasonably detailed information setting forth, with respect to each of the defined terms applicable to the determination of the Consolidated Fixed Charge Coverage Ratio hereunder, all applicable amounts attributable to Holdings and its Restricted Subsidiaries, collectively, on the one hand, and the Unrestricted Subsidiaries, collectively, on the other hand.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of:

(a)          consolidated interest expense for such period of Holdings and its Restricted Subsidiaries (calculated in accordance with GAAP) paid in cash, minus, the total consolidated interest income of the Companies for such period, minus, any one-time financing fees to the extent included in consolidated interest expense for such period (provided the foregoing shall be calculated after giving effect to net payments, if any, made and received pursuant to interest rate Swap Agreements with to respect to Indebtedness);

(b)          all cash payments made by Holdings and its Restricted Subsidiaries in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

(c)          the principal amount of all scheduled amortization payments on all long-term Indebtedness paid in cash of Holdings and its Restricted Subsidiaries for such period (as determined on the first day of the respective period and after giving effect to any reduction thereof due to mandatory or permitted prepayments on such Indebtedness); provided that for the avoidance of doubt, it is agreed that any principal payments at final maturity made with identifiable proceeds of Indebtedness or equity to the extent such Indebtedness or equity was incurred to refinance, replace or refund the entire outstanding principal amount of such Indebtedness shall not be included in this clause (c);

(d)          the product of (i) all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Restricted Subsidiaries (other than dividend payments to any Loan Party) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal; and

(e)          the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Restricted Subsidiaries (other than dividend payments to any Loan Party) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Restricted Subsidiaries, expressed as a decimal.

“Consolidated Net Debt” shall mean, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit to the extent not reimbursed within one Business Day following the drawing thereof, Capital Lease Obligations (other than 2017 GAAP Leases) and third party Indebtedness obligations evidenced by bonds, debentures, notes or similar instruments, in each case of Holdings and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (but without giving effect to any election to value any such Indebtedness at “fair value” or any other accounting principle that results in any such Indebtedness (other than zero coupon Indebtedness) being reflected as an amount below the stated principal amount thereof and excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition or other Investment) minus all Available Cash. For the avoidance of doubt, Consolidated Net Debt shall not include any of the foregoing to the extent owed by Unrestricted Subsidiaries.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a)          extraordinary, exceptional unusual or non-recurring gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ opening costs, restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves and any restructuring charge relating to any Tax Restructuring), whether or not classified as restructuring expense on the consolidated financial statements, business optimization charges, systems implementation charges, charges relating to entry into a new market, consulting charges, software development charges, charges associated with new systems design, project startup charges, charges in connection with new operations, corporate development charges, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of multi-employer plan or pension liabilities), for such period,

(b)          the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)          Transaction Costs, including (i) payment of any severance and the amount of any other success, change of control or similar bonuses or payments payable to any current or former employee, director, officer or consultant of Holdings or any of its Subsidiaries as a result of the Transaction without the requirement of any action on the part of Holdings or any of its Subsidiaries, and (ii) costs in connection with payments related to the rollover, acceleration or payout of equity interests and stock options held by management and members of the board of the Borrower and its Subsidiaries, including the payment of any employer taxes related to the items in this clause (c), and similar costs, expenses or charges incurred in connection with the Cristal Acquisition and any other Permitted Acquisition or Specified Transaction,

(d)          the net income (loss) for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions or other similar payments that are actually paid in cash (or to the extent converted into cash) by such Person to Holdings or any Restricted Subsidiary during such period,

(e)          any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities (including any Public Offering of Holdings or any direct or indirect parent company), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f)          any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g)          accruals and reserves that are established or adjusted in accordance with GAAP (including any adjustment of estimated payouts on existing earnouts, inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or the acquisition method of accounting, as the case may be, in relation to the Transactions, the Cristal Acquisition or any consummated acquisition or the amortization or write-off of any amounts thereof) or changes as a result of the adoption or modification of accounting policies during such period,

(h)          all Non-Cash Compensation Expenses,

(i)          any income (loss) attributable to deferred compensation plans or trusts, any employment benefit scheme or any similar equity plan or agreement,

(j)          [intentionally omitted],

(k)          any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l)          any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m)          any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances or any other currency-related risk), unrealized or realized net foreign currency translation or transaction gains or losses impacting net income,

(n)          any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o)          any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities;

(p)          the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions, the Cristal Acquisition or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded; and

(q)          all discounts, commissions, fees and other charges (including interest expense) associated with any Permitted Receivables Financing will be excluded.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any security or other Equity Interest issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Amount” has the meaning given in subsection 444-90(1A) in Schedule 1 of the Australian Taxation Administration Act 1953 (Cth).

“Control Agreement” shall mean a power of attorney, or signing rights “control agreement” or other similar agreement, in each case in form and substance reasonably acceptable to the Collateral Agent and containing terms regarding the waiver of any set-off rights by the depositary bank and the treatment of all cash and other amounts on deposit in (or credited to) the respective Controlled Account governed by such Control Agreement consistent with the requirements of Section 2.22.

“Control Agreement Effective Date” shall mean, the date (i) in the case of an obligation to enter into a Control Agreement arising on the Closing Date, that is 90 days after the Closing Date, (ii) in the case of an obligation to enter into a Control Agreement arising upon the consummation of the Cristal Acquisition, that is 120 days after the consummation of the Cristal Acquisition and (iii) in the case of any other obligation to enter into a Control Agreement arising after the Closing Date, that is 90 days after the date of such obligation, in each case, as may be extended by the Administrative Agent in its sole discretion.

“Controlled Accounts” shall have the meaning assigned to such term in Section 2.22.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”

“Corporations Act” shall mean the Australian Corporations Act 2001 (Cth).

“Cost” shall mean, as determined by the Agents in good faith consistent with customary industry practice for asset-based financings in the chemical industry, with respect to Inventory, the lower of (a) landed cost computed on a first-in first-out or weighted average cost basis (as elected by the Administrative Borrower) in accordance with GAAP (or such other GAAP compliant costing method so long as the Administrative Borrower shall have provided ninety (90) days notice to the Administrative Agent) or (b) market value; provided, that for purposes of the calculation of any Borrowing Base, (i) the Cost of the Inventory shall not include: (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (B) write-ups or write-downs in cost with respect to currency exchange rates (it being understood that the Cost of Inventory included in any Borrowing Base Certificate shall be determined using the currency exchange rate as of the month-end to which such Borrowing Base Certificate relates); and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by the Agents in their reasonable discretion consistent with customary industry practice for asset-based financings in the chemical industry.

“Covenant Testing Period” shall mean any period (a) commencing on the date that Borrowing Availability shall be less than the greater of (A) $40,000,000 and (B) 10% of the aggregate Revolving Commitments in effect at such time (such trigger, the “Covenant Testing Trigger”); provided that the occurrence of the Covenant Testing Trigger is solely triggered by a decline in the Aggregate Borrowing Base resulting from an updated appraisal or field examination with respect to assets or property comprising any part of the Borrowing Base, the Borrowers shall have one Business Day to increase the Borrowing Availability such that the Covenant Testing Trigger does not apply (during which period the Lenders shall not be obligated to make Loans and Issuing Banks shall not be required to issue, renew or extend any Letters of Credit); and (b) continuing until, during the preceding 30 consecutive days, Borrowing Availability has at all times been greater than the greater of (i) $40,000,000 and (ii) 10% of the aggregate Revolving Commitments in effect at such time.

“Covenant Testing Trigger” has the meaning assigned to such term in the definition of “Covenant Testing Period.”

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender (other than Incremental Loans) or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Cristal” means The National Titanium Dioxide Company, Limited.

“Cristal ABL Agreement” shall mean that certain Credit Agreement dated as of March 18, 2014 (as amended, restated and/or supplemented and in effect as of the Closing Date), by and among Cristal USA Inc., Cristal Inorganic Chemicals Switzerland Ltd., the other parties thereto, and Wells Fargo Bank, National Association.

“Cristal Acquired Subsidiary” shall mean each Subsidiary of Cristal which as of the Closing Date are party to the Cristal ABL Agreement.

“Cristal Acquisition” shall mean, the acquisition by Holdings and certain of its Subsidiaries of the TiO(2) business of The National Titanium Dioxide Company Limited pursuant to and in accordance with the terms of the Cristal Acquisition Transaction Agreement.

“Cristal Acquisition Transaction Agreement” shall mean, the Transaction Agreement, dated as of February 21, 2017 (as amended, restated and/or supplemented) by and among The National Titanium Dioxide Company Limited, ~~the Company~~Tronox Limited, and, solely for purposes of certain provisions thereof, Cristal Inorganic Chemicals Netherlands Coöperatief W.A.

“Cristal Closing Date” shall have the meaning assigned to such term in Section 1.10(d).

“Debtor Relief Law” shall mean Title 11 of the United States Code, and all other liquidation, administration, company voluntary arrangement, scheme of arrangement, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S. or other applicable jurisdictions (whether state, provincial, federal or foreign) from time to time in effect, including the Dutch Bankruptcy Code (Fallissementswet), Chapter 3.5.5 of the Dutch Financial Markets Supervisions Act (Wet op het financieel toezicht), the Bankruptcy Act 1966 (Cth), the Corporations Act or the Insolvency Act 1986 (UK).

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lender, any Lender and/or the Borrowers in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder or thereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers); (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrowers, the Issuing Bank, each Swingline Lender and each Lender.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Alternate Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are ABR Loans (inclusive of the Base Rate Margin applicable thereto.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any Restricted Subsidiary in connection with a Disposition pursuant to Section 6.08(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Asset Sale).

“Direct Competitor” shall mean (a) any producer or miner of titanium dioxide pigment set forth on Schedule 1.01(e), as such schedule may be updated from time to time by Holdings by delivery of an updated Schedule 1.01(e) to the Administrative Agent for distribution to the Lenders (it being understood and agreed that (a) any Person that is listed on such schedule that is not a producer or miner of titanium dioxide pigment shall in no event be deemed a Direct Competitor; (b) any updates to such schedule shall not take effect until the Business Day that is five (5) Business Days after the date such updated schedule is distributed to the Lenders) and (c) any Affiliate of any Person described in clauses (a) and (b) above that is either identified in writing to the Administrative Agent.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated Adjusted EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise; (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Capital Stock), in whole or in part; (c) provides for the scheduled payments or dividends in cash; or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Revolving Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

“Dollar Denominated Loan” shall mean each Loan denominated in dollars at the time of the incurrence thereof.

“Dollar Equivalent” shall mean, (a) as to any amount denominated in euros as of any date of determination, the amount of dollars that would be required to purchase the amount of euros based upon the spot selling rate at which the Administrative Agent offers to sell euros for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later; and (b) as to any amount denominated in any currency other than dollars or euros, the amount of dollars that would be required to purchase the amount of such other currency based upon the spot selling rate at which the Administrative Agent offers to sell such other currency for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

 “dollars” or “$” shall mean lawful money of the United States.

 “Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“Dutch Borrowers” shall mean (a) the Initial Dutch Borrowers and (b) any Additional Co-Borrower organized under the laws of the Netherlands that may become a party hereto after the date hereof.

“Dutch Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum (expressed in dollars, based on the Dollar Equivalent thereof) of, without duplication, the lesser of:

(a)       (i)          the book value of the Dutch Eligible Accounts multiplied by the Accounts Advance Rate; plus

(ii)          the lesser of, (A) the Inventory Cost Advance Rate multiplied by the Cost of the Dutch Eligible Inventory of the, and (B) the Inventory Recovery Advance Rate multiplied by the Net Recovery Cost Percentage multiplied by the Cost of the Dutch Eligible Inventory; minus

(iii)          any Dutch Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion; and

(b)          40% of the aggregate Revolving Commitments in effect at such time.

Notwithstanding anything to the contrary, the aggregate of the Dutch Borrowing Base and the Australian Borrowing Base shall not exceed 40% of the aggregate Revolving Commitments in effect at such time.

The Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deem appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the Dutch Borrowing Base.

“Dutch Civil Code” shall mean the civil code of the Netherlands (Burgerlijk Wetboek).

“Dutch Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(b).

“Dutch Eligible In-Transit Inventory” shall mean Inventory owned by a Dutch Borrower that otherwise satisfies the criteria for Dutch Eligible Inventory set forth herein but is located outside of the Netherlands and which is (i) in transit from a third party, or (ii) in transit from a Loan Party from a location in the United States of America or Australia to either the premises of a Freight Forwarder in the Netherlands, or the premises of such Dutch Borrower in the Netherlands which are either owned and controlled by such Dutch Borrower or leased by such Dutch Borrower; provided, that no Inventory shall be Dutch Eligible In-Transit Inventory unless:

(a)          the Collateral Agent, on behalf of Secured Parties, has a perfected, First Priority Lien upon such Inventory and all documents of title with respect thereto;

(b)          such Inventory either (i) is the subject of a negotiable bill of lading (A) in which the Collateral Agent is named as the consignee (either directly or by means of endorsements); (B) that was issued by the carrier respecting such Inventory that is subject to such bill of lading; and (C) that is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on the Collateral Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder; or (ii) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the Freight Forwarder as a carrier or multi-modal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multi-modal transport operator, in any case respecting such Inventory and either (A) names the Collateral Agent as the consignee (either directly or by means of endorsements); or (B) is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder;

(c)          such Dutch Borrower has title to such Inventory and such Inventory is not subject to any title reservation right or provision;

(d)         the Collateral Agent shall have received a Freight Forwarder Letter, duly authorized, executed and delivered by the Freight Forwarder located in the Netherlands handling the importing, shipping and delivery of such Inventory;

(e)          such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, required by the Loan Documents, and the Collateral Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner reasonably acceptable to the Collateral Agent;

(f)          such Inventory is not subject to a Letter of Credit;

(g)          such Inventory shall not have been in transit for more than forty-five (45) days; and

(h)          if such Inventory is being transported pursuant to an agreement of sale and purchase or another agreement which provides for the transfer of title to such Inventory or for the creation of security rights in respect thereof, such agreement of sale and purchase or other agreement is governed by the laws of the Netherlands, the United States, the UK or Australia, or the laws of such other jurisdictions as the Administrative Agent may reasonably agree;

provided that the Administrative Agent may, in its discretion, exclude any particular Inventory from the definition of “Dutch Eligible In-Transit Inventory” in the event the Administrative Agent determines in its Permitted Discretion that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Administrative Agent to arise which may otherwise adversely impact the ability of the Administrative Agent to realize upon a material portion of such Inventory.

“Dutch Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(e).

“Dutch law” shall mean the laws directly applicable in the Netherlands and “Netherlands law” and “the laws of the Netherlands” shall be construed accordingly.

“Dutch Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed under the laws of the Netherlands.

“Dutch Opco” shall mean Tronox Pigments (Holland) B.V., a private company with limited liability under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Rozenburg, Zuid-Holland, the Netherlands, having its registered office address at Professor Gerbrandyweg 2 (3197 KK) Botlek Rotterdam, the Netherlands, registered with the Dutch trade register of the chamber of commerce under number 24179173 (as such entity’s name may change), and its successors and assigns.

“Dutch Priority Payables Reserve:” shall mean on any date of determination, a reserve in an amount as the Administrative Agent may determine in its Permitted Discretion not to exceed the amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Collateral Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens.

“Dutch Reserves” shall mean the sum (without duplication) of the Dutch Priority Payable Reserves and such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial Dutch Reserves, if any, shall be as set forth on the Borrowing Base Certificate delivered for purposes of the Closing Date.

“Dutch Revolving Loan” shall mean a Loan made by the Lenders to a Dutch Borrower pursuant to Section 2.01(a). Each Dutch Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Dutch Security Agreements” shall mean (a) that certain Security Deed, dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent; (b) that certain Deed of Pledge of Shares, dated as of the Closing Date, between Tronox Holdings Coöperatief U.A., Tronox Pigments (Netherlands) B.V. and the Collateral Agent; (c) that certain Deed of Pledge of Shares, dated as of the Closing Date, between Tronox Limited, Tronox Pigments (Holland) B.V. and the Collateral Agent; (d) that certain Deed of Pledge of Membership Interests of Tronox Holdings Coöperatief U.A., dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent; (e) that certain Deed of Pledge of Partnership Interests of Tronox Holdings Europe C.V., dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent; (f) that certain Deed of Mortgage, dated on or about the Closing Date, between Tronox Pigments (Holland) B.V. and the Collateral Agent; and (g) each other pledge, mortgage, or security agreement, in each case, expressed to be governed by the laws of the Netherlands, and entered into between or among any Loan Party and the Collateral Agent, including but not limited to a Dutch law deed of pledge of insurance claims, if any, a Dutch law disclosed deed of pledge of intercompany receivables, if any, a Dutch law disclosed deed of pledge of bank accounts, if any, a Dutch law undisclosed deed of pledge of trade receivables, if any, a Dutch law deed of pledge of inventory, if any, a Dutch law deed of pledge of movable assets, a Dutch law deed of pledge of shares in the capital of each Dutch Loan Party (other than a Dutch Loan Party which is a limited partnership or a cooperative), a Dutch law deed of pledge of membership interests in each Dutch Loan Party which is a cooperative, a Dutch law deed of pledge of partnership interests in each Dutch Loan Party which is a limited partnership and a Dutch law deed of mortgage of real property and in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Dutch Subsidiaries” shall mean the Dutch Opco and each other Subsidiary of Holdings incorporated, organized or otherwise formed under the laws of the Netherlands.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account Debtor Jurisdictions” shall mean Australia, the Netherlands, the United States, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, New Zealand, Portugal, Spain, Sweden, Switzerland, United Kingdom, in each case together with any state or province thereof (as applicable); provided, however, that the Borrowers shall satisfy any requirements to notify Account Debtors in a manner deemed necessary or desirable by the Administrative Agent in its Permitted Discretion.

“Eligible Accounts” shall mean collectively, the Australian Eligible Accounts, the Dutch Eligible Accounts and the U.S. Eligible Accounts.

“Eligible Assignee” shall mean any Person to whom it is permitted to assign Loans and Commitments pursuant to Section 10.04(b)(i); provided that “Eligible Assignee” shall not include the Borrower or any of their respective Affiliates or Subsidiaries or any natural Person; provided, further that notwithstanding anything to the contrary in the foregoing definition, in no event shall any Person that is a Direct Competitor as of the applicable “trade date” with respect to any assignment hereunder be an Eligible Assignee.

 “Eligible In-Transit Inventory” shall mean collectively, the Dutch Eligible In-Transit Inventory and the U.S. Eligible In-Transit Inventory.

“Eligible Inventory” shall mean collectively, the Australian Eligible Inventory, the Dutch Eligible Inventory and the U.S. Eligible Inventory.

 “Eligible Multinational Account Debtors” shall mean the Account Debtors set forth on Schedule 1.01(h).

“Eligible Subsidiary” shall mean any direct or indirect Wholly Owned Restricted Subsidiary of Holdings that is organized or incorporated under the laws of Australia, the United States, the Netherlands, the United Kingdom or such other jurisdiction requested by the Administrative Borrower and reasonably acceptable to the Administrative Agent taking into consideration, among other reasonable considerations, applicable laws and rules with respect to the perfection of security interests in collateral, and the exercise of rights and remedies by the Administrative Agent with respect thereto, in such jurisdiction.

“Employee Benefit Plan” shall mean any employee benefit plan, as defined in Section 3(3) of ERISA, whether subject to the Requirements of Law of the United States or otherwise, (a) which is or, within the last six (6) years, was sponsored, maintained or contributed to, or required to be contributed to, by any Company or any of its ERISA Affiliates or (b) which any Company could have any liability, whether absolute or contingent.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written notice of violation, claim, action, suit, adjudicatory or proceeding, demand, abatement order or other legally binding order or directive (conditional or otherwise) by any Governmental Authority or any other Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any actual or alleged Environmental Liability; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health and safety, natural resources or the Environment arising from any Hazardous Material or related to any Environmental Law.

“Environmental Law” shall mean any and all foreign, domestic, federal, state or local laws, statutes, ordinances, codes, orders, rules, regulations, judgments, decrees, directives, legally binding judicial and administrative orders, common law, or any other requirements of Governmental Authorities, in each case having the force or effect of law, imposing liability or standards of conduct relating to (a) environmental matters, including pollution, preservation, remediation or the protection of the Environment or natural resources, or the emission of greenhouse gases; (b) the generation, use, treatment, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (c) occupational safety and health or the protection of human, plant or animal health or welfare from environmental hazards.

“Environmental Legacy Liabilities” shall mean any and all Environmental Claims or Environmental Liabilities, whether now existing or hereinafter arising, in each case, related to (a) any actual or alleged exposure to Hazardous Materials (including asbestos, benzene or creosote) that occurred on or prior to January 12, 2009 or otherwise related to products manufactured, or environmental contamination caused, on or prior to January 12, 2009 other than in connection with the operation of the Real Property owned, leased, operated or used by Holdings or any of its Restricted Subsidiaries or any of their Affiliates, or (b) the presence or Release of Hazardous Materials at, on, under or from any real property other than the Real Property owned, leased, operated or used by Holdings or any of its Restricted Subsidiaries or any of their Affiliates, including any Environmental Legacy Property, on or prior to January 12, 2009.

“Environmental Legacy Property” shall mean any real property, other than the Real Property owned, leased, operated or used by Holdings or any of its Restricted Subsidiaries or any of their Affiliates, that (a) was owned, operated or leased, or to which Hazardous Materials were sent for disposal, on or prior to January 12, 2009 by Holdings or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates, or (b) was owned, operated or leased by Holdings or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates prior to the creation and formation of Tronox Worldwide LLC as a spin-off from Kerr-McGee Corporation.

“Environmental Liabilities” shall mean any liability, claim, loss, damage, punitive damage, consequential damage, criminal liability, fine, penalty, interest, cost, expense, deficiency, obligation or responsibility, whether known or unknown, arising under or relating to any Environmental Laws, or Remedial Actions, or any Release or threatened Release of, or exposure to, Hazardous Materials, including costs and liabilities for any Remedial Action, personal injury, property damage, natural resource damages, court costs, and fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any successor thereto.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 302 or Section 303 of ERISA or Section 412 or Section 430 of the Code, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, or an extension of any amortization period is sought, with respect to any Pension Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” within the meaning of Section 4001(a)(2) of ERISA; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to any Pension Plan; (j) the making of any amendment to any Employee Benefit Plan, or the existence of any other condition, circumstance or occurrence relating to any Employee Benefit Plan, which could reasonably be expected to result in the imposition of a lien or security interest or the posting of a bond or other security pursuant to the Code or ERISA; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company; or (l) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

“euro” or “ €” shall mean the single currency of the Participating Member States.

“Euro Denominated Loan” shall mean each Loan denominated in euros at the time of the incurrence thereof.

“Euro Letter of Credit” shall mean any Letter of Credit to the extent denominated in euros.

“Euro Equivalent” shall mean, as to any amount denominated in dollars as of any date of determination, the amount of euros that could be purchased with such amount of dollars based upon the Spot Selling Rate.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean any deposit account, securities account or commodities account (each account as defined in the UCC) (a) exclusively used for payroll, payroll taxes (including withholding taxes), other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and other employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and healthcare benefits); (b) funded solely to pay sales and use taxes or value added or similar taxes payable by any Loan Party; (c) which has an average daily balance for a fiscal month of less than $5,000,000; (d) that is an escrow account or a fiduciary or trust account established in good faith and not with a view to avoiding the requirements contained in any Loan Document; (e) that is a disbursement account of a Loan Party so long as such disbursement accounts are not permitted to contain any balances estimated in good faith by the Administrative Borrower to be greater than necessary to fund checks presented for payments on that date; (f) that is a zero balance account; and (g) that is owned by Tronox Bahamas to the extent that granting a security interest in such deposit account or securities account would result in a stamp tax being assessed or becoming due in the Bahamas. For the avoidance of doubt, the Blocked Term Facility Account shall be an Excluded Account.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) Taxes imposed on or measured by net income or profits or franchise Taxes (however denominated), in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any other Lender is located, (c) any Tax that is imposed pursuant to any Requirements of Law that are in effect at the time such Lender becomes a party hereto (other than pursuant to a request by the Borrower under Section 2.16(b)), except to the extent that such Foreign Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from the Borrowers with respect to such withholding Tax pursuant to Section 2.15; (d) in the case of a Lender who designates a new lending office, any withholding Tax that is imposed pursuant to any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from any Borrower with respect to such withholding Tax pursuant to Section 2.15; (e) any Tax that is attributable to such Lender’s failure to comply with Section 2.15(e); (f) any withholding taxes imposed pursuant to FATCA; ~~and~~ (g) any tax payable that is listed in Section 2.24(b)(i) to (viii)~~.~~; (h) withholding required on account of the payee receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 or any similar Australian law, and (i) Taxes imposed because the payee has not received written notice of that recipient’s Australian tax file number or Australian business number or evidence of any exemption that recipient may have from the need to advise its Australian tax file number or Australian business number.

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Exempt Entity” shall mean (a) the South African Subsidiaries; (b) [intentionally omitted]; (c) with respect to any Dutch Subsidiary, until the date that (i) if applicable such subsidiary receives unconditional positive advice of the works council of such subsidiary in respect of (1) it becoming an Additional Co-Borrower and/or a Guarantor hereunder and (2) any Dutch Security Agreement or this Agreement falling within the scope of such works council’s right to advise under Dutch law and (ii) the Board of Directors of such subsidiary shall have approved, and all other required corporate action shall have been taken to approve, the entry into of any applicable Dutch Security Agreements and this Agreement; (d) any Unrestricted Subsidiary, (e) any Subsidiary precluded from providing any Guaranty as described in subclauses (ii) - (y) in the proviso of Section 5.10(a) solely during such time as the circumstances preventing a Subsidiary from becoming a Guarantor pursuant to such subclauses (ii) - (y) are in existence; and (f) any Securitization Subsidiary.

“Existing Credit Agreement” shall mean the Amended and Restated Revolving Syndicated Facility Agreement, dated as of April 1, 2015, as amended and otherwise modified from time to time prior to the date hereof, among the Borrowers and Guarantors party thereto, the lenders party thereto, UBS AG, Stamford Branch, as issuing bank, swingline lender, administrative agent and collateral agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as Australian security trustee.

“Existing Letters of Credit” shall mean the letters of credit set forth on Schedule 2.18.

“Extended Term Account” shall mean an Account with payment terms between 31 and 60 days.

“Exxaro” means Exxaro Resources Limited, a company organized under the laws of the Republic of South Africa, Exxaro Holdings Sands (Proprietary) Limited, a company incorporated in the Republic of South Africa, and Exxaro International BV, a company incorporated in The Netherlands.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset.

“FATCA” shall mean Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fee Letter” shall mean the confidential fee letter, dated as of September 12, 2017, by and between ~~Holdings~~Tronox Limited and Wells Fargo Bank, National Association, as Arranger.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, chief executive officer or treasurer of Holdings (or, if the senior executive officers or senior financial officers of Holdings and its Subsidiaries are at Tronox Inc., then of Tronox Inc.) that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” shall have the meaning assigned to such term in Section 5.01(i).

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Net Leverage Ratio” shall have the meaning assigned to such term in the Term Loan Agreement as in effect as of the date hereof.

“First Priority” shall mean with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is senior to all other Liens with respect to all Collateral other than, (w) at any time a Loan Party is party to the Term Loan Agreement, the Lien of the Term Loan Agent in the Term Loan Priority Collateral (only to the extent and on the terms set forth in the Intercreditor Agreement), (x) at any time a Loan Party is party to any definitive agreement governing Permitted Secured Indebtedness, the Lien of the Senior Representative in the Term Loan Priority Collateral (only to the extent and on the terms set forth in the Permitted Secured Indebtedness Intercreditor Agreement), (y) Permitted Liens that are statutory Liens or Liens that arise by operation of Requirements of Law in the Collateral and (z) those Permitted Liens set forth in Sections 6.02(g), (h), (i), (j), (l), (m), (p), (q), (s), (t), (x) or (mm) (in the case of (mm), solely with respect to Term Loan Priority Collateral)

“Fiscal Year” shall mean the fiscal year of Holdings (and/or its Subsidiaries, as such term is applicably used) ending on December 31 of each calendar year.

“Fixed Dollar Basket” shall have the meaning assigned to such term in Section 6.20.

“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Benefit Event” shall mean (a) with respect to any Foreign Plan other than any Australian Pension Plan, the existence of unfunded liabilities in excess of the amount permitted under any applicable Requirements of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority or Governmental Entity; (b) with respect to any Foreign Plan, the failure of any Company to make the required contributions or payments, under any applicable Requirements of Law or any other legal instrument, on or before the due date for such contributions or payments (or the incurrence by any Company of a superannuation guarantee charge pursuant to applicable Requirements of Law); (c) with respect to any Foreign Plan other than any Australian Pension Plan, the provision of a notice by any Company to terminate contributions to the Foreign Plan; (d) with respect to any Foreign Plan other than any Australian Pension Plan, the receipt by the Foreign Plan (or any Company) of a notice by a Governmental Authority, Governmental Entity or any other entity relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan; (e) with respect to any Foreign Plan, the incurrence of any liability, whether absolute or contingent, by any Company under applicable Requirements of Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (f) with respect to any Foreign Plan, the occurrence of any transaction that is prohibited under any applicable Requirements of Law and that could reasonably be expected to result in the incurrence of any material liability by any Company, or the imposition on any Company of any material fine, excise tax, Lien or penalty resulting from any noncompliance with any applicable Requirements of Law.

“Foreign Lender” shall mean (a) with respect to any Taxes imposed by a non-U.S. jurisdiction, a Lender that is treated as a foreign lender by such jurisdiction for purposes of such Tax; and (b) with respect to any Taxes imposed by the United States or a state or locality thereof, a Lender that is not a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean the Australian Pension Plan and any employee benefit plan, program, policy, arrangement, understanding or agreement that provides pension or retirement benefits (whether or not registered under any applicable pension benefits or tax laws) maintained or contributed to by (or to which there is or may be an obligation to contribute of) any Company with respect to any individual’s employment in any jurisdiction with a Loan Party outside the United States that is not subject to ERISA.

“Foreign Security Agreement” shall mean, as the context may require, any Australian Security Agreement, any Dutch Security Agreement and/or any UK Security Agreement.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Entity.

“Freight Forwarder Letter” shall mean an acknowledgement agreement of any Freight Forwarder in possession of, having a Lien upon, or having rights or interests in Holdings’ or its Restricted Subsidiaries’ books and records or Inventory in which such Freight Forwarder acknowledges and agrees to hold the applicable documents as an agent of the Administrative Agent for purposes of perfecting the Administrative Agent’s Lien on such documents in form and substance reasonably satisfactory to the Administrative Agent.

“Freight Forwarders” shall mean the persons listed on Schedule 1.01(f) or such other person or persons as may be selected by the Administrative Borrower after the date hereof after written notice by the Administrative Borrower to the Collateral Agent who handle the receipt of Inventory within the United States of America or the Netherlands, as applicable, and/or clear Inventory through the Bureau of Customs and Border Protection (formerly the Customs Service) or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by a U.S. Borrower from outside the United States of America or by a Dutch Borrower from outside the Netherlands (such persons sometimes being referred to herein individually as a “Freight Forwarder”).

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Future Parent Entity” shall have the meaning assigned to such term in Section 5.01.

“GAAP” shall mean the generally accepted accounting principles in the United States applied on a consistent basis; provided that with respect to Loan Parties incorporated, registered or organized under Dutch law, “GAAP” shall mean accounting principles generally applied in the Netherlands.

“Governmental Authority” shall mean any foreign, federal, state, provincial, local, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a non-United States entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, certification, registration, approval, consent order or consent decree of or from any Governmental Authority.

“Governmental Entity” shall mean any federal, state, national, supranational, provincial, regional or local governmental or regulatory authority, agency, commission, minister, bureau, court, tribunal, arbitrator, self-regulatory organization, or other governmental entity.

“Group Liability” shall mean a tax-related liability set out in Section 721-10(2) of the Australian Tax Act.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean, as the context may require, (a) the guarantees issued pursuant to Article VII by Holdings and the Subsidiary Guarantors, or (b) any obligation, contingent or otherwise, of any Person (the “guarantor”) guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided that (A) the term Guarantee as used under this clause (b) shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into after the Closing Date in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness), and (B) the amount of any Guarantee as used under this clause (b) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” shall mean Holdings, the Borrowers and the Subsidiary Guarantors; provided, however, notwithstanding anything to the contrary in this Agreement or the other Loan Documents, in no event shall any Exempt Entity be required to become a Guarantor.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Head Company” shall mean the head company (as defined in the Australian Tax Act) of the Tax Consolidated Group of which the Australian Loan Parties are or become members.

~~“Holdings” shall have the meaning assigned to such term in the preamble hereto.~~

“Holding Company” means (a) at any time prior to (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Limited, and (b) upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, each of Tronox Holdings, Tronox Intermediate Holdings, and Tronox Limited.

“Holdings” means (a) at any time prior to (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Limited, and (b) upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Holdings.

 “Immaterial Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of Holdings that has been designated as an “Immaterial Subsidiary” from time to time in writing by Holdings to the Administrative Agent; provided that at no time shall (a) the book value of the consolidated tangible assets of all Immaterial Subsidiaries in the aggregate as of the last day of the most recent fiscal quarter or Fiscal Year for which financial statements are available equal or exceed 5% of the consolidated tangible assets of Holdings and its Restricted Subsidiaries as of such date; or (b) the Consolidated Adjusted EBITDA attributable to or generated by all Immaterial Subsidiaries in the aggregate for the most recently ended four-fiscal quarter period equal or exceed 5% of the Consolidated Adjusted EBITDA of Holdings and its Subsidiaries on a consolidated basis for such period.

“Increased Incremental Class” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Joinder” shall have the meaning assigned to such term in Section 2.20(c).

“Incremental Revolving Facility” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person shall mean, without duplication,

(a)	all obligations of such Person for borrowed money,

(b)
all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, whether or not representing obligations for borrowed money,

(c)	all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d)
all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after being due and payable and (iii) liabilities associated with customer prepayments and deposits),

(e)	Disqualified Capital Stock,

(f)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(g)	[intentionally omitted],

(h)
any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (h), the primary purpose or intent thereof is as described in clause (g) above,

(i)	to the extent not otherwise included, all Guarantees by such Person of Indebtedness of others,

(j)
all Capital Lease Obligations of such Person other than an amount in respect of 2017 GAAP Leases that is equal to the amount of any liability in respect thereof that would, as at the Closing Date, had such lease been effect, not be required to be capitalized on a balance sheet,

(k)	all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,

(l)	all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and

(m)
all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Swap Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise; provided, in no event shall obligations under any Swap Agreement be deemed “Indebtedness” for calculating the Consolidated Fixed Charge Coverage Ratio unless such obligations relate to such Swap Agreement which has been terminated.

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller until payable, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business until such time as any demand for payment is made in respect thereof, and (iv) Indebtedness of any Parent Entity (for which none of Holdings or any Restricted Subsidiary is liable) appearing on the balance sheet of Holdings solely by reason of push down accounting under GAAP.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (f) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Individual LC Commitment” shall mean, as to each Issuing Bank, the dollar limitation set forth for such Issuing Bank in the definition of “Issuing Bank”, as such amount may be modified from time to time in accordance with Section 2.18(t).

“Individual LC Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the LC Exposure pursuant to Section 2.18(e) on such date.

“Information” shall have the meaning assigned to such term in Section 10.12.

“Initial Australian Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Initial Dutch Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Initial U.S. Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Instruments” shall mean all “instruments,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights, and shall include (amongst others) any instruments referred to in Titles 6 and 7 of the Dutch Commercial Code (Wetboek van Koophandel).

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.05 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Intellectual Property Security Agreements” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Intercompany Loans” means (a) that certain Intercompany Loan, dated as of June 2012, between Tronox UK Finance Limited, as the lender, and Tronox Mineral Sands (Pty) Ltd., as the borrower, in the approximate principal amount of ZAR 5,080 million, and (b) that certain Intercompany Loan, dated as of June 2012, between Tronox UK Finance Limited, as the lender, and Tronox KZN Sands (Pty) Ltd., as the borrower, in the approximate principal amount of ZAR 777 million.

“Intercompany Note” shall mean the Third Amended and Restated Intercompany Note, dated as of the Closing Date, executed by the Loan Parties and other Subsidiaries party thereto.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Closing Date, among, the Collateral Agent and the Term Loan Agent, and acknowledged and agreed to by each Loan Party as the same has been and may be amended, supplemented or otherwise modified from time to time.

“Interest Election Request” shall mean a request by the Administrative Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the first calendar day of each January, April, July and October to occur during any period in which such Loan is outstanding; (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Revolving Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first Business Day of such Interest Period; and (c) the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated, as the case may be.

“Interest Period” shall mean, with respect to any Eurodollar Revolving Loan, a period commencing on the date of the making of such Eurodollar Revolving Borrowing (or the continuation of a Eurodollar Revolving Loan or the conversion of a ABR Loan to a Eurodollar Revolving Loan) and ending 1, 2, 3, or 6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Revolving Maturity Date; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(a)(v).

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, as applicable, and includes moveable not registered assets (roerende zaken niet registergoederen) within the meaning of the Dutch Civil Code, in each case, wherever located, in which any Person now or hereafter has rights.

“Inventory Appraisal” shall mean the most recent inventory appraisal conducted by an independent appraisal firm selected by the Administrative Agent and, in the absence of a Specified Event of Default, reasonably acceptable to Holdings, and delivered pursuant to Section 5.19 (and, if applicable, in the case of an Additional Co-Borrower, pursuant to the proviso in the definition of “Additional Co-Borrower”).

“Inventory Cost Advance Rate” shall mean (i) during a Seasonal Period, 80%, and (ii) otherwise, 75%.

“Inventory Recovery Advance Rate” shall mean (i) during a Seasonal Period, 90%, and (ii) otherwise, 85%.

“Investments” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received to and received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.08, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency.

“IRS” shall mean the Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean, as the context may require, (a) with respect to not more than $26,000,000 of the LC Commitment, Wells Fargo Bank, National Association, in its capacity as issuer of Letters of Credit, including the Existing Letters of Credit, issued by it; (b) with respect to not more than $15,000,000 of the LC Commitment, Goldman Sachs Bank USA, in its capacity as issuer of Letters of Credit, (c) with respect to not more than $22,000,000 of the LC Commitment, Bank of America, N.A., in its capacity as issuer of Letters of Credit, (d) with respect to not more than $22,000,000 of the LC Commitment, Citibank, N.A., in its capacity as issuer of Letters of Credit and (e) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) in its capacity as issuer of Letters of Credit issued by such Lender; or (e) collectively, all of the foregoing.

“ITSA” shall mean an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Australian Taxation Administration Act 1953 (Cth) and complies with the Australian Taxation Administration Act 1953 (Cth) and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Taxation Administration Act 1953 (Cth), any such agreement to be in the form and substance reasonably satisfactory to the Administrative Agent.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 10.18(a).

“Krone” shall mean the lawful currency of Denmark.

“Kronor” shall mean the lawful currency of Sweden.

“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

“LCT Election” has the meaning set forth in Section 1.09.

“LCT Test Date” has the meaning set forth in Section 1.09.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit to the Borrowers pursuant to Section 2.18. The amount of the LC Commitment shall initially be $85,000,000, but in no event exceed the Revolving Commitment.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Reservations” shall mean (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors; (b) the time barring of claims under applicable limitation laws and defenses of set-off or counterclaim (including the limitation acts) and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of U.K. stamp duty may be void; (c) the principle that in certain circumstances security granted by way of fixed charge may be recharacterized as a floating charge or that security purported to be constituted as an assignment may be recharacterized as a charge; and (d) any other matters which are set out as qualifications or reservations (however described) regarding a matter of law contained in any legal opinion delivered to the Administrative Agent in connection with any Loan Document.

“Lenders” shall mean (a) the financial institutions that are party hereto on the Closing Date; (b) the financial institutions that have become a party hereto pursuant to an Incremental Joinder; and (c) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any (a) Standby Letter of Credit; and (b) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of a Borrower pursuant to Section 2.18.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to the Administrative Agent (including that the Administrative Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.05(c) of this Agreement (including any Fronting Fees) will continue to accrue while the Letters of Credit are outstanding) to be held by the Administrative Agent for the benefit of the Lenders in an amount equal the sum of (i) 103% of the then existing LC Exposure denominated in dollars, and (ii) 110% of the then existing LC Exposure denominated in any other currency, (b) delivering to the Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing the Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, from a commercial bank acceptable to the Administrative Agent (in its sole discretion) in an amount equal to sum of (i) 103% of the then existing LC Exposure denominated in dollars, and (ii) 110% of the then existing LC Exposure denominated in any other currency (it being understood that the Letter of Credit Fee and all Fronting Fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Related Person” has the meaning set forth in Section 2.18.

“Letter of Credit Indemnified Costs” has the meaning set forth in Section 2.18.

“Leverage Ratio” shall mean the ratio as of the last day of any fiscal quarter of (a) Consolidated Net Debt as of such day to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.

“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Administrative Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurodollar Rate Loan requested (whether as an initial Eurodollar Rate Loan or as a continuation of a Eurodollar Rate Loan or as a conversion of an ABR Revolving Loan to a Eurodollar Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Administrative Agent and shall be conclusive in the absence of manifest error.

“Lien” shall mean, (a) (x) any lien, mortgage, pledge, assignment, security interest, charge, “security interest” as defined in the PPSA Australia, tax privileges (bodemrecht) or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and (y) any option, trust or other preferential arrangement having the practical effect of any of the items listed in clause (x); and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Condition Transaction” means any acquisition (including by way of merger) by Holdings or one or more of its Restricted Subsidiaries, in each case, permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreement, the Notes (if any), and the Security Documents and, solely for purposes of clause (d) of Section 8.01, the confidential Fee Letter.

“Loan Parties” shall mean ~~Holdings~~each Holding Company, the other Borrowers and the Subsidiary Guarantors.

“Loans” shall mean, as the context may require, a Revolving Loan or a Swingline Loan.

“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Disruption Loans” shall mean Loans the rate of interest applicable to which is based upon the Market Disruption Rate, and the Applicable Margin with respect thereto shall be the same as the Applicable Margin then applicable to Eurodollar Revolving Loans; provided that, other than with respect to the rate of interest and Applicable Margin applicable thereto, Market Disruption Loans shall for all purposes hereunder and under the other Loan Documents be treated as ABR Loans.

“Market Disruption Rate” shall mean, for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to, as determined in the reasonable discretion of the Administrative Agent in good faith pursuant to its reasonable judgment, either (i) the Alternate Base Rate for such day or (ii) the rate for such day reasonably determined by the Administrative Agent to be the cost of funds of representative participating members in the interbank eurodollar market selected by the Administrative Agent (which may include Lenders) for maintaining loans similar to the relevant Market Disruption Loans. Any change in the Market Disruption Rate shall be effective as of the opening of business on the effective day of any change in the relevant component of the Market Disruption Rate.

“Market Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” shall mean a material adverse effect on and/or with respect to (a) the business, results of operations, properties, assets or financial condition, in each case of Holdings and its Restricted Subsidiaries taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform their Obligations; (c) the legality, validity, binding effect or enforceability against a Loan Party that is a Material Entity of a Loan Document to which it is a party; (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document; or (e) the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

“Material Contract” shall mean any contract or other arrangement to which Holdings or any of its Restricted Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Entity” shall mean (a) each of the Borrowers; (b) ~~Holdings~~any Holding Company; and (c) any Restricted Subsidiary of ~~Holdings~~any Holding Company that is not an Immaterial Subsidiary.

“Material Indebtedness” means (without duplication) (i) Indebtedness incurred pursuant to the Term Loan Documents, (ii) Indebtedness incurred pursuant to the New Notes, (iii) Indebtedness incurred pursuant to the Senior Unsecured 2022 Notes, and (iv) other Indebtedness for borrowed money (other than the Obligations), Capital Lease Obligations (other than 2017 GAAP Leases), unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and the Restricted Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements and/or collateral posted) that Holdings or any Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Estate Asset” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with an individual Fair Market Value of greater than $20,000,000, as determined on the Closing Date for existing real property and on the date of acquisition for any after-acquired real property (or the date of substantial completion of any material improvement thereon or new construction thereof).

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“MIRE Event” shall mean if there are any Mortgaged Properties at such time, any increase, extension of the maturity or renewal of any of the Commitments or Loans (including in connection with any Incremental Revolving Loan or any amendment to this Agreement, but excluding for the avoidance of doubt (a) any continuation or conversion of borrowings or (b) the making of any Loan).

“MNPI” shall have the meaning assigned to such term in Section 10.01(d).

“Mortgage” shall mean any deed of trust, mortgage, deed to secure debt, debenture or other document creating a Lien on any Real Estate Asset or any interest in any Real Estate Asset, in each case (a) as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and (b) in form and substance reasonably acceptable to the Collateral Agent.

“Mortgaged Property” shall mean (a) each owned Real Property identified as a Mortgaged Property on Schedule 2(e) to the Perfection Certificate dated the Closing Date; and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA that is subject to Title IV of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five (5) plan years made, or had any obligation to make, contributions; or (c) with respect to which any Company could incur liability, whether absolute or contingent.

“Narrative Report” shall mean with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Restricted Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, fiscal quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Recovery Cost Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent Inventory Appraisal received by the Administrative Agent, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets; and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory, subject to appraisal.

“New Notes” shall mean the 5.750% senior notes due 2025 issued by Tronox Finance plc, a public limited company incorporated under the laws of England and Wales.

“New Notes Documents” shall mean that certain indenture pursuant to which the New Notes are issued and the related documents entered into pursuant thereto.

“New Zealand Dollars” shall mean the lawful currency of New Zealand.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Eligible Subsidiary” shall mean any Subsidiary of Holdings that is not organized or incorporated under the laws of Australia, the Netherlands or the United States.

“Non-U.S. Entity” shall mean any Person that is not a U.S. Entity.

“Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1 or K-2.

“Obligation Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Obligations” shall mean (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or which would have been secured but for pendency of any such proceeding), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) each payment required to be made by the Borrowers and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide Letter of Credit Collateralization; and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“Officers’ Certificate” shall mean a certificate executed by one Responsible Officer and one of the Financial Officers of the Administrative Borrower, each in his or her official (and not individual) capacity.

“Offshore Associate” shall mean an Associate:

(a)          which is a non-resident of Australia and does not acquire or hold, or would not acquire or hold, the participations as Lender under this Agreement in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)          which is a resident of Australia and which acquires or holds, or would acquire or hold, the participations as Lender under this Agreement in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in the country, and which, in either case, is not acquiring or holding the participations as Lender under this Agreement or receiving payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme.

“Organizational Documents” shall mean, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person; (b) in the case of any limited liability company, the certificate of formation and operating agreement, deed of incorporation, certificate of incorporation, certificates of incorporation on change of name, memorandum of association and articles of association (or similar documents) of such Person; (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person; (d) in the case of any limited liability partnership, the certificate of formation and partnership agreement (or similar documents) of such Person; (e) in the case of any general partnership, the partnership agreement (or similar document) of such Person; (f) in the case of any trust, the trust deed (or similar document of such Person); and (g) in any other case, the functional equivalent of the foregoing. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made under this Agreement, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connection resulting from or relating to the transactions contemplated by this Agreement or the other Loan Documents).

“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, filing or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto), but excluding (a) Excluded Taxes and (b) any such Tax that is an Other Connection Tax imposed with respect to an assignment.

“Overadvance” shall have the meaning assigned to such term in Section 2.01(c).

“Parent Entity” means any Person that is a direct or indirect parent of Holdings and of which Holdings is a direct or indirect wholly-owned subsidiary.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).

“Participating Member State” shall mean the member states of the European Union that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to the Economic and Monetary Union.

“Payment Conditions” shall mean, with respect to the applicable specified activity in this Agreement, on any date of determination, (a) subject to Section 1.09, no Event of Default has occurred and is continuing; (b)(i) if the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, for the Test Period ended immediately prior to the date of determination for which financial statements are then available or are required to be delivered under Section 5.01(b) or (c) is greater than 1.00 to 1.00, the pro forma Borrowing Availability shall not be less than the greater of (x) $~~60,000,000~~40,000,000 and (y) 15% of the aggregate Revolving Commitments in effect at such time and (ii) if the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, for the Test Period ended immediately prior to the date of determination for which financial statements are then available or are required to be delivered under Section 5.01(b) or (c) is less than or equal to 1.00 to 1.00, the pro forma Borrowing Availability shall not be less than the greater of (x) $~~80,000,000~~60,000,000 and (y) 20% of the aggregate Revolving Commitments in effect at such time and (c) the Administrative Borrower shall have delivered a certificate to the Administrative Agent certifying as to clauses (a) and (b) (as applicable) above.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any Employee Benefit Plan that is a an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any of the Companies or any of their respective ERISA Affiliates or to which any of the Companies or their respective ERISA Affiliates contributes or has an obligation to contribute (or has had an obligation to make contributions) at any time during the preceding five plan years.

“Perfection Certificate” shall mean a certificate in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect such transaction; provided that in the case of such transactions, each of the following conditions shall be met:

(i)          subject to Section 1.09, no Event of Default then exists would result therefrom;

(ii)          (w) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Holdings and its Subsidiaries are permitted to be engaged in under Section 6.12, (x) all actions required to be taken with respect to any newly created or acquired Subsidiary (including each subsidiary thereof that constitutes a Restricted Subsidiary) or assets in order to satisfy the requirements, to the extent required by Section 5.10, shall have been taken, and (y) such acquired Person shall become a Restricted Subsidiary;

(iii)          all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

(iv)          if such acquisition is for an aggregate cash purchase price amount in excess of $75,000,000, Holdings shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition (or such shorter period as may be agreed by the Administrative Agent), a certification setting forth the aggregate consideration for such acquisition and certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent to the extent available) provided such documents and information may not be permitted to be provided in light of any applicable confidentiality requirements (it being understood that Holdings shall use commercially reasonable efforts to obtain any applicable consents to permit delivery to the Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements, in each case to the extent available;

(v)          if the assets acquired in such Permitted Acquisition are intended to be included in the Borrowing Base, to the extent such assets exceed the greater of $25,000,000 and five percent (5%) of the Borrowing Base (exclusive of the assets so acquired), prior to the inclusion of such assets in the Borrowing Base, the Administrative Agent, in its discretion, shall have the right prior to the date such assets are first included in the Borrowing Base to conduct Collateral field audits and Inventory Appraisals with respect to such Restricted Subsidiary at the sole expense of the Borrowers; and

(vi)          the Payment Conditions are satisfied at the time such acquisition is consummated.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property, Permitted Liens; and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (b), (c), (e), and (j) of Section 6.02.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment by the Administrative Agent in accordance with customary business practices for comparable asset-based lending transactions. In exercising its Permitted Discretion, the Administrative Agent shall not establish or increase any Reserve except upon three (3) Business Days’ prior written notice (which may be by e-mail) to the Administrative Borrower following good faith discussions with the Administrative Borrower; provided further that prior notice and discussions with the Administrative Borrower shall not be required for (i) Reserves for (a) Swap Obligations and obligations under Treasury Services Agreements, in each case to the extent included in Secured Obligations; (b) rent at locations leased by any Loan Party; (c) consignee’s, warehousemen’s and bailee’s charges; and (d) if in the good faith judgment of the Administrative Agent, failure to implement such Reserve immediately could reasonably be expected to result in a Material Adverse Effect or adversely affect the Revolving Loan Priority Collateral or the rights of the Lenders hereunder, or (ii) for changes to any Reserves resulting solely by virtue of calculations of the amount of such Reserves in accordance with the methodology of calculation previously utilized.

“Permitted Indebtedness” shall have the meaning assigned to such term in Section 6.01.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Financing” means a securitization or other similar financing (including any factoring program) of assets or property that is non-recourse to Holdings, the Borrowers and the Restricted Subsidiaries, pursuant to (i) the Bahamas Receivables Purchase Agreement, or (ii) agreements substantially similar to the Bahamas Receivables Purchase Agreement and approved in writing by the Administrative Agent in its sole discretion.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except (i) by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such modification, refinancing, refunding, renewal or extension, (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made and (iii) to the extent such excess amounts is otherwise permitted to be incurred under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(e), (j) and (aa) (other than in respect of Indebtedness for borrowed money), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) such Permitted Refinancing is not secured by a Lien on any assets other than the collateral securing, and with no higher priority than, the Indebtedness being refinanced, (e) if unsecured, such Indebtedness shall remain unsecured (unless permitted to be secured by another provision of Section 6.02) and (f) no Loan Party that was not an obligor with respect to the Indebtedness being refinanced shall be an obligor under the Permitted Refinancing and if the Indebtedness being refinanced was (or was required to be) subject to an Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such Intercreditor Agreement providing for the same (or lesser) lien priority.  For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Reorganization” shall mean:

(a)          any corporate reorganization (or similar transaction or event) undertaken (each, a “Reorganization”), and each step reasonably required to effect such Reorganization, provided that, in connection therewith, (x) any assets distributed that were, immediately prior to such Reorganization, owned by Holdings and its Restricted Subsidiaries, continue to be owned by Holdings and its Restricted Subsidiaries, (y) any assets that were, immediately prior to such Reorganization, owned by a Loan Party prior to such Reorganization, continue to be owned by a Loan Party after giving effect to such Reorganization, and (z) any assets subject to a Lien in favor of the Collateral Agent immediately prior to such Reorganization shall be subject to a Lien in favor of the Collateral Agent after giving effect to such Reorganization; and

(b)          any transaction or series of transactions or steps, including using a scheme of arrangement under Pt 5.1 of the Australian Corporations Act or similar arrangement (the “Top-Hat Transaction”) pursuant to which Holdings becomes a wholly-owned direct or indirect subsidiary of a parent company (the “Top-Hat Company”), which shall be publicly listed, provided, that, after giving effect to such Top-Hat Transaction the Top-Hat Company shall be organized and existing under the laws of the United States, any state in the United States or the District of Columbia, Ireland or the United Kingdom, provided, that (y) any assets that were, immediately prior to such Reorganization, owned by a Loan Party prior to such Reorganization, continue to be owned by a Loan Party after giving effect to such Reorganization, and (z) any assets subject to a Lien in favor of the Collateral Agent immediately prior to such Reorganization shall be subject to a Lien in favor of the Collateral Agent after giving effect to such Reorganization;

in the case of any of clauses (i) and (ii) above, such Reorganization shall only qualify as a Permitted Reorganization if (w) no Default or Event of Default is continuing, (x) such Restructuring does not impair the Guarantee or the security interests of the Lenders in any material respect and is otherwise not adverse to the Lenders in any material respect, (y) no Borrower shall change its jurisdiction of organization or formation in connection therewith and (z) after giving effect to such Restructuring, Holdings and its Restricted Subsidiaries otherwise comply with Section 5.12.

“Permitted Secured Indebtedness” shall mean Indebtedness (including Commitments in respect thereof) permitted to be incurred under any Incremental Equivalent Debt, Ratio Indebtedness, Acquisition Debt, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt (each as defined under the Term Loan Agreement as in effect as of the date hereof) (with respect to Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, only to the extent not resulting from a Refinancing Amendment (as defined in the Term Loan Agreement as in effect on the date hereof)) and any Permitted Refinancing thereof, to the extent such Indebtedness is permitted to be secured pursuant to such definitions as set forth in the Term Loan Agreement as in effect as of the date hereof.

“Permitted Secured Indebtedness Intercreditor Agreement” shall mean the Intercreditor Agreement or a Market Intercreditor Agreement, as applicable.

“Permitted Securitization” shall mean a Securitization that complies with the following criteria: (a) the cash portion of the initial purchase price paid by the Securitization Subsidiary to Holdings and its Subsidiaries at closing for the Securitization Assets is at least 75% of the Fair Market Value of the Securitization Assets at such time; (b) the aggregate Investment by Holdings or any of its Subsidiaries in the Securitization Subsidiary does not exceed the customary investment required in the securitization market; and (c) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral (unless the Securitization Subsidiary is a South African Subsidiary, is not owned by a Loan Party, the granting of a Lien in the Seller’s Retained Interest would result in a violation of applicable Requirements of Law or the Administrative Agent determines in its reasonable discretion that the benefit to the Secured Parties of the granting of a Lien in Seller’s Retained Interest is substantially outweighed by the burden of granting such a Lien) and, subject to the foregoing, all necessary steps to perfect a security interest in such Seller’s Retained Interest for the benefit of the Secured Parties are taken by Holdings and its Subsidiaries.

“Permitted Securitization Agent” shall mean any collateral agent or similar representative of the secured parties under any Permitted Securitization or, if no such representative exists, the provider or providers of such Permitted Securitization.

 “Permitted Securitization Intercreditor Agreement” shall have the meaning assigned to such term in Section 6.01(k).

“Permitted Seller Notes” shall mean any promissory note issued by Holdings or any of its Restricted Subsidiaries to a seller in any Permitted Acquisition or another permitted Investment constituting part of the purchase price thereof (or to a third party lender in connection with any Permitted Acquisition or another permitted Investment); provided that (unless agreed to by the Administrative Agent in its sole discretion) such Indebtedness (a) is unsecured; (b) is expressly subordinated to the prior payment in full in cash of Obligations; and (c) has a scheduled maturity of at least 90 days beyond the Revolving Maturity Date.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.20(d).

“PPSA Australia” shall mean (a) the Personal Property Securities Act 2009 (Cth), (or any successor statute) and any regulation made at any time under the Personal Property Securities Act 2009 (Cth), including the Personal Property Securities Regulations 2009 (Cth) (each as amended from time to time); and (b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in clause (a).

“Preferred Stock” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Products” shall mean the products developed, researched, manufactured (including mining and exploring for raw materials for manufacture), distributed, marketed or sold by Holdings and its Restricted Subsidiaries, including those set forth on Schedule 1.01(c).

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated Adjusted EBITDA made in accordance with clause (b) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (a) in making any determination of Consolidated Adjusted EBITDA or any component thereof, effect shall be given to any Specified Transaction, the Cristal Acquisition and any synergies, operating improvements, cost savings or restructurings of the business of Holdings or any of the Restricted Subsidiaries, in each case, that occurred during the Reference Period or with respect to any such event or transaction included in the definition of Specified Transactions are expected to occur within eight (8) fiscal quarters of the determination to take such actions and which Holdings determines are reasonably identifiable and projected in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken, and without duplication of any such amount included in Consolidated Adjusted EBITDA pursuant to the definition thereof, and provided that any increase in Consolidated Adjusted EBITDA as a result of synergies, operating improvements, cost savings and restructurings pursuant to this definition shall be subject to the limitations set forth in clause (b) of the definition of Consolidated Adjusted EBITDA; (b) in making any determination on a Pro Forma Basis, of Pro Forma Compliance or of Pro Forma Effect, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or repaid during the Reference Period (or with respect to Indebtedness repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or repaid at the beginning of such period and (y) interest expense of such Person attributable to interest on any Indebtedness for which pro forma effect is being given as provided in preceding clause (x) bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, (c) with respect to (A) any redesignation of a Subsidiary as an Restricted Subsidiary, effect shall be given to such Subsidiary redesignation and all other Subsidiary redesignations after the first day of the    relevant Reference Period and on or prior to the date of the respective Subsidiary redesignation then being designated, collectively and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively and (d) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to the classification thereof as discontinued operations (and the Consolidated Adjusted EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated. Whenever a financial ratio or test or covenant is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of Holdings are available and have been delivered to the Administrative Agent pursuant to Section 5.01(b) or Section 5.01(c).

“Pro Forma Disposal Adjustment” shall mean taking into account any limitations set forth in the definition of Pro Forma Basis, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated Adjusted EBITDA projected by the Borrower in good faith as a result of contractual arrangements between Holdings or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated Adjusted EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Forma Financial Statements” has the meaning assigned to such term in the definition of “Specified Financial Statements.”

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.19(b) and (c), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its Swingline Exposure or LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“Projections” shall have the meaning assigned to such term in Section 3.05(c).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Property Material Adverse Effect” shall have the meaning assigned thereto in the Mortgage.

“Public Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Qualified Capital Stock” of any Person shall mean any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified Cash” shall mean with respect to any Person, the amount of unrestricted cash and Cash Equivalents of such Person that are on deposit in a deposit account or securities account of such Person which deposit account or securities account is maintained in the United States or the United Kingdom, and is subject to a perfected first priority security interest in favor of the Administrative Agent minus prior to the consummation of the Cristal Acquisition (or the time that the Cristal Acquisition Transaction Agreement is terminated), the lesser of the amount of Qualified Cash that shall be (x) utilized as consideration to consummate the Cristal Acquisition and (y) payable to reduce the outstanding Indebtedness under the Term Loan Agreement.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Holding Company Debt” shall mean unsecured Indebtedness of ~~Holdings~~any Holding Company that:

(1)          is not subject to any Guarantee by any Subsidiary of ~~Holdings~~any Holding Company (including any Loan Party, but excluding any other Holding Company),

(2)          will not mature prior to the date that is six (6) months after the Revolving Maturity Date with respect to any Loans in effect on the date of issuance or incurrence thereof,

(3)          has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (5) below),

(4)         does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the later to occur of (i) the date that is four (4) years from the date of the issuance or incurrence thereof and (ii) the date that is 180 days after the Revolving Maturity Date in effect on the date of such issuance or incurrence, and

(5)        has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company);

provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Ratio Indebtedness” shall have the meaning assigned to such term in the Term Loan Agreement as in effect as of the date hereof.

“Real Estate Asset” shall mean, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any Real Property.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(d) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Transaction” means, with respect to any Limited Condition Transaction, (i) any incurrence of Indebtedness or Liens and (ii) any making of Asset Sales, Permitted Acquisitions, other Investments or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Restricted Junior Payment, in each case of clauses (i) and (ii), undertaken in connection with such Limited Condition Transaction.

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material and including the migration of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Currency Equivalent” shall mean the Dollar Equivalent or the Euro Equivalent, as applicable.

“Remedial Action” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24); and (b) all other actions required pursuant to any Environmental Law or by any Governmental Authority, voluntarily undertaken or otherwise reasonably necessary to (i) clean up, investigate, sample, evaluate, monitor, remediate, remove, correct, contain, treat, abate or in any other way address any Release of Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release or migration, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Reorganization” has the meaning assigned to such term in the definition of “Permitted Reorganization.”

“Required Lenders” shall mean two (2) or more Lenders having Revolving Commitments or Revolving Exposure more than 50% of the sum of total Revolving Exposures and Revolving Commitments of all Revolving Lenders at such time; provided that the Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Reserves” shall mean, without duplication, the sum of the Australian Reserves, the Dutch Reserves and the U.S. Reserves, as the context may require.

“Responsible Officer” shall mean the chief executive officer, president, vice president, chief financial officer, secretary, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Junior Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interests of any Company now or hereafter outstanding, except a non-cash dividend payable solely in shares of that class of stock to the holders of that class or in options, warrants or other rights to purchase such stock; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of any Company (or any direct or indirect parent thereof) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Company (or any direct or indirect parent of any Borrower or Holdings) now or hereafter outstanding; (d) any management or similar fees payable to any equityholders other than a Loan Party; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment, with respect to, (i) the Permitted Seller Notes, (ii) the Term Loan Agreement, or (iii) any Subordinated Indebtedness.

“Restricted Obligation” has the meaning set forth in Section 7.09.

“Restricted Subsidiary” shall mean a Subsidiary other than an Unrestricted Subsidiary~~.~~, and each of Tronox Sands LLP, Tronox Sands UK Holdings Limited, Tronox Sands Investment Funding Limited, and Tronox UK Finance Limited shall constitute Restricted Subsidiaries.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Business Day preceding the Revolving Maturity Date; and (b) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule II to this Agreement or by an Incremental Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Lenders’ Revolving Commitments on the ~~Closing~~Amendment No. 2 Effective Date is $~~550,000,000~~350,000,000.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean, as the context may require, a U.S. Revolving Loan, an Australian Revolving Loan or a Dutch Revolving Loan.

“Revolving Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Revolving Maturity Date” shall mean the earlier of (a) the date which is five (5) years after the Closing Date, (b) the date which is three (3) months prior to the maturity of the Term Loan Agreement (as such date may be extended pursuant to the terms thereof or as a result of any Permitted Refinancing thereof into one or more other credit facilities), and (c) date which is three (3) months prior to the maturity of the Senior Unsecured 2022 Notes (as such date may be extended pursuant to the terms thereof or as a result of any Permitted Refinancing thereof into one or more other credit facilities); provided that, in each case, if such date is not a Business Day, the first Business Day thereafter.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.10.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State, the European Union, any Member State of the European Union, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the European Union, the United Kingdom (including without limitation, sanctions enforced by Her Majesty’s Treasury), the government of Switzerland or any similar laws of those jurisdictions where Holdings or any of its Subsidiaries does business.

“Seasonal Period” shall mean a period of one hundred twenty (120) consecutive days in each three hundred sixty (360) day period as designated by the Administrative Borrower by written notice to the Administrative Agent not less than sixty (60) days prior to the beginning of such Seasonal Period.  For the avoidance of doubt, the Seasonal Period for any three hundred sixty (360) day period shall be the same period for purposes of calculating the Borrowing Base in each applicable jurisdiction. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Loan Parties, the Administrative Agent and the Lenders hereby agree and acknowledge that the Seasonal Period applicable to the three hundred sixty (360) day period immediately following the Amendment No. 2 Effective Date shall be the consecutive one hundred twenty (120) day period commencing on April 1, 2019 and ending on July 30, 2019.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Leverage Ratio” shall mean the ratio as of the last day of any fiscal quarter of (a) Consolidated Net Debt as of such day (other than any portion of Consolidated Net Debt that is unsecured) to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.

“Secured Obligations” shall mean (a) the Obligations; (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties under each Swap Agreement entered into with any counterparty that is a Secured Party; and (c) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party; provided that the Administrative Agent shall establish a Reserve for the amount of obligations under Swap Agreements or Treasury Services Agreements for such Swap Agreements or Treasury Services Agreements to constitute Secured Obligations. Notwithstanding the foregoing, in no event shall the Secured Obligations include any Excluded Swap Obligation.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each counterparty to a Swap Agreement or Treasury Services Agreement if at the date of entering into such Swap Agreement or Treasury Services Agreement such Person was an Agent or a Lender or an Affiliate of an Agent or a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, acknowledged and agreed to by the Administrative Borrower, in form and substance acceptable to the Administrative Agent pursuant to which such Person (a) appoints the Collateral Agent as its agent under the applicable Loan Documents; (b) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender; and (c) setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Collateral” shall mean the Pledged Equity Interests (as defined in the U.S. Security Agreement), the Intercompany Notes and any dividends, interest or distributions in respect of or in exchange for any or all of the Pledged Equity Interests or Intercompany Notes.

“Securitization” shall mean any transaction or series of transactions entered into by a Non-Eligible Subsidiary pursuant to which such Non-Eligible Subsidiary sells, conveys, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary finances the acquisition of such Securitization Assets with the cash proceeds of Indebtedness permitted to be incurred by such Securitization Subsidiary or the realization of proceeds from the Securitization Assets in the ordinary course of business, or any similar arrangement with respect to the monetization of receivables reasonably acceptable to the Administrative Agent, it being understood that a Securitization may involve periodic transfers or pledges of accounts receivable in which new Securitization Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Securitization Assets, or interests therein; provided that any such transactions shall otherwise comply with the requirements of this Agreement relating to Securitizations.

“Securitization Assets” shall mean any accounts receivable owed to an Non-Eligible Subsidiary (whether now existing or arising or acquired or formed in the future), arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by such Non-Eligible Subsidiary to a Securitization Subsidiary.

“Securitization Subsidiary” shall mean a Subsidiary of Holdings that engages in no activities other than in connection with the financing of accounts receivable (and activities incidental thereto) and that is designated by the board of directors (or similar governing body) of Holdings (as provided below) as a Securitization Subsidiary and: (a) has no Indebtedness or other Obligations (contingent or otherwise) that: (i) are guaranteed by Holdings, any Borrower or any of their Subsidiaries; (ii) are recourse to or obligate Holdings, any Borrower or any of their Subsidiaries in any way or create a Lien on, or otherwise encumber or restrict, the Collateral in any way; or (iii) subjects any property or assets of Holdings, any Borrower or any of their Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (b) has no contract, agreement, arrangement or undertaking (except in connection with a Permitted Securitization) with Holdings, any Borrower or any of their Subsidiaries other than on terms no less favorable to Holdings, such Borrower or such Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of a Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivables; (c) neither Holdings, nor any Borrower nor any of their Subsidiaries has any obligation to maintain or preserve the Securitization Subsidiary’s financial condition or cause the Securitization Subsidiaries to achieve certain levels of operating results; and (d) does not commingle its funds or assets with those of any Borrower or any other Loan Party, in each case, other than Standard Securitization Undertakings. Any such designation by the Board of Directors of Holdings will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an officers’ certificate certifying, to such officer’s knowledge and belief, that such designation complied with the foregoing conditions.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to any Security Document (a) on the Closing Date or (b) thereafter pursuant to Section 5.10 or 5.11.

“Security Documents” shall mean the U.S. Security Agreement, the Australian Security Agreements, the Dutch Security Agreements, the UK Security Agreements, the Mortgages (if any), the Intellectual Property Security Agreements, the Intercreditor Agreement, the Bailee Letters (if any), the Landlord Access Agreements (if any) and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the U.S. Security Agreement, any Foreign Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the U.S. Security Agreement, any Foreign Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“Security Trustee” shall have the meaning assigned to such term in Section 9.13(c).

“Seller’s Retained Interest” shall mean the debt or equity interests held by Holdings or a Subsidiary of Holdings in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which Holdings or a Subsidiary of Holdings has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

 “Senior Representative” shall mean, with respect to any series of notes or term loans constituting Permitted Secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Unsecured 2020 Notes” means an indenture dated as of August 20, 2012 providing for the issuance of 6.375% unsecured Senior Notes due 2020.

“Senior Unsecured 2022 Notes” means an indenture dated as of March 19, 2015 providing for the issuance of 7.50% unsecured Senior Notes due 2022.

“Senior Unsecured 2022 Notes Documents” shall mean that certain indenture pursuant to which the Senior Unsecured 2022 Notes are issued and the related documents entered into pursuant thereto.

“Sold Entity or Business” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”

“Solvent” and “Solvency” shall mean:

(a) with respect to any incorporated, registered or organized under the laws of Australia or any state or territory thereof, such Person (i) does not become, does not admit in writing that it is, is not declared to be, or is not deemed under any applicable Requirements of Law to be, insolvent under Australian law; (ii) is able to pay its debts (as and when they become due and payable) and does not stop payments of its debts generally; (iii) is not found or declared by a court to be insolvent under Australian law, is not insolvent within the meaning of sections 95A(1) and (2) of the Corporations Act or otherwise found or deemed to be insolvent by law or a court; (iv) complies with a statutory demand that has not been stayed or overturned within the meaning of section 459F(1) of the Corporations Act; (v) is not the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act; (vi) is not insolvent under administration (as defined in the Corporations Act; (vii) is not in liquidation, is not in provisional liquidation, is not under administration or wound up and has not had a Controller (as defined in the Corporations Act) appointed to its property; (viii) is not subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Administrative Agent); and (b) with respect to any other Person on any date of determination, that on such date (i) the Fair Value and the Present Fair Saleable Value of the assets of such Person exceeds such Person’s Stated Liabilities and Identified Contingent Liability; (ii) such person does not have Unreasonably Small Capital; and (iii) such Person can pay its Stated Liabilities and Identified Contingent Liability as they mature.

For purposes of the foregoing:

(a)          “Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of a Person would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act,

(b)         “Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated (provided that for purposes of determining Solvency on the Closing Date, this clause (b) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date);

(c)          “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person;

(d)          “Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of such person; provided that for purposes of determining Solvency on the Closing Date, this clause (d) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities pursuant to the proviso in clause (c) above)) as identified and explained in terms of their nature and estimated magnitude;

(e)          “Can pay their Stated Liabilities and Contingent Liabilities as they mature” means such Person will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable; provided that for purposes of determining Solvency on the Closing Date, this clause (e) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date); and

(f)          “Do not have Unreasonably Small Capital” means such Person will have sufficient capital to ensure that it is a going concern.

“South African Credit Agreement” means that certain Term Loan and Revolving Credit Facilities Agreement, dated on or about the Amendment No. 2 Effective Date (as amended, supplemented and/or refinanced), among Tronox Mineral Sands Proprietary Limited and Tronox KZN Sands Proprietary Limited, as borrowers with joint and several liability, the lenders party thereto from time to time, The Standard Bank of South Africa Limited, as Coordinating Bank, and Firstrand Bank Limited, as Facility Agent.

“South African Subsidiaries” shall mean any Subsidiary formed under the laws of the Republic of South Africa or any Subsidiary if, as a result of providing a Guaranty of the Obligations or providing any Collateral or being a party to any of the Loan Documents, such Subsidiary would violate any applicable South African “Black Empowerment” laws, any South African exchange control regulations or any other similar South African laws and regulations applicable to it.

“Specified Event of Default” shall mean an Event of Default pursuant to Section 8.01(a), (b) (but only with respect to a breach of Section 2.22, Section 6.07 or Section 5.18 (after giving effect to the grace period contained in Section 8.01)), (f), (g) or (m).

“Specified Financial Statements” shall mean (a) audited consolidated balance sheets of Holdings and its consolidated subsidiaries for the fiscal years ended December 31, 2014, December 31, 2015 and December 25, 2016, and the related consolidated statements of income and cash flows of Holdings and its consolidated subsidiaries, including the notes thereto; (b) the unaudited consolidated balance sheet of Holdings and its consolidated subsidiaries as at the end of, and related unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period ended June 30, 2017; and (c) a pro forma consolidated balance sheet as of June 30, 2017, and related pro forma statement of income of ~~Holdings~~Tronox Limited for the trailing 12-month period ended June 30, 2017 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (the pro forma financial statements described in this clause (iii), the “Pro Forma Financial Statements”); provided, that no Pro Forma Financial Statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R).

“Specified Transaction” means, with respect to any period, any Investment, Asset Sale, incurrence or repayment of Indebtedness, Restricted Junior Payment, subsidiary designation, operating improvements, restructurings or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” to such event.

“Spot Selling Rate” shall mean the spot selling rate at which the Administrative Agent offers to sell any currency (other than dollars) for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, repurchase obligations and indemnities entered into by Holdings, any Borrower or any of their Subsidiaries which are customary for a seller or servicer of assets transferred in connection with a Securitization.

 “Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of the Borrowers or any of their respective Subsidiaries; (b) the obligations of third-party insurers of the Borrowers or any of their respective Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit; (c) performance, payment, deposit or surety obligations of the Borrowers or any of their respective Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry; or (d) Indebtedness of the Borrowers or any of their respective Subsidiaries permitted to be incurred under Section 6.01.

“Sterling” shall mean the lawful currency of the United Kingdom.

“Subsequent Transaction” has the meaning set forth in Section 1.09.

“Subordinated Indebtedness” means any Indebtedness contractually subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” shall mean, with respect to any Person at any date, (a) any corporation, partnership, private limited company, public limited company, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings subject to the proviso in the preceding sentence.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10 and executes a Joinder Agreement in connection therewith.

“Supermajority Lenders” shall mean two (2) or more Lenders having Revolving Commitments and Revolving Exposure of more than 66 2/3% of the sum of total Revolving Exposures and Revolving Commitments of all Revolving Lenders at such time; provided that the Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

 “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $55,000,000, but shall in no event exceed 10% of the aggregate Revolving Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender to a U.S. Borrower pursuant to Section 2.17.

“Swiss Guarantor” has the meaning set forth in Section 7.09.

“Swiss Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed in Switzerland.

“Tax Consolidated Group” shall mean a “consolidated group” or an “MEC group” each as defined in the Australian Tax Act.

“Tax Credit” shall mean a credit against, relief or remission for, or refund or repayment of, any Taxes.

“Tax Payment” shall mean the payment of an additional amount by a Relevant Borrower under Section 2.24(b) or Section 2.25(a) or a payment made by the Relevant Borrower under Section 2.24(c).

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by Holdings in good faith) entered into after the date hereof so long as such Tax Restructuring does not impair the Guarantee or the security interests of the Lenders in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such Tax Restructuring, Holdings and its Restricted Subsidiaries otherwise comply with Section 5.12.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean any “Loan” as defined in the Term Loan Agreement

“Term Loan Agent” shall mean the agent under the Term Loan Agreement and related collateral documents, and any successor or new agent thereunder. As of the Closing Date, Bank of America, N.A. is the Term Loan Agent.

“Term Loan Agreement” shall mean the First Lien Term Loan Agreement, dated as of the Closing Date, by and among ~~Holdings~~Tronox Limited, Tronox Finance LLC, Blocked Borrower, the Term Loan Agent and the other parties thereto, and any extension, renewal, refinancing or replacement, in whole or in part (whether with the same group of lenders or a different group of lenders) in accordance with the terms of this Agreement and the Intercreditor Agreement.

“Term Loan Documents” shall mean the Term Loan Agreement and the other Loan Documents as defined in the Term Loan Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date for which financial statements (a) have been (or were required to have been) delivered pursuant to Section 5.01(b) or Section 5.01(c) or (b) for which internally available financial statements have been made available to the Administrative Agent.

“TFA” shall mean a tax funding agreement between the members of a Tax Consolidated Group which includes (a) reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; and (b) reasonably appropriate arrangements for the compensation of each member  of the Tax Consolidated Group to compensate such member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group.

“the Netherlands” means the part of the Kingdom of The Netherlands located in Europe.

“Title Company” shall mean any title insurance company as shall be retained by the Borrowers and reasonably acceptable to the Administrative Agent.

“Top Hat Company” shall have the meaning assigned to such term in the definition of “Permitted Reorganization.”

“Top Hat Reorganization” shall have the meaning assigned to such term in the definition of “Permitted Reorganization.”

“Top Hat Transaction” shall have the meaning assigned to such term in the definition of “Permitted Reorganization.”

“Total Net Leverage Ratio” shall have the meaning assigned to such term in the Term Loan Agreement as in effect as of the date hereof.

“Top 20 Customer” means each of those certain customers of the Borrowers which are the twenty (20) largest revenue-generating customers of the Borrowers, as calculated on a trailing twelve (12) month  basis as of the most recent calendar month ended prior to the Amendment No. 2 Effective Date, and as set forth on Schedule 1.01(i). Such Schedule 1.01(i) shall be updated by the Collateral Agent (from information received by the Borrowers that is acceptable to Collateral Agent in its Permitted Discretion) promptly following each calendar quarter to reflect any changes in such list of customers of the Borrowers.

“Transaction Costs” shall mean the fees, costs and expenses payable by Holdings, any Borrower or any of Holdings’ Subsidiaries in connection with the transactions contemplated by the Loan Documents (and the refinancing of the outstanding Indebtedness under the Existing Credit Agreement), the Term Loan Documents, the satisfaction and discharge and/or redemption of the Senior Unsecured 2020 Notes and the issuance of the New Notes.

“Transaction Documents” shall mean the Loan Documents, the Term Loan Documents and the New Notes Documents.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents (including the refinancing of the outstanding Indebtedness existing under the Existing Credit Agreement); (b) the execution, delivery and performance of the Term Loan Documents, (c) the issuance of the New Notes, (d) the satisfaction and discharge and/or redemption of the Senior Unsecured 2020 Notes and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds or to corporate credit cards or p-cards.

“Tronox Bahamas” shall mean Tronox Pigments Ltd., a Bahamian entity.

~~“Tronox Inc.” shall mean Tronox Incorporated, a Delaware corporation.~~

 “Tronox Holdings Coöperatief” shall mean Tronox Holdings Coöperatief U.A., a cooperative with excluded liability under Dutch law (coöperatie met uitgesloten aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands and having its principal place of business at Lot 22, Mason Road, Kwinana Beach, Western Australia 6167, Australia, registered with the Dutch trade register of the chamber of commerce under number 55056113.

“Tronox Holdings Europe” shall mean Tronox Holdings Europe C.V., a limited partnership (commanditaire vennootschap) formed and existing under Dutch law, having its business address at 1 Brodie Hall Drive, Bentley, Westerns Australia 6102, Australia, registered with the Dutch trade register under number 24424862 (the “Partnership”), represented by Tronox Worldwide Pty Ltd, a proprietary company limited by shares incorporated under the laws of Australia, having its business address at 1 Brodie Hall Drive, Bentley, Western Australia 6102, Australia, registered under the number ACN 158 561 061, in its capacity as the general partner (beherend vennoot) of the Partnership.

“Tronox Holdings” shall mean Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales with registered number 11653089.

“Tronox Inc.” shall mean Tronox Incorporated, a Delaware corporation.

“Tronox Intermediate Holdings” means Tronox Investment Holdings Limited, a private limited company incorporated under the laws of England and Wales with registered number 11880284.

“Tronox Limited” has the meaning assigned to such term in the preamble hereto.

 “Tronox Pigments (Netherlands)” shall mean Tronox Pigments (Netherlands) B.V., a private company with limited liability under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, having its registered address at Lot 22, Mason Road, Kwinana Beach, Western Australia 6167, Australia, registered with the Dutch trade register of the chamber of commerce under number 34132341.

“TSA” shall mean an agreement between the members of a Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any applicable Requirements of Law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act, any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“UK” shall mean England and Wales.

“UK Financing Subsidiary” shall mean a Subsidiary of Holdings organized under the laws of England or Wales which is designated by the Administrative Borrower as a finance subsidiary in a notice to the Administrative Agent. The principal purpose of the finance subsidiary shall be to facilitate financing of Holdings and its Subsidiaries on a global basis and it shall not conduct any operations other than financing activities and activities reasonably incidental thereto.

“UK Finance Reserve” shall mean a reserve against the Borrowing Base established by the Administrative Agent in its Permitted Discretion on account of the funding of bank accounts owned by a UK Financing Subsidiary, which reserve shall not exceed an amount equal to one year’s payroll expense of the applicable UK Financing Subsidiary.

“UK Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed in the UK.

“UK Security Agreements” shall mean collectively, (a) that certain UK Debenture, dated the Closing Date, among the Loan Parties party thereto and the Collateral Agent; and (b) each other pledge or security agreement, including, without limitation, share charges and debentures, governed by the laws of England and Wales between or among any Loan Party incorporated or organized under the laws of England and Wales or any province or territory thereof and the Collateral Agent.

“Undervalued Asset” has the meaning set forth in Section 7.09(f).

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean a Subsidiary (other than a Holding Company or any Borrower) designated by the Administrative Borrower as an Unrestricted Subsidiary pursuant to Section 5.20 subsequent to the Closing Date and, ~~as of the Closing Date,~~ Tronox GmbH, Tronox Pigments GmbH, Tronox Pigments (Singapore) Pte. Ltd. ~~Tronox Sands LLP, Tronox Sands UK Holdings Limited, Tronox Sands Investment Funding Limited, Tronox UK Finance Limited~~ and the Blocked Borrower.

“U.S. Borrowers” shall mean (a) the Initial U.S. Borrower; and (b) any Additional Co-Borrower organized under the laws of the United States that may become a party hereto after the date hereof.

“U.S. Borrowing Availability” shall mean at any time the lesser of (a) the U.S. Borrowing Base at such time; and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less the aggregate U.S. Revolving Exposure of all Lenders at such time.

“U.S. Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum of, without duplication:

(a)          the book value of the U.S. Eligible Accounts multiplied by the Accounts Advance Rate;

(b)          the lesser of, (i) the Inventory Cost Advance Rate multiplied by the Cost of the U.S. Eligible Inventory, and (ii) the Inventory Recovery Advance Rate multiplied by the Net Recovery Cost Percentage multiplied by the Cost of the U.S. Eligible Inventory; minus

(c)          any U.S. Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion.

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deem appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the U.S. Borrowing Base.

“U.S. Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(c).

“U.S. Eligible In-Transit Inventory” shall mean Inventory owned by a U.S. Borrower that otherwise satisfies the criteria for U.S. Eligible Inventory set forth herein but is located outside of the United States of America and which is in transit to either the premises of a Freight Forwarder in the United States of America or the premises of such U.S. Borrower in the United States of America which are either owned and controlled by such U.S. Borrower or leased by such U.S. Borrower; provided, that no Inventory shall be U.S. Eligible In-Transit Inventory unless:

(a)          the Collateral Agent, on behalf of Secured Parties, has a perfected, First Priority Lien upon such Inventory and all documents of title with respect thereto;

(b)          such Inventory either (i) is the subject of a negotiable bill of lading (A) in which the Collateral Agent is named as the consignee (either directly or by means of endorsements); (B) that was issued by the carrier respecting such Inventory that is subject to such bill of lading; and (C) that is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on the Collateral Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder; or (ii) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multi-modal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multi-modal transport operator, in any case respecting such Inventory and either (A) names the Collateral Agent as the consignee (either directly or by means of endorsements); or (B) is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder;

(c)          such Borrower has title to such Inventory;

(d)          the Collateral Agent shall have received a Freight Forwarder Letter, duly authorized, executed and delivered by the Freight Forwarder located in the United States of America handling the importing, shipping and delivery of such Inventory;

(e)          such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, required by the Loan Documents, and the Collateral Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner reasonably acceptable to the Collateral Agent;

(f)          such Inventory is not subject to a Letter of Credit; and

(g)          such Inventory shall not have been in transit for more than forty-five (45) days;

provided that the Administrative Agent may, in its discretion, exclude any particular Inventory from the definition of “U.S. Eligible In-Transit Inventory” in the event the Administrative Agent determines in its Permitted Discretion that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Administrative Agent to arise which may otherwise adversely impact the ability of the Administrative Agent to realize upon a material portion of such Inventory.

Notwithstanding the above, (x) U.S. Eligible Inventory in transit from a third party shall not be excluded from the definition of U.S. Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date up to an aggregate amount of $12,000,000 for all U.S. Eligible In-Transit Inventory and (y) U.S. Eligible Inventory in transit from a Loan Party to another Loan Party shall not be excluded from the definition of U.S. Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date.

“U.S. Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(f).

“U.S. Entity” shall mean any Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Loan Parties” shall mean (a) the U.S. Borrowers and (b) any other Loan Parties organized under the laws of the United States.

“U.S. Reserves” shall mean the sum (without duplication) of all reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial U.S. Reserves, if any, shall be as set forth on the Borrowing Base Certificate delivered for purposes of the Closing Date.

“U.S. Revolving Loan” shall mean a Loan made by the Lenders to a U.S. Borrower pursuant to Section 2.01(a). Each U.S. Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“U.S. Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of Closing Date, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.”

“VAT” shall mean

(a)          any tax imposed in compliance with the Council Directive of 28 November 2006 or the common system of value added tax (EC Directive 2006/112); and

(b)          any other tax of a similar nature, that is either (i) imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above; or (ii) imposed elsewhere.

“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Whitewash Australian Entity” means any Australian Subsidiary which is required to obtain approval to the giving of financial assistance in accordance with section 260B of the Corporations Act.

“Whitewash Completion Date” shall mean in respect of each Australian Subsidiary from time to time that is a Whitewash Australian Entity, (i) while the ultimate Australian holding company of that Whitewash Australian Entity is a public company, the date which is no later than 60 days (or such longer period as consented to by the Australian Security Trustee in its sole discretion) after the next scheduled annual general meeting of ~~Holdings~~that ultimate Australian holding company after the date such Australian Subsidiary is acquired by, or otherwise becomes a Subsidiary domiciled in Australia of, Holdings or one of its Subsidiaries or (ii) otherwise, the date which is no later than 90 days (or such longer period as consented to by the Australian Security Trustee in its sole discretion) after such Australian Subsidiary is acquired by, or otherwise becomes a Subsidiary domiciled in Australia of, Holdings or one of its Subsidiaries.

“Whitewash Documents” means the documents, in a form approved by the Administrative Agent (acting reasonably), required under section 260B of the Corporations Act for approving the giving of financial assistance being given by any Australian Subsidiary that is a Whitewash Australian Entity under all relevant Loan Documents to which it is proposed to be a party, including, in respect of each Whitewash Australian Entity and the ultimate Australian holding company, the circular or sole member (as applicable) resolution approving the giving of the financial assistance by the relevant company, an explanatory statement setting out all the information that is material to the decision on how to vote on such resolution, a notice proposing the passing of a resolution to approve the giving of the financial assistance and as required, ASIC forms 2602 (financial assistance details), 2601 (intention to give financial assistance) (other than for the ultimate Australian holding company) and 2205 (notification of resolutions regarding shares) (including, in each case, with all necessary attachments, if any).

“Whitewash Resolution Date” shall mean, in respect of an Australian Subsidiary that is a Whitewash Australian Entity, the date which is at least 14 days prior to the relevant Whitewash Completion Date for such Australian Subsidiary.

“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person; and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” shall mean the lawful currency of Japan.

“ZAR” shall mean the lawful currency of the Republic of South Africa.

Section 1.02          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Swingline Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Swingline Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about”; and (i) unless all references herein or specified otherwise, be references to Eastern time (daylight or standard, as applicable).

Section 1.04          Accounting Terms; GAAP.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Notwithstanding anything to the contrary herein, but subject to Section 1.09, for purposes of determining compliance with any test contained in this Agreement, the Total Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio that are calculated with respect to any Test Period during which a Specified Transaction occurs shall be calculated on a Pro Forma Basis.  Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Specified Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

(c)          Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Holdings and the Restricted Subsidiaries.

(d)          In the event that the Administrative Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Administrative Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating Holdings’ financial condition shall be substantially the same after such change as if such change had not been made.  Until such time as such an amendment shall have been executed and delivered by the Administrative Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Administrative Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)          Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capitalized Lease Obligation,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capitalized Lease Obligations in conformity with GAAP on the date hereof shall be considered Capitalized Lease Obligations (also including subleases, the “2017 GAAP Leases”), and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. A “Capitalized Lease Obligation” is any lease which would, in accordance with GAAP as at the original date of this Agreement, be treated as a “Capitalized Lease Obligation” but, for the avoidance of doubt, shall exclude any lease, concession, license of property or other arrangement (or guarantee thereof) which would be considered an operating lease under GAAP as at the original date of this Agreement which is subsequently treated as “Capitalized Lease Obligations” as a result of any change to the treatment of such leases or other arrangements under GAAP.

Section 1.05          Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06          UCC/PPSA Australia. As used herein, (a) the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper”, “Commercial Tort Claim”, “Equipment”, “Instrument”, “Investment Property” and “Proceeds”; and (b) as such terms relate to any such Property located in Australia, “Chattel Paper” and “Proceeds” shall refer to chattel paper and proceeds as those terms are defined in the PPSA Australia, “Equipment” shall refer to goods (other than goods that are consumer property or inventory) as those terms are defined in the PPSA Australia, “Instrument” shall refer to negotiable instrument as that term is defined in the PPSA Australia and “Investment Property” shall refer to investment instrument and intermediated security as those terms are defined in the PPSA Australia to the extent applicable.

Section 1.07          Currency Matters. Rates.

(a) All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than dollars shall be determined by the Administrative Agent on a daily basis based on the Spot Selling Rate. No Default or Event of Default shall arise as a result of any limitation of threshold in Article VI set forth in dollars being exceeded solely as a result of changes in currency exchange rates after the date of the relevant action, event or condition. Each Borrower shall report Cost and other Borrowing Base components to Agent in the currency shown in such Borrower’s financial records, and unless expressly provided otherwise, Holdings shall deliver consolidated financial statements and calculate financial covenants in dollars; provided that all Borrowing Base Certificates shall report the Borrowing Bases in dollars and any Borrowing Base component payable by the applicable Account Debtor in a currency other than dollars shall be valued at the Dollar Equivalent of such amount as of the month-end to which such Borrowing Base Certificate relates and the Administrative Agent may from time to time in its discretion update such Dollar Equivalent based upon changes in the currency exchange rate. For purposes of determining the Consolidated Fixed Charge Coverage Ratio and other financial tests in this Agreement, amounts denominated in a currency other than dollars shall be converted to dollars at the currency exchange rate used in preparing the Borrowers’ financial statements corresponding to the test period with respect to the applicable date of determination. Notwithstanding anything herein to the contrary, except as otherwise expressly required in this Agreement, if any Obligation is funded and expressly denominated in a currency other than dollars, Borrowers shall repay such Obligation in such other currency.

(b) In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Agent and Borrowers and the Administrative Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to ABR Loans, and (z) Borrowers shall not be entitled to request or maintain LIBOR Rate Loans until such Lender determines that it would no longer be unlawful or impractical to do so.  Administrative Agent agrees to exercise good faith in the administration of this clause (b) in a manner, as applied to Borrowers, that is not materially different from the manner in which Administrative Agent is then administering the application of similar provisions under other, similar credit facilities with similarly-situated customers of Administrative Agent.

Section 1.08          Timing of Payment and Performance.  When the payment of any obligations or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period” herein) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.09          Certain Calculations and Tests.

(a)          Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of (i) determining compliance with any provision in this Agreement or any Loan Document that requires the calculation of any financial ratio or test (including, without limitation, any Consolidated Fixed Charge Coverage Ratio test), (ii) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default), in either case without limitation upon the requirement that the conditions precedent to all Credit Extensions be satisfied in accordance with Section 4.02 on the date of such Credit Extension, or (iii) testing any cap expressed as a percentage of Consolidated Adjusted EBITDA and any other availability of a “basket” or exception set forth in Article VI, in each case in connection with a Specified Transaction or other transaction permitted hereunder, undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, at the election of Holdings (Holdings’ election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), will be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Test Period ending prior to the LCA Test Date, Holdings could have taken such action on the relevant LCA Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or “basket”, such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with.  For the avoidance of doubt, if Holdings has made an LCA Election and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, (A) any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated and (B) solely in connection with the calculation of any ratio or “basket” availability with respect to the making of Restricted Junior Payments, any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had not been consummated.  For the further avoidance of doubt, in the absence of an LCA Election, unless specifically stated in this Agreement to be otherwise, all determinations of (x) compliance with any financial ratio or test (including, without limitation, any Consolidated Fixed Charge Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA, (y) any representation and warranties, or any requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (z) any availability test under any “baskets” shall be made as of the applicable date of the consummation of the Specified Transaction.

(b)          Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Consolidated Fixed Charge Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof and any concurrent borrowing under a revolving facility, including a Borrowing consisting of Incremental Revolving Loans) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

Section 1.10          Certain Dutch Law Matters.  In this Agreement, where it relates to or has an effect on a Dutch entity or its assets, or Dutch security, then, solely for purposes of Dutch law, a reference to:

(a)          a necessary action to authorize where applicable, includes without limitation:

(i)          any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden); and

(ii)          obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Dutch Works Councils Act (Wet op de ondernemingsraden);

(b)          gross negligence means grove schuld;

(c)          negligence means schuld;

(d)          a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(e)          a liquidation or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(f)          an insolvency includes:

(i)          suspension of payments (surseance verleend);

(ii)        emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht);

(iii)          bankruptcy (failliet verklaard); and

(iv)         any other insolvency proceedings listed in Annex A of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast);

(g)          a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(h)          any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);

(i)          a trustee or receiver includes a curator;

(j)          an administrator includes a bewindvoerder;

(k)          an attachment includes a beslag;

(l)          a merger includes a juridische fusie;

(m)          a demerger includes a juridische splitsing; and

(n)         financial assistance means any action or contemplated action prohibited by Section 2:98(c) of the Dutch Civil Code (Burgerlijk Wetboek).

ARTICLE II

THE CREDITS

Section 2.01          Commitments.

(a)          Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly to make (x) Australian Revolving Loans, in dollars, to any Australian Borrower, (y) Dutch Revolving Loans, at the applicable Borrower’s option, in dollars or euros to any Dutch Borrower and (z) U.S. Revolving Loans, at the applicable Borrower’s option, in dollars or euros to any U.S. Borrower, in each case at any time and from time to time on or after the Closing Date until the earlier of one Business Day prior to the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in:

(i)          such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment;  or

(ii)        the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base then in effect.

(b)          Within the limits set forth in clause (a) above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

(c)          The Administrative Agent shall not, without the prior consent of all Lenders, make (and shall use its reasonable best efforts to prohibit the Issuing Bank and Swingline Lender, as applicable, from making) any Revolving Loans or provide any Letters of Credit to the Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would either (i) cause the aggregate amount of the Revolving Exposure to exceed the Aggregate Borrowing Base or (ii) be made when one or more of the other conditions precedent to the making of Loans hereunder cannot be satisfied (or waived in accordance herewith) except, that, Administrative Agent may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of the Lenders (each an “Overadvance” and collectively, the “Overadvances”), intentionally and with actual knowledge that such Loans or Letters of Credit will be made without the satisfaction of the foregoing conditions precedent, if the Administrative Agent deems it necessary or advisable in its discretion to do so to, including, without limitation, (1) pay the premiums in respect of all required insurance policies of the Loan Parties, (2) pay property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral, (3) make repairs, (4) discharge Liens, (5) pay or perform any obligations of any Loan Party under any Collateral or (6) take any other action to protect or preserve the value of any Collateral, provided, that: (x) the total principal amount outstanding at any time of the Overadvances to the Borrowers which the Administrative Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the conditions precedent have not been satisfied, shall not exceed the amount equal to 10% of the Revolving Commitments and shall not cause the total Revolving Exposure to exceed the Revolving Commitments of all of the Lenders; (y) without the consent of all Lenders, (i) no Overadvance shall be outstanding for more than sixty (60) days and (ii) after all Overadvances have been repaid, the Administrative Agent shall not make any additional Overadvance unless sixty (60) days or more have elapsed since the last date on which any Overadvance was outstanding; and (iii) the Administrative Agent shall be entitled to recover such funds, on demand from the Borrowers together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the interest rate provided for in Section 2.06(c). Each Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance provided that the Administrative Agent is acting in accordance with the terms of this Section 2.01(c). For the avoidance of doubt, no Overadvance shall, in and of itself, constitute a Default or Event of Default for as long as such Overadvance remains outstanding in accordance with the terms of this Section 2.01.

(d)          Borrowers and Guarantors shall use commercially reasonable efforts to provide Collateral Agent and its field examiners and appraisers, reasonably acceptable to it, sufficient access and information (as reasonably requested) to complete a field examinations, of the business, assets, and properties of Borrowers, and an appraisal of the Inventory of Borrowers, in each case on or before the 90th day after the Closing Date (or such later date up to 120 days after the Closing Date as may be agreed by the Collateral Agent (“Later Agreed Date”)) and the Borrowers and the Guarantors agree to cooperate in good faith to cause such field examination and appraisal with respect to business and assets of Borrowers to be completed as soon as practicable (giving due regard to the operational demands of the Borrowers and the Guarantors, taken as a whole). Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, if the Collateral Agent has not received such appraisal and final report from the field examination of the Australian Borrowing Base, the Dutch Borrowing Base or the U.S. Borrowing Base, as applicable, on or prior to the 90th day after the Closing Date (or any Later Agreed Date), then as to such Borrowing Base in respect of which such appraisal and/or field examination has not been so provided, such Borrowing Base shall be zero (0) until the Collateral Agent's receipt and reasonable opportunity to review the results of such appraisal and final report from the field examination.

Section 2.02          Loans.

(a)          Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans made pursuant to Section 2.17 and Loans deemed made pursuant to Section 2.18(e)(i) and (ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments and (y) Eurodollar Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)          Subject to Sections 2.11 and 2.12, (i) each Borrowing of Dollar Denominated Loans shall be comprised entirely of ABR Loans or Eurodollar Revolving Loans as the Borrowers may request pursuant to Section 2.03; and (ii) each Borrowing of Euro Denominated Loans shall be comprised entirely of Eurodollar Revolving Loans. Each Lender may at its option make any Eurodollar Revolving Loan or any ABR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than twelve (12) Eurodollar Revolving Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)          Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to a U.S. account of the applicable Borrower as directed by the Administrative Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)          Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing; and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e)          Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, as applicable.

Section 2.03          Borrowing Procedure.

(a)          To request Loans, the Administrative Borrower shall deliver, by hand delivery or telecopier (or e-mail), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of Eurodollar Revolving Loans, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing; (ii) in the case of Euro Denominated Loans, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing; or (iii) in the case of ABR Loans, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that for Loans to be made on the Closing Date, such Borrowing Request may be delivered to the Administrative Agent one Business Day prior to the Closing Date. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)          whether the requested borrowing is to be a borrowing of U.S. Revolving Loans, Australian Revolving Loans or Dutch Revolving Loans;

(ii)          the aggregate principal amount of such borrowing;

(iii)          the date of such borrowing, which shall be a Business Day;

(iv)          in the case of Dollar Denominated Loans, whether such borrowing is to be for ABR Loans or Eurodollar Revolving Loans;

(v)          in the case of Eurodollar Revolving Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)          the Borrower requesting such borrowing and the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);

(vii)          that the conditions set forth in Sections 4.02(b)-(d) have been or shall be satisfied as of the proposed date of the borrowing, as applicable; and

(viii)          the Approved Currency for such borrowing.

If no election as to the Type of Loans is specified, then the requested borrowing shall be for ABR Loans in dollars. If no Interest Period is specified with respect to any requested Eurodollar Revolving Loan, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)          Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower. The Administrative Agent and Lenders may disburse the Loans to such bank account of the Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower, in each case, as the Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. The Administrative Borrower hereby accepts the appointment by the Borrowers to act as the agent of the Borrowers and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower. Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to receive statements on account and all other notices from the Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by the Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower. No purported termination of the appointment of the Administrative Borrower as agent as aforesaid shall be effective, except after five (5) days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent shall agree in its sole discretion).

Section 2.04          Evidence of Debt; Repayment of Loans.

(a)          Promise to Repay. Each of the Borrowers hereby unconditionally promises, jointly and severally, to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date; and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first Business Day after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in the Approved Currency in which such Loan is denominated.

(b)          Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain records including (i) the amount and Approved Currency of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this clause (b) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(c)          Promissory Notes. Any Lender by reasonable prior written notice to the Administrative Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-1 or K-2, as the case may be. Thereafter, to the extent the applicable Lender shall so request, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). If any Lender (and/or its applicable permitted assign) loses the original copy of its promissory note, it shall execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the Administrative Borrower.

Section 2.05          Fees.

(a)          Commitment Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the first calendar day of January, April, July and October of each year, commencing on the first such date to occur after the date hereof; and (B) on the date on which such Commitment terminates (pro-rated for the number of days elapsed in such month). Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure during such period of such Lender shall be disregarded for such purpose).

(b)          Administrative Agent Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter (the “Administrative Agent Fees”).

(c)          LC and Fronting Fees. The Borrowers agree, jointly and severally, to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s reasonable and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (x) on the first calendar day of January, April, July and October of each year, commencing on the first such date to occur after the Closing Date; and (y) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this clause (c) shall be payable within thirty (30) days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)          All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrowers shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06          Interest on Loans.

(a)          ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b)          Eurodollar Revolving Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Revolving Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c)          Default Rate. Notwithstanding the foregoing, if there is a Specified Event of Default that is continuing, the Obligations payable by the Borrowers that are past due shall, to the extent permitted by applicable Requirements of Law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06; or (ii) in the case of any other outstanding and overdue amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d)          Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Default Rate pursuant to Section 2.06(c) shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(f)          Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in the Approved Currency in which the Loan giving rise to such interest is denominated.

Section 2.07          Termination and Reduction of Commitments.

(a)          Termination of Commitments. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b)          Optional Terminations and Reductions. At their option, the Borrowers may at any time terminate, or from time to time permanently reduce, without premiums or penalty, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c)          Borrower Notice. The Administrative Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing) or in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date as the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of a debt issuance, the closing of a securities offering or another transaction, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.08          Interest Elections.

(a)          Generally. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrowings consisting of Euro Denominated Loans may not be converted to a different Type. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than twelve (12) Eurodollar Revolving Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          Interest Election Notice. To make an election pursuant to this Section 2.08, the Administrative Borrower shall deliver, by hand delivery or telecopier (or e-mail), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting Loans of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing;

(iv)          if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)          the Approved Currency of such Borrowing.

If any such Interest Election Request requests a Eurodollar Revolving Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c)          Automatic Conversion to ABR Borrowing. If an Interest Election Request with respect to a Eurodollar Revolving Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Specified Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by prior written notice to the Borrowers, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Revolving Borrowing at the end of the Interest Period applicable thereto; and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09          [Intentionally Omitted].

Section 2.10          Optional and Mandatory Prepayments of Loans.

(a)          Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, subject to the requirements of this Section 2.10; provided that each partial optional prepayment under this Section 2.10(a) shall be (i) in the case of a partial optional prepayment of ABR Borrowings, in an amount that is an integral multiple of $250,000 and not less than $1,000,000 or, if less, the outstanding principal amount of such Borrowing and (ii) in the case of a partial optional prepayment of Eurodollar Revolving Borrowings, in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 or, if less, the outstanding principal amount of such Borrowing.

(b)          Revolving Loan Prepayments.

(i)          In the event of the termination of all the Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all of their outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or provide Letter of Credit Collateralization with respect to all outstanding Letters of Credit.

(ii)          In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or provide Letter of Credit Collateralization with respect to outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess.

(iii)          In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or provide Letter of Credit Collateralization with respect to outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess.

(iv)          In the event that the sum of all Lenders’ Revolving Exposures exceeds the Borrowing Base then in effect, (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or provide Letter of Credit Collateralization with respect to outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess; provided that to the extent such excess results solely by reason of a change in Reserves or in exchange rates, no repayment, replacement or cash collateralization shall be required until such excess remains outstanding for five (5) consecutive Business Days.

(v)          In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately replace outstanding Letters of Credit or provide Letter of Credit Collateralization with respect to outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess.

(vi)          In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately repay or prepay Swingline Loans in an aggregate amount sufficient to eliminate such excess.

(vii)          In the event that Holdings or its Restricted Subsidiaries receive net cash proceeds in connection with an Asset Sale (other than Asset Sales consummated within forty (40) days after the Amendment No. 2 Effective Date which the Borrowers agreed prior to the Amendment No. 2 Effective Date to effect in connection with the approval of any applicable anti-trust authority with respect to the Cristal Acquisition heretofore obtained, consisting principally of proceeds of the disposition of the Borrowers’ or its Restricted Subsidiaries’ Ashtabula, Ohio titanium dioxide production business) or an insurance or condemnation award and such net cash proceeds constitute proceeds of Revolving Loan Priority Collateral, then within three (3) Business Days following receipt of such proceeds, the Borrowers shall prepay the Revolving Loans (without a corresponding reduction of the Revolving Commitments) in an amount equal to such net cash proceeds. For the avoidance of doubt, such net cash proceeds received by Holdings and its Restricted Subsidiaries from the Alkali Sale shall not require a prepayment pursuant to this clause (vii).

(c)          Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, the Administrative Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(d), subject to the provisions of this Section 2.10(c). Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans, and, second, any amounts remaining after each such application shall be applied to prepay Eurodollar Revolving Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrowers, the Excess Amount shall be either (A) deposited in an escrow account on terms reasonably satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Revolving Loans on the last day of the then next-expiring Interest Period for Eurodollar Revolving Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans; and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13. Any mandatory prepayment shall be made without reduction to the Revolving Commitments.

(d)          Notice of Prepayment. The Administrative Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment; (ii) in the case of prepayment of a Borrowing consisting of Euro Denominated Loans, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment; (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment; and (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of another debt issuance or the closing of a securities offering or other transaction, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.11          Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Revolving Borrowing:

(a)          the Administrative Agent reasonably determines (which determination shall be prima facie evidence of the facts so determined) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or that euros are not available to the Lenders in sufficient amounts to fund any Borrowing consisting of Euro Denominated Loans; or

(b)          the Administrative Agent reasonably determines or is advised in writing by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Eurodollar Revolving Borrowing requested to be made on the first day of such Interest Period shall be made as a Market Disruption Loan; (ii) any Borrowing that were to have been converted on the first day of such Interest Period to a Eurodollar Revolving Borrowing shall be continued as a Market Disruption Loan; (iii) any outstanding Eurodollar Revolving Borrowing shall be converted, on the last day of the then-current Interest Period, to a Market Disruption Loan; and (iv) Borrowing Requests for Euro Denominated Loans shall not be effective; provided that in each of the foregoing, except to the extent the Borrowers in their sole discretion elect to have any such Borrowing be made as, or converted into, an ABR Loan.

Section 2.12          Yield Protection.

(a)          Increased Costs Generally. Subject to the provisions of Section 2.15 and Section 2.24 (which shall be controlling with respect to Indemnified Taxes addressed therein), if any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender or the Issuing Bank;

(ii)          subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes, Other Taxes and the imposition of,  or in any change in the rate of, any Excluded Tax payable by such Lender, the Issuing Bank or any other recipient); or

(iii)          impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Revolving Loans made by such Lender or any Letter of Credit or participation therein (other than as previously specified above);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Revolving Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon written request of such Lender or the Issuing Bank, the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, in each case in accordance with Section 2.12(c).

(b)          Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered, in each case in accordance with Section 2.12(c).

(c)          Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof) .

Section 2.13          Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Revolving Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default); (b) the conversion of any Eurodollar Revolving Loan earlier than the last day of the Interest Period applicable thereto; (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto; or (d) the assignment of any Eurodollar Revolving Loan or earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.16(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Revolving Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan); over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.

Section 2.14          Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)          Payments Generally. The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15, 2.24 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim, unless such deduction is required by law. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Park Avenue, 14th Floor, New York, New York 10017 (or such other account/office as the Administrative Agent may specify to the Borrowers from time to time), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15, 2.24 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except for payments with respect to any Euro Denominated Loan or Euro Letter of Credit (which payments shall be made in euros) or except as expressly specified otherwise. Unless payment is otherwise timely made by the Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for ABR Loans on the due date, in the amount of such Obligations. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation.

(b)          Pro Rata Treatment.

(i)          Except as otherwise expressly provided herein, each payment by the Borrowers of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)          Except as otherwise expressly provided herein, each payment by the Borrowers on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as expressly provided in Section 2.20(d).

(c)          Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties; and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d)          Sharing of Set-Off. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), if any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Restricted Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(e)          Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(e) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(e) to share in the benefits of the recovery of such secured claim.

(f)          Borrower Default. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.15          Taxes.

(a)          Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the applicable Loan Party shall pay an additional amount so that after all required deductions of any Indemnified Taxes and Other Taxes have been made (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable withholding agent shall make such deductions; and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law. A payment shall not be increased under this Section 2.15(a) by reason of a tax deduction on account of Tax imposed by Switzerland if so required under applicable law (including double tax treaties), to the extent that on the date on which payment falls due, increasing such payment in such way would breach any Swiss law.

(b)          Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)          Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of any withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Administrative Borrower and to the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation as reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the above two sentences, in the case of any taxes that are not U.S. federal withholding taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would be legally disadvantageous to such Lender in any material respect.

(ii)          Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Administrative Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so) whichever of the following is applicable:

(A)          duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B)          duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms);

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit Q, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms);

(D)          to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit Q, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit Q, on behalf of such beneficial owner(s); or

(E)          to the extent a Foreign Lender may lawfully do so, any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Administrative Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)          Each Lender agrees that if any form, certification or documentation it previously delivered pursuant to this clause (e) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly (1) deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, certifications or documentation, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax, or (2) notify Administrative Agent and the Administrative Borrower in writing of its legal inability to deliver any such forms, certificates, documentation or other evidence.

(iv)          Any Lender that is not a Foreign Lender shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable Requirements of Law or upon the request of the Administrative Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

(v)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Administrative Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Administrative Borrower, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Administrative Borrower as may be necessary for the Administrative Agent and the Borrowers to comply with their respective obligations (including any applicable reporting requirements) under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or, if necessary, to determine the amount to deduct and withhold from such payment.

(f)          Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, including any additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person. Notwithstanding anything to the contrary in this clause (f), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.

(g)          Payments. For purposes of this Section 2.15, any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from the Borrowers on behalf of such Lender shall be treated as a payment from the Borrowers to such Lender.

(h)          Issuing Bank. For all purposes of this Section 2.15, the term “Lender” shall include the Issuing Bank and the for the avoidance of doubt, the term “applicable Requirements of Law” shall include FATCA.

(i)          Survival.  Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16          Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 2.15 or 2.24, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.12, 2.15 or 2.24, as the case may be, in the future; and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Borrowers shall be conclusive absent manifest error.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 2.15 or 2.24, or if any Lender is a Defaulting Lender, or if the Borrowers exercise their replacement rights under Section 10.02(d), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          the Borrowers shall have paid (or shall have caused to be paid) to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts due and payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts;

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Sections 2.15 or 2.24, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Section 2.17          Swingline Loans.

(a)          Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.17 and in its discretion, to make Swingline Loans in dollars to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding 10% of the Revolving Commitments; or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base; provided that the Borrowers shall not use the proceeds of any Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

(b)          Swingline Loans. To request a Swingline Loan, the Administrative Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower to an account as directed by the applicable Borrower in the applicable Borrowing Request maintained with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Borrowers shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1,000,000 and integral multiples of $100,000 above such amount.

(c)          Prepayment. The Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 4:00 p.m., New York City time, on the proposed date of prepayment.

(d)          Participations. The Swingline Lender may at any time in its discretion, and shall, at the minimum on a weekly basis, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.17(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this clause (d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Administrative Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this Section 2.17(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.17(d), as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.17(d) shall not relieve the Borrowers of any default in the payment thereof.

Section 2.18          Letters of Credit.

(a)          Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Revolving Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers, provided that Goldman Sachs Bank USA shall have no obligation to issue commercial Letters of Credit hereunder.  By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and  made in writing by a Responsible Officer, (ii) delivered to the Administrative Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to the Administrative Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to the Administrative Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances.  Issuing Bank’s records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.

(b)          Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)          the LC Exposure would exceed the LC Commitment, or

(ii)          the LC Exposure attributable to Letters of Credit issued by any Issuing Bank would exceed the Individual LC Commitment for such Issuing Bank, or

(iii)          the LC Exposure would exceed the total Revolving Commitments less the outstanding amount of Revolving Loans (including Swingline Loans), or

(iv)          the LC Exposure would exceed the Aggregate Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swingline Loans) at such time.

(c)          In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Individual LC Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.19(b), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Individual LC Exposure in accordance with Section 2.19(b).  Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in an Approved Currency.

(d)          Any Issuing Bank (other than Wells Fargo Bank, National Association or any of its Affiliates) shall notify the Administrative Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit.  In addition, each Issuing Bank (other than Wells Fargo Bank, National Association or any of its Affiliates) shall, on the first Business Day of each week, submit to the Administrative Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week.  Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrowers on the Closing Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in an Approved Currency or the Dollar Equivalent thereof.  If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to the Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such LC Disbursement is made and, in the absence of such payment, the amount of the LC Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4.02) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are ABR Loans. If an LC Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such LC Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan.  Promptly following receipt by the Administrative Agent of any payment from Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to Issuing Bank or, to the extent that Lenders have made payments pursuant to Section 2.18(e) to reimburse Issuing Bank, then to such Lenders and Issuing Bank as their interests may appear

(e)         Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.18(d), each Lender agrees to fund its Applicable Percentage of any Revolving Loan deemed made pursuant to Section 2.18(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and the Administrative Agent shall promptly pay to Issuing Bank the amounts so received by it from the Lenders.  By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Lenders, Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Applicable Percentage of such Letter of Credit, and each such Lender agrees to pay to the Administrative Agent, for the account of Issuing Bank, such Lender’s Applicable Percentage of any LC Disbursement made by Issuing Bank under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.18(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason.  Each Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of Issuing Bank, an amount equal to its respective Applicable Percentage of each LC Disbursement pursuant to this Section 2.18(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 4.02.  If any such Lender fails to make available to the Administrative Agent the amount of such Lender’s Applicable Percentage of an LC Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)          Each Borrower agrees to indemnify, defend and hold harmless each Secured Party (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 2.15) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)          The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit.  Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.18(d), plus interest at the rate then applicable to ABR Loans hereunder.  Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h)          Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes.  If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers.  Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity.  Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify the Administrative Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(i)          Borrowers’ reimbursement and payment obligations under this Section 2.18 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided, that subject to Section 2.18(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.18 or any Letter of Credit.

(j)          Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)          honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)          honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)          acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)          the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)          acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)          any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

(vii)          any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)          assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)          payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)          acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)          honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)          dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)          honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)          [Intentionally omitted.]

(l)          If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other Secured Party with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including Regulation D:

(i)          any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or

(ii)          there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other Secured Party of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, the Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as the Administrative Agent may specify to be necessary to compensate Issuing Bank or any other Secured Party for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to ABR Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.18(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by the Administrative Agent of any amount due pursuant to this Section 2.18(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)          Each Standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Standby Letter of Credit; provided, that any Standby Letter of Credit may provide for the automatic extension thereof or be extended by amendment for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Revolving Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Revolving Maturity Date.  Each Commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) five Business Days prior to the Revolving Maturity Date.

(n)          If (i) any Event of Default shall occur and be continuing, or (ii) Borrowing Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Lenders with Individual LC Exposure representing greater than 50% of the total LC Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.18(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing LC Usage.  If Borrowers are required to provide Letter of Credit Collateralization hereunder as a result of the occurrence of an Event of Default, any cash collateral held by the Administrative Agent as a result of such Letter of Credit Collateralization shall be returned by the Administrative Agent to Borrowers promptly, but in no event later than seven Business Days, after such Event of Default has been waived in accordance with this Agreement.  If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.18(n), the Lenders may (and, upon direction of the Administrative Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied).

(o)          Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(p)          Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q)          In the event of a direct conflict between the provisions of this Section 2.18 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.18 shall control and govern.

(r)          The provisions of this Section 2.18 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(s)          At Borrowers’ cost and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.

(t)          The Administrative Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this clause (t) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank. If at any time there is more than one Issuing Bank hereunder, the Borrowers may, in their discretion, select which Issuing Bank is to issue any particular Letter of Credit, and the Administrative Agent, each Issuing Bank and the Borrowers shall mutually agree to re-set the Individual LC Commitments for each Issuing Bank pursuant to a written letter agreement.

(u)          The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior notice to the Lenders, the Administrative Agent and the Administrative Borrower. The Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such resignation or replacement of the Issuing Bank shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring or replaced Issuing Bank, as applicable, pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement, as applicable, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter; and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(v)          Notwithstanding anything herein to the contrary, with respect to any Euro Letter of Credit, the related LC Exposure, the related Reimbursement Obligation of the Borrowers, any reimbursement obligation of any Revolving Lender pursuant hereto, any other obligation owed by or to any Revolving Lender, and any LC Participation Fee or Fronting Fee owed pursuant to Section 2.05(c) shall be calculated and due solely in dollars. The exchange rate for conversion into dollars utilized shall be the Dollar Equivalent of euros as reasonably determined by the Issuing Bank in consultation with the Administrative Agent based on the rate at which the Issuing Bank could convert or has converted any euros into dollars taking into account all transaction costs. Any such exchange rate shall be updated at intervals reasonably determined by the Issuing Bank after consultation with the Administrative Agent.

Section 2.19     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (c)(v) below);

(b)          if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)          all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, provide Letter of Credit Collateralization with respect to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure is outstanding;

(iii)          if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv)          if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages; or

(v)          if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(c)          so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with Section 2.19(b), and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(d)          any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (iv) fourth, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations; and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Administrative Borrower, the Issuing Bank or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

Section 2.20          Increase in Commitments.

(a)          Borrower Request. The Borrowers (or any of them) may by written notice from the Administrative Borrower to the Administrative Agent elect in their sole discretion to request prior to the Revolving Maturity Date, (I) to add an additional Class of Commitments (each an “Additional Incremental Class”) or (II) to increase to the existing Commitments (each an “Increased Incremental Class”; and any such Additional Incremental Class or Increased Incremental Class, an “Incremental Revolving Facility”; and the loans thereunder, “Incremental Revolving Loans”), in an amount not in excess of $250,000,000 in the aggregate and in an integral multiple of $10,000,000 and not less than $5,000,000 individually. Each such notice shall specify (i) the date (each, an “Incremental Effective Date”) on which the Borrowers propose that the increased or new Commitments shall be effective (which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent) and (ii) the identity of each Person (which shall not be a Loan Party or a natural person, and which otherwise meet the criteria set forth in the definition of “Eligible Assignee”) to whom the Borrowers propose any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.  Notwithstanding anything to the contrary, in no event shall any Incremental Revolving Loans be in the form of a pari passu term loan.

(b)          Conditions. The increased or new Commitments shall become effective, as of such Incremental Effective Date; provided that:

(i)          the representations and warranties under Article III shall be true in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date; provided that, solely with respect to Incremental Revolving Loans that are used to effect or finance a Permitted Acquisition or Investments permitted under this Agreement, the Borrowers shall have the option of making any representations and warranties under Article III (other than any customary “specified representations”) and determinations as to the availability of any “basket-carveouts” under Article VII effective as of the date of entering the definitive agreement for such Permitted Acquisition or such Investment in accordance with the Limited Condition Transaction provisions set forth in Section 1.09;

(ii)          no Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Incremental Effective Date;

(iii)          the Borrowers shall make any payments required pursuant to Section 2.13 in connection with any adjustment of Revolving Loans pursuant to Section 2.20(d);

(iv)          the Borrowers shall deliver or cause to be delivered any legal opinions or other customary documents reasonably requested by the Administrative Agent in connection with any such transaction;

(v)          if not already permitted by the Intercreditor Agreement and to the extent necessary, the Intercreditor Agreement shall have been amended, in a manner reasonably satisfactory to the Administrative Agent, to reflect an increase in the maximum principal amount of the aggregate commitments, loans or letters of credit included in the Revolving Loan Debt (as such term is defined in the Intercreditor Agreement) under Section 10.4(b)(i) of the Intercreditor Agreement in an amount equal to the amount of the increased or new Commitments; and

(vi)          if the Administrative Agent determines in its reasonable discretion upon the advice of counsel that the same is required by, or advisable under, applicable Requirements of Law, the Borrowers and Guarantors shall enter into any security documents, amendments, confirmations, reaffirmations or other agreements to maintain the Collateral Agent’s fully perfected First Priority Lien on the Collateral, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding).

(c)          Terms of New Loans and Commitments. The terms and provisions of the Increased Incremental Class made pursuant to the new Commitments shall be identical to the Revolving Loans (it being understood and agreed that the Borrowers may, at their option, pay customary arrangement and upfront fees (or similar fees) in connection with the increased Commitments); provided that the terms of any Incremental Revolving Facility established as an Additional Incremental Class shall be identical to the terms applicable to any then-existing Class except that any Additional Incremental Class may, subject to a Permitted Secured Indebtedness Intercreditor Agreement (if applicable), rank junior in right of payment and/or in priority with respect to proceeds of Collateral to any then-existing Class of Revolving Loans and may be pursuant to different terms and conditions than the existing Revolving Loans. The increased or new Commitments shall be effected by a joinder agreement (the “Incremental Joinder”) executed by the Borrowers, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance reasonably satisfactory to each of them. The Incremental Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to new Commitments made pursuant to this Agreement.

(d)          Adjustment of Revolving Loans. To the extent the Commitments being increased on the relevant Incremental Effective Date are Revolving Commitments, then each Revolving Lender that is acquiring a new or additional Revolving Commitment on the Incremental Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Incremental Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Incremental Effective Date. If there is a new borrowing of Revolving Loans on such Incremental Effective Date, the Revolving Lenders after giving effect to such Incremental Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).

(e)          Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.20 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Commitments.

Section 2.21          Determination of Borrowing Bases.

(a)          Australian Eligible Accounts. On any date of determination of the Australian Borrowing Base, all of the Accounts owned by the Australian Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Australian Borrowers to the Administrative Agent shall be “Australian Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Australian Eligible Accounts. Australian Eligible Accounts shall not include any of the following Accounts:

(i)          any Account in which the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent or the Australian Security Trustee; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          any Account that is not owned by an Australian Borrower;

(iv)          any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent; or (C) ~~(1)~~ such Account Debtor is an Eligible Multinational Account Debtor ~~and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s~~; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $22,500,000;

(v)          any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi)          any Account that does not arise from the sale of goods or the performance of services by the Australian Borrowers in the ordinary course of their business unless such Account (A) arises from the sale of goods or the performance of services by Tronox Bahamas in the ordinary course of business; (B) has been purchased by an Australian Borrower; and (C) otherwise qualifies as an Australian Eligible Account in accordance with this Section 2.21(a);

(vii)          any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii)          any Account (A) to the extent that the applicable Australian Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable Australian Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) to the extent that it represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable Australian Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix)          to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x)          any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi)          any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the Australian Borrowing Base as of the Closing Date are deemed to be acceptable) and which complies in all material respects, if applicable, with the Australian GST Act requirements, has not been sent on a timely basis to, and received by, the applicable Account Debtor, in each case, according to the normal invoicing and timing procedures of the applicable Australian Borrower;

(xii)          any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii)          to the extent any Borrower, Guarantor or Restricted Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Restricted Subsidiary or for which a Borrower, Guarantor or Restricted Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv)          any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv)          any Account as to which any of the following applies:

(A)          any Account, except to the extent constituting an Extended Term Account, not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B)          [intentionally omitted]; or

(C)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(D)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi)          any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(a)(xv);

(xvii)          any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii)          to the extent such Account is evidenced by a judgment;

(xix)          any Account that is the obligation of an Account Debtor whose total obligations owing to ~~all of~~ the Borrowers exceed (A) with respect to PPG Industries Inc., forty-five (45%) percent of all Eligible Accounts, (B) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (~~B~~C) with respect to ~~each of~~ AKZO Nobel, thirty (30%) percent of all Eligible Accounts, (D) with respect to Benjamin Moore ~~and PPG Industries, individually~~, twenty-five (25%) percent of all Eligible Accounts, ~~or~~ (~~C~~E) with respect to each of Valspar Corporation and Valspar Sourcing, Inc., twenty (20%) percent, or (F) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx)          any Account on which the Account Debtor is a Governmental Authority (other than a Governmental Authority representing the Crown in Australia), unless (A) if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable Australian Borrower has assigned its rights to payment of such Account to the Collateral Agent or the Australian Security Trustee pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any requirements of applicable Requirements of Law, if any, in the case of any such other Governmental Authority; and (B) if the Account Debtor is any other Governmental Authority, the applicable Australian Borrower has, if required by any applicable Requirements of Law, assigned its rights to payment of such Account to the Collateral Agent or the Australian Security Trustee pursuant to applicable Requirements of Law, if any, and, in each such case where such acceptance and acknowledgment is required by applicable Requirements of Law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required;

(xxi)          any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Australian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable Australian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii)          any Account that is not freely assignable by the applicable Australian Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor);

(xxiii)          any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction;

(xxiv)          except for Accounts due from a Top 20 Customer, any Account that provides for payment terms greater than 60 days; ~~or~~

(xxv)          any Account due from a Top 20 Customer that provides for payment terms greater than 120 days; or

(xxvi)          ~~(xxv)~~ any Account that the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever (in which event, prior to such exclusion, the Administrative Agent shall provide written notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(b)          Dutch Eligible Accounts. On any date of determination of the Dutch Borrowing Base, all of the Accounts owned by the Dutch Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Dutch Borrowers to the Administrative Agent shall be “Dutch Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Dutch Eligible Accounts. Dutch Eligible Accounts shall not include any of the following Accounts:

(i)          any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          any Account that is not owned by a Dutch Borrower;

(iv)          any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent; or (C) ~~(1)~~ such Account Debtor is an Eligible Multinational Account Debtor ~~and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s~~; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $22,500,000;

(v)          any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi)          any Account that does not arise from the sale of goods or the performance of services by the Dutch Borrowers in the ordinary course of their business;

(vii)          any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii)          any Account (A) to the extent that the applicable Dutch Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable Dutch Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable Dutch Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix)          to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x)          any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi)          any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the Dutch Borrowing Base as of the Closing Date are deemed to be acceptable) and which complies with the relevant VAT requirements and shows the amounts and percentage of VAT applied, if any, has not been sent on a timely basis to, and received by, the applicable Account Debtor, in each case, according to the normal invoicing and timing procedures of the applicable Dutch Borrower;

(xii)          any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii)          to the extent any Borrower, Guarantor or Restricted Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Restricted Subsidiary or for which a Borrower, Guarantor or Restricted Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv)          any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv)          any Account as to which any of the following applies:

(A)          any Account, except to the extent constituting an Extended Term Account, not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B)          [intentionally omitted]; or

(C)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(D)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi)          any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(b)(xv);

(xvii)          any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii)          to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xix)          any Account that is the obligation of an Account Debtor whose total obligations owing to the Borrowers exceed (A) with respect to PPG Industries Inc., forty-five (45%) percent of all Eligible Accounts, (B) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (~~B~~C) with respect to ~~each of~~ AKZO Nobel, thirty (30%) percent of all Eligible Accounts, (D) with respect to Benjamin Moore ~~and PPG Industries, individually~~, twenty-five (25%) percent of all Eligible Accounts, ~~or~~ (~~C~~E) with respect to each of Valspar Corporation and Valspar Sourcing, Inc., twenty (20%) percent, or (F) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx)          any Account on which the Account Debtor is a Governmental Authority, unless if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable Dutch Borrower has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any applicable Requirements of Law, if any, in the case of any such other Governmental Authority;

(xxi)          any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Dutch Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable Dutch Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii)          any Account that arises under a contract which is subject to consumer protection laws;

(xxiii)          any Account that cannot be easily segregated and identified for ownership purposes and for purposes of the Dutch Security Agreements;

(xxiv)          any Account that is not freely assignable by the applicable Dutch Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor);

(xxv)          any Account which, alone, or together with the agreement from which it arises, contravenes in any material respect any applicable Requirements of Law, including the Dutch 1977 Sanctions Act (Sanctiewet 1977) and the rules and regulations promulgated pursuant thereto;

(xxvi)          any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction;

(xxvii)          except for Accounts due from a Top 20 Customer, any Account that provides for payment terms greater than 60 days; ~~or~~

(xxviii)          any Account due from a Top 20 Customer that provides for payment terms greater than 120 days; or

(xxix)          ~~(xxviii)~~ any Account that the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever (in which event, prior to such exclusion, the Administrative Agent shall provide written notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(c)          U.S. Eligible Accounts. On any date of determination of the U.S. Borrowing Base, all of the Accounts owned by the U.S. Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the U.S. Borrowers to the Administrative Agent shall be “U.S. Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against U.S. Eligible Accounts. Eligible Accounts shall not include any of the following Accounts:

(i)          any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          any Account that is not owned by a U.S. Borrower;

(iv)          any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent; or (C) ~~(1)~~ such Account Debtor is an Eligible Multinational Account Debtor ~~and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s~~; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $22,500,000;

(v)          any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi)          any Account that does not arise from the sale of goods or the performance of services by the U.S. Borrowers in the ordinary course of their business unless such Account (A) arises from the sale of goods or the performance of services by Tronox Bahamas in the ordinary course of business; (B) has been purchased by a U.S. Borrower; and (C) otherwise qualifies as a U.S. Eligible Account in accordance with this Section 2.21(c);

(vii)          any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii)          any Account (A) to the extent that the applicable U.S. Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable U.S. Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable U.S. Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix)          to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x)          any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi)          any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the U.S. Borrowing Base as of the Closing Date are deemed to be acceptable) has not been sent on a timely basis to, and received by, the applicable Account Debtor according to the normal invoicing and timing procedures of the applicable U.S. Borrower;

(xii)          any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii)          to the extent any Borrower, Guarantor or Restricted Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Restricted Subsidiary or for which a Borrower, Guarantor or Restricted Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv)          any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv)          any Account as to which any of the following applies:

(A)          any Account, except to the extent constituting an Extended Term Account, not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B)          [intentionally omitted]; or

(C)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(D)          to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi)          any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(c)(xv);

(xvii)          any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii)          to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xix)          any Account that is the obligation of an Account Debtor whose total obligations owing to the Borrowers exceed (A) with respect to PPG Industries Inc., forty-five (45%) percent of all Eligible Accounts, (B) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (~~B~~C) with respect to ~~each of~~ AKZO Nobel, thirty (30%) percent of all Eligible Accounts, (D) with respect to Benjamin Moore ~~and PPG Industries, individually~~, twenty-five (25%) percent of all Eligible Accounts, ~~or~~ (~~C~~E) with respect to each of Valspar Corporation and Valspar Sourcing, Inc., twenty (20%) percent, or (F) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx)          any Account on which the Account Debtor is a Governmental Authority, unless (A) if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable U.S. Borrower has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any applicable Requirements of Law, if any, in the case of any such other Governmental Authority; and (B) if the Account Debtor is any other Governmental Authority, the applicable U.S. Borrower has, if required by any applicable Requirements of Law, assigned its rights to payment of such Account to the Collateral Agent pursuant to applicable Requirements of Law, if any, and, in each such case where such acceptance and acknowledgment is required by applicable Requirements of Law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required;

(xxi)          any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii)          any Account that is not freely assignable by the applicable U.S. Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor)

(xxiii)          any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction;

(xxiv)          except for Accounts due from a Top 20 Customer, any Account that provides for payment terms greater than 60 days; ~~or~~

(xxv)          any Account due from a Top 20 Customer that provides for payment terms greater than 120 days; or

(xxvi)          ~~(xxv)~~ any Account that the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever (in which event, prior to such exclusion, the Administrative Agent shall provide written notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(d)          Australian Eligible Inventory. On any date of determination of the Australian Borrowing Base, all of the Inventory owned by the Australian Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “Australian Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Australian Eligible Inventory. Australian Eligible Inventory shall not include any Inventory that:

(i)          the Collateral Agent (or the Australian Security Trustee), on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent or the Australian Security Trustee; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          (A) is stored at a leased location where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $1,000,000;

(iv)          is placed on consignment, unless both (x) an effective first ranking Lien under the PPSA Australia in respect of the relevant Inventory in favor of the Collateral Agent or the Australian Security Trustee has been established and all relevant financing statements have been properly filed against the consignee (as assigned to the Collateral Agent or the Australian Security Trustee); and (y) there is a written agreement acknowledging that such Inventory is held on consignment, that the applicable Australian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $22,500,000;

(v)          is not located in Australia or is in transit;

(vi)          is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii)          is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii)          is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix)          consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $12,500,000;

(x)          is not of a type held for sale in the ordinary course of the Australian Borrowers’ business;

(xi)          breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii)          consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable Australian Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii)          is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been obtained;

(xiv)          is not covered by casualty insurance maintained as required by Section 5.05;

(xv)          is purchased pursuant to an agreement that includes a retention of title provision until the Inventory has been indefeasibly paid for in full;

(xvi)          is held for sale, or intended to be sold, through Tronox Bahamas or another Bahamian entity unless the Bahamian Receivables Conditions are satisfied; or

(xvii)          is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

(e)          Dutch Eligible Inventory. On any date of determination of the Dutch Borrowing Base, all of the Inventory owned by the Dutch Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “Dutch Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Dutch Eligible Inventory. Dutch Eligible Inventory shall not include any Inventory that:

(i)          the Collateral Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          in respect whereof the applicable Borrower does not hold free legal title or which is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          (A) is stored at a leased location where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $1,000,000;

(iv)          is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to the Administrative Agent is in place with respect to such Inventory and the Borrowers have taken all steps necessary to perfect the Collateral Agent’s interest in the Inventory (including the filing of financing statements, if applicable); provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $22,500,000;

(v)          is not located in the Netherlands or is in transit (unless it is Dutch Eligible In-Transit Inventory); provided that the sum of all Dutch Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory, in each case, in transit from a third party, in the aggregate, shall not exceed $~~27,500,000~~32,500,000;

(vi)          is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii)          is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii)          is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix)          consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $12,500,000;

(x)          is not of a type held for sale in the ordinary course of the Dutch Borrowers’ business;

(xi)          breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii)          consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable Dutch Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii)          is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been unconditionally and irrevocably obtained;

(xiv)          is not covered by casualty insurance maintained as required by Section 5.05;

(xv)          is purchased pursuant to an agreement that includes a retention of title provision until the Inventory has been indefeasibly paid for in full; or

(xvi)          is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

(f)          U.S. Eligible Inventory. On any date of determination of the U.S. Borrowing Base, all of the Inventory owned by the U.S. Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “U.S. Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against U.S. Eligible Inventory. U.S. Eligible Inventory shall not include any Inventory that:

(i)          the Collateral Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii)          is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii)          (A) is stored at a leased location where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $1,000,000;

(iv)          is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to the Administrative Agent is in place with respect to such Inventory and the Borrowers have taken all steps necessary to perfect the Collateral Agent’s interest in the Inventory (including the filing of financing statements, if applicable); provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $22,500,000;

(v)          is not located in the United States or is in transit (unless it is U.S. Eligible In-Transit Inventory); provided that the sum of all Dutch Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory, in each case, in transit from a third party, in the aggregate, shall not exceed $~~27,500,000~~32,500,000;

(vi)          is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii)          is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii)          is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix)          consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $12,500,000;

(x)          is not of a type held for sale in the ordinary course of the U.S. Borrowers’ business;

(xi)          breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii)          consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable U.S. Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii)          is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been obtained;

(xiv)          is not covered by casualty insurance maintained as required by Section 5.05; or

(xv)          is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

Notwithstanding anything to the contrary set forth in this Section 2.21, the parties acknowledge and agree that the eligibility criteria applicable to the assets and properties of Cristal from and after the consummation of the Cristal Acquisition shall take account of the eligibility criteria with respect thereto, and other provisions applicable thereto, in each case under the Cristal ABL Agreement.

Section 2.22          Accounts; Cash Management.

(a)          Each Borrower and each Guarantor shall maintain a cash management system which is reasonably acceptable to the Collateral Agent (the “Cash Management System”), which shall operate as provided in this Section 2.22; provided that the Cash Management System with respect to accounts located in the United States of America, any State thereof or the District of Columbia in place on the Closing Date shall be deemed reasonably acceptable to the Collateral Agent.

(b)          All proceeds of Collateral held by the Borrowers or any other Loan Party (other than funds being collected pursuant to the provisions stated below or identifiable Proceeds of Term Loan Priority Collateral) shall be deposited in one or more bank accounts or securities investment accounts, as set forth on Schedule 2.22(b) or other accounts in form and substance reasonably satisfactory to the Collateral Agent, in each case, subject to the terms of the applicable Security Agreement and applicable Control Agreements; provided that Control Agreements shall not be required prior to the Control Agreement Effective Date.

(c)          The Borrowers shall establish and maintain, and shall cause each Guarantor to establish and maintain, at its sole expense, deposit accounts subject to a first priority security interest in favor of the Collateral Agent and a Control Agreement over such account maintained by the financial institutions as described on Schedule 2.22(b) hereto or with such other banks as are acceptable to the Collateral Agent (in each case, “Controlled Accounts”), and which shall not be subject to cash pooling or other similar arrangements with any entity that is not a Loan Party and shall not be subject to cash pooling or other similar arrangements with any entity organized in a jurisdiction other than the jurisdiction of the United States (with respect to Controlled Accounts of any Loan Party that is a U.S. Entity), Australia (with respect to Controlled Accounts of any Australian Loan Party) or the Netherlands (with respect to Controlled Accounts of any Dutch Loan Party), into which the Borrowers and Guarantors shall promptly deposit and use commercially reasonable efforts to direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Revolving Loan Priority Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties; provided that notwithstanding anything to the contrary herein, all payments on Accounts owned by any Dutch Loan Party and all payments constituting proceeds of Inventory or other Revolving Loan Priority Collateral owned by any Dutch Loan Party shall be deposited into accounts and related lockboxes maintained by the Collateral Agent or another bank acceptable to the Collateral Agent. Notwithstanding the foregoing, the Loan Parties shall be permitted to fund deposit accounts owned by a UK Financing Subsidiary which are subject to a first priority security interest and Control Agreements in favor of the Collateral Agent in such amounts as the Administrative Borrower reasonably deems necessary; provided that the aggregate amount of funds on deposit in deposit accounts owned by a UK Financing Subsidiary shall not exceed amounts payable by such UK Financing Subsidiary in the (ten) 10 Business Day (or longer with the consent of the Administrative Agent) period following the date of such funding. If the Loan Parties elect to fund such accounts for a period longer than ten (10) Business Days with the consent of the Administrative Agent, the Administrative Borrower shall promptly notify the Administrative Agent of the estimated amount of such funding and the Administrative Agent may establish a UK Finance Reserve.  The Borrowers and Guarantors shall cause (i) all of the deposit accounts, securities accounts and commodity accounts of the Loan Parties set forth on Schedule 2.22(b) (and each account in substitution or replacement therefor) (which, for the avoidance of doubt, shall not include Excluded Accounts) and (ii) each other deposit account, securities account and commodity account of any Loan Party formed or established after the Closing Date (other than Excluded Accounts) to be subject to Control Agreements and shall deliver, or cause to be delivered, to the Collateral Agent a Control Agreement duly authorized, executed and delivered by each bank where such account is maintained; provided that Control Agreements shall not be required prior to the Control Agreement Effective Date. The Borrowers and Guarantors shall not establish any deposit accounts (other than Excluded Accounts) after the Closing Date into which proceeds of Collateral are deposited, unless such Borrower or such Guarantor has complied in full with the applicable provisions of this Section 2.22(c) with respect to such deposit accounts. The Borrowers agree that, from and after the delivery of an Activation Notice and subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), all payments made to such Controlled Accounts or other funds received and collected by the Administrative Agent, the Collateral Agent or any Lender, whether in respect of the Accounts or as proceeds of Inventory shall be treated as payments to the Administrative Agent, the Collateral Agent and Lenders in respect of the Obligations and therefore shall constitute the property of the Administrative Agent, the Collateral Agent and Lenders to the extent of the then outstanding applicable Obligations.

(d)          The applicable bank at which any Controlled Accounts are maintained shall agree, from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may, or upon instruction of the Required Lenders, shall, be given by the Collateral Agent at any time during a Cash Dominion Period) pursuant to the applicable Control Agreement, to forward, daily, all amounts in each Controlled Account to the account with the Collateral Agent (or a financial institution acceptable to the Collateral Agent) designated as the collection account (the “Collection Account”) which shall be under the exclusive dominion and control of the Collateral Agent and which shall not be subject to cash pooling or other similar arrangements. For the avoidance of doubt, provisions of this Section 2.22(d) do not apply to Excluded Accounts.

(e)          From and after the delivery of an Activation Notice, with respect to all affected Controlled Accounts, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), the Collateral Agent shall apply all such funds in the Collection Account on a daily basis to the repayment of the Obligations in accordance with Section 8.02. Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Section 8.02, upon the Administrative Borrower’s request and as long as no Event of Default has occurred and is continuing and, so long as the aggregate Revolving Exposure of all Lenders is greater than zero, all other conditions precedent to a Borrowing have been satisfied, any additional funds deposited in the Collection Account shall be released to the Borrowers.

(f)          The Loan Parties shall promptly deposit (or cause the same to be deposited) any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or Inventory of the Loan Parties which come into their possession or under their control in the applicable Controlled Accounts, or remit the same (or cause the same to be remitted), in kind, to the Collateral Agent. The Borrowers agree to reimburse the Collateral Agent on demand for any amounts owed or paid to any bank at which a Controlled Account is established or any other bank or Person involved in the transfer of funds to or from the Controlled Accounts arising out of the Collateral Agent’s payments to or indemnification of such bank or Person.

(g)          The Borrowers or the Administrative Borrower shall set up deposit accounts in the United States, in each case, subject to Control Agreements within the time periods specified in Section 2.22(b), into which proceeds of the Revolving Loans shall be disbursed by the Administrative Agent and prior to the Control Agreement Effective Date, shall be disbursed as directed by the Administrative Borrower into the accounts of the Borrowers as specified in writing to the Administrative Agent.

(h)          Notwithstanding the foregoing, it is expressly acknowledged that it may be impractical for a non-U.S. Loan Party to obtain a Control Agreement (or the equivalent) from the bank or depositary that maintains its accounts or it may take longer than agreed to obtain a Control Agreement (or the equivalent) in which event the Administrative Agent will act reasonably in extending the time for obtaining such Control Agreement (or the equivalent).  For the avoidance of doubt, this Section 2.22 shall be subject to the Agreed Securities Principles.

Section 2.23          Australian Public Offer.

(a)          The Arrangers represent and warrant to the Australian Resident Borrowers that they have made, no later than thirty (30) days after the Closing Date of this Agreement:

(i)          invitations to become a Lender under this Agreement to at least ten (10) invitees, and:

(A)          their officers involved in the day-to-day syndication process reasonably believed (or will reasonably believe), at the time of making the invitations, that each invitee was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(B)          their officers involved in the day-to-day syndication process did not (or will not) know or suspect at the time of making the invitations that any invitee was an Associate of any of the other invitees or an Offshore Associate of any Australian Resident Borrower; or

(ii)          invitations to become a Lender under this Agreement publicly in an electronic form, or in another form, that is used by financial markets for dealing in debentures or debt interests, such as on either the Bloomberg or Reuters screen.

(b)          The Australian Resident Borrowers irrevocably authorised the Arrangers to make the invitations referred to in this Section 2.23.

(c)          Each Australian Resident Borrower represents and warrants that:

(i)          at the time of execution of this Agreement, it does not know, or have reasonable grounds to suspect, that an Offshore Associate of any Australian Resident Borrower became a Lender under this Agreement;

(ii)          if any Arranger makes an offer as contemplated in Section 2.23(a), it will notify such Arranger if it knows, or has reasonable grounds to suspect, that an Offshore Associate of any Australian Resident Borrower will or may became a Lender under this Agreement; and

(iii)          each Borrower under this agreement is:

(A)          a member of the same “wholly-owned group” (as defined in the Australian Tax Act); or

(B)          an Associate of each other Borrower under this agreement.

(d)          Each Lender that became a Lender as a result of an invitation under Section 2.23(a)(i) represents and warrants that:

(i)          an invitation to become Lender was made to it by an Arranger under this Section 2.23;

(ii)          it was, at the time of the invitation, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(iii)          except as disclosed to the Arrangers, it is not, so far as it has actual knowledge, an Associate of any other invitee referred to in Section 2.23(a) or an Offshore Associate of any Australian Resident Borrower.

(e)          At the cost of the relevant Australian Resident Borrower, each Lender and each Arranger agree, so far as it is reasonably able to do so, to do or provide the things (including information) which the Australian Resident Borrowers request it to do or provide in connection with the invitation made to (or by) it to become a “Lender” under this agreement, if the Australian Resident Borrowers consider them practicable and necessary to ensure that the requirements of section 128F of the Australian Tax Act are satisfied or to demonstrate that they are satisfied.

Section 2.24          Australian Tax Matters. With respect to any advance under any Loan Document to any Australian Borrower or any other Borrower required to withhold tax in accordance with Australian law (each a “Relevant Borrower” for purposes of this Section 2.24), this Section 2.24 shall apply instead of the provisions of Section 2.15(a), (b), (c), (d), (e) and (g).

(a)          Definitions. Solely for purposes of this Section 2.24, the following terms shall have the following meanings:

“GST” has the meaning given to it in the Australian GST Act, as shall any other term used in Section 2.24 which is defined for purposes of the Australian GST Act.

(b)          Tax Gross-up. Save to the extent required under any applicable Requirements of Law, all payments to be made by a Relevant Borrower to any Lender hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding for or on account of Taxes. If a Relevant Borrower is required to deduct or withhold any Taxes, or an amount for or on account of any Taxes from any payment made hereunder or under the Loan Documents to any Lender, the Relevant Borrower (in respect of which such deduction or withholding is required to be made) shall be required to pay an additional amount to the extent necessary to ensure that such Lender receives a sum equal to the sum that such Lender would have received if no such deduction or withholding (including deductions or withholdings applicable to any additional amounts paid under this Section 2.24(b)) had been made; provided, that this Section 2.24 shall not apply in relation to withholding or deduction from payments:

(i)          on account of Taxes on the overall net income of a Lender;

(ii)          to, or to a third party on behalf of, a Lender who is liable to such Taxes by reason of the Lender having some connection with the Commonwealth of Australia other than the mere participation in this agreement;

(iii)          to, or to a third party on behalf of, a Lender who is liable to such Taxes by reason of the Lender being an Offshore Associate of the Relevant Borrower;

(iv)          to, or to a third party on behalf of, a Lender who is liable to such Taxes as a result of the representation and warranty given by that Lender in Section 2.23(d) being incorrect;

(v)          to, or to a third party on behalf of, a Lender who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making, or procuring that any third party makes, a declaration of non-residence, entitlement to the benefit of a double tax agreement treaty exemption or any similar claim for exemption;

(vi)          on account of the Relevant Borrower receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 or any similar law;

(vii)          to, or a third party on behalf of, a Lender if the Relevant Borrower has not received written notice of that Person’s tax file number or Australian business number or evidence of any exemption that person may have from the need to advise its tax file number or Australian business number;

(viii)          to the extent a loss, liability or cost is compensated for by an increased payment under Section 2.15(a); or

(ix)          on account of any deduction or withholding required by FATCA.

(c)          Tax Indemnity.

(i)          The Relevant Borrowers shall (within three (3) Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document; provided that this subclause (i) shall not apply:

(A)          with respect to any Taxes assessed on a Lender:

(I)          under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(II)          under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B)          to the extent a loss, liability or cost:

(I)          is compensated for by the payment of an additional amount under Section 2.24(b); or

(II)          would have been compensated for by an increased payment under Section 2.24(b) but was not so compensated solely because one of the exclusions in Section 2.24(b) applied.

(ii)          A Lender making, or intending to make a claim under Section 2.24(c)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers.

(iii)          A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 2.24(c), notify the Administrative Agent.

(d)          Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i)          a Tax Credit is attributable either to the payment of an additional amount of which that Tax Payment forms part, or to that Tax Payment; and

(ii)          that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e)          Notification of Requirement to Deduct Tax. If, at any time, a Relevant Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder or under the other Loan Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Relevant Borrower shall promptly notify the Administrative Agent.

(f)          Evidence of Payment of Tax. If a Relevant Borrower makes any payment hereunder or under the other Loan Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable Requirements of Law and shall, as promptly as reasonably practicable thereafter, deliver to the Administrative Agent on behalf of the Lenders to which such payment was made evidence of payment as is reasonably satisfactory to Administrative Agent.

(g)          Goods and Services Tax.

(i)          All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a taxable supply or taxable supplies for GST purposes shall be deemed to be exclusive of GST and the party liable to make that payment shall pay to the Lender (in addition to and at the same time as paying any consideration for such supply) an amount equal to the GST payable on that supply, subject to receiving a valid tax invoice from the supplier of that supply.

(ii)          Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense the reimbursement or indemnity (as the case may be) shall be reduced by the amount of any input tax credit that the Lender (or representative member of the Australian GST Group of which the Lender is a member) is entitled to.

Section 2.25          Dutch Tax Matters  With respect to any advance under any Loan Document to any Dutch Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Dutch law (each a “Relevant Borrower” for the purposes of this Section 2.25), this Section 2.25 shall apply instead of the provisions of Section 2.15(a), (b) (c) and (f).

(a)          Tax Indemnity.

(i)          The Relevant Borrowers shall (within three (3) Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document; provided that this subclause (i) shall not apply:

(A)          with respect to any Taxes assessed on a Lender:

(I)          under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(II)          under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B)          to the extent a loss, liability or cost is compensated for by an increased payment under Section 2.15(a).

(ii)          A Lender making, or intending to make a claim under Section 2.25(a)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers.

(iii)          A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 2.25(a), notify the Administrative Agent.

(b)          Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i)          a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)          that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall promptly following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(c)          Value Added Tax.

(i)          All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii)          If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A)          (1) (where the Supplier is the Person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; and (2) the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)          (1) (where the Recipient is the Person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply; and (2) the Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii)          Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)          Any reference in this Section 2.25 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to each relevant member of such group at such time.

(v)          In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi)          Except as otherwise expressly provided in this Section 2.25, a reference to “determines” or “determined” in connection with tax provisions contained in this Section 2.25 means a determination made in the absolute discretion of the Person making the determination, acting reasonably.

Section 2.26          Nature and Extent of Each Borrower’s Liability.

(a)          Joint and Several Liability. All obligations, liabilities, indemnities, representations, warranties and covenants of the Borrowers hereunder are joint and several obligations of the Borrowers and may be enforced against any Borrower individually, one or more Borrowers collectively or all of the Borrowers collectively.

(b)          Obligations Unconditional

. The obligations of each Borrower hereunder are, to the fullest extent permitted by applicable Requirements of Law, absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of any other Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or a Loan Party (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above (in each case, subject to the terms of the applicable Loan Documents):

(i)          at any time or from time to time, without notice to such Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)          any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)          the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)          any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Obligations shall fail to be perfected.

Each Borrower hereby expressly waives, to the fullest extent permitted by applicable Requirements of Law, diligence, presentment, demand of payment, protest and all notices whatsoever (other than the ones expressly provided for or set forth in the applicable Loan Documents), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations. Each Borrower waives, to the fullest extent permitted by applicable Requirements of Law, any and all notices of the creation, renewal, extension, waiver, termination or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the joint and several liability of the Borrowers, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the joint and several liability of the Borrowers, in each case, subject to the terms of the applicable Loan Documents.

(c)          Subrogation; Subordination. Each Borrower hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its joint and several liability hereunder, whether by subrogation or otherwise, against any other Borrower of any of the Obligations or any security for any of the Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(b) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

(d)          General Limitation on Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under Section 2.26(a) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.26(a), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.26(e)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(e)          Right of Contribution. Each Borrower hereby agrees that to the extent that another Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment. The provisions of this clause (c) shall in no respect limit the obligations and liabilities of any Borrower to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Borrower shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount of the Obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders, on the dates and to the extent required hereunder, that:

Section 3.01          Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Restricted Subsidiaries (a) is duly organized or incorporated (as applicable), validly existing and (with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities) in good standing under the laws of its jurisdiction of organization or incorporation; (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby; and (c) is qualified to do business and (with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities) in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 3.02          Equity Interests and Ownership. The Equity Interests of each of Holdings and its Restricted Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 3.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries. Schedule 3.02 correctly sets forth the ownership interest and jurisdiction of organization or incorporation (as appropriate) of ~~Holdings~~each Holding Company and each of ~~its~~their Subsidiaries in their respective Subsidiaries as of the ~~Closing~~Amendment No. 2 Effective Date (after giving effect to the Transactions).

Section 3.03          Due Authorization; Binding Obligation.

(a)          Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(b)          Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.04          No Conflict; Governmental Consents.

(a)          No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are parties and the consummation of the transactions contemplated by such Loan Documents do not and will not (i) except as could not reasonably be expected to result in a Material Adverse Effect, violate (A) any provision of any law or any governmental rule or regulation applicable to such Loan Party or (B) any Requirement of Law applicable to such Loan Party (including, without limitation, in respect of the Australian Borrowers, Section 260A of the Corporations Act (Cth) (2001)); (ii) except as could not reasonably be expected to result in a Material Adverse Effect, conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party; (iii) violate any of the Organizational Documents of such Loan Party, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent, on behalf of the Secured Parties and Permitted Liens); or (v) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained and are in full force and effect.

(b)          Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents entered into on such date and to which such Loan Parties are parties and the consummation of the transactions contemplated by such Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as have been obtained or made and are in full force and effect; and (ii) for filings and recordings with respect to the Collateral necessary to perfect Liens created by the Loan Documents, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 3.05          Financial Statements.

(a)          Specified Financial Statements. The Specified Financial Statements described in clauses (i) and (ii) of such definition, and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c), have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

(b)          Liabilities. Except as set forth in publicly disclosed financial statements of Holdings and its Subsidiaries or elsewhere publicly disclosed, there are no liabilities of Holdings and its Subsidiaries known to such Person of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents, the Term Loan Agreement, the Senior Unsecured 2022 Notes Documents and the New Notes Documents.

(c)          Financial Projections. On and as of the Closing Date, the projections of ~~Holdings~~Tronox Limited and its Subsidiaries (both with and without giving effect to the Transactions) heretofore delivered to the Administrative Agent (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of ~~Holdings~~Tronox Limited believed that the Projections were reasonable and attainable.

Section 3.06          No Material Adverse Effect. Since December 31, 2016, no event, circumstance or change has occurred that has caused, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

Section 3.07          Adverse Proceedings, Etc.

(a)          There are no Adverse Proceedings that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)          Neither Holdings nor any of its Restricted Subsidiaries (i) is in violation of any Requirement of Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.08          Taxes. Except as otherwise permitted under Section 5.03, (i) all income and material Tax returns and reports of Holdings and its Restricted Subsidiaries required to be filed by any of them have been timely filed; (ii) all Taxes shown on such tax returns to be due and payable have been timely paid; and (iii) all material assessments, fees and other governmental charges upon Holdings and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Holdings nor any of its Restricted Subsidiaries knows of any proposed material Tax assessment against Holdings or any of its Restricted Subsidiaries which is not being actively contested by Holdings or such Restricted Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. As of the Closing Date, each Australian Loan Party is not, nor has it ever been, a member of an Australian GST Group.

Section 3.09          Properties.

(a)          Generally; Title. Each of Holdings and its Restricted Subsidiaries has (i) good and legal title to (in the case of fee interests in Real Property); (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property); (iii) valid licensed or other rights in (in the case of licensed or other interests in Intellectual Property); and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Specified Financial Statements and in the most recent financial statements delivered pursuant to Section 5.01, in each case except where the failure to have good and legal title, a valid leasehold interest, a valid license or other rights or good title could not reasonably be expected to have a Material Adverse Effect and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.

(b)          Real Estate. As of the Closing Date, Schedule 3.09 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and, except as could reasonably be expected to have a Material Adverse Effect, neither Holdings nor any Borrower has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

Section 3.10          Environmental Matters. Except as set forth on Schedule 3.10:

(a)          Other than exceptions that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(i)          Holdings and its Restricted Subsidiaries (A) are and have been in compliance with all applicable Environmental Laws, and (B) have obtained, and maintained in full force and effect, all Governmental Authorizations arising under Environmental Laws that are required for the conduct of their businesses, operations and Real Property in compliance with Environmental Laws;

(ii)          ~~neither Holdings~~no Holding Company nor any ~~of its~~ Restricted Subsidiaries of any Holding Company have received any unresolved written notice, report or other written communication regarding any actual or alleged material violation of Environmental Laws or any unresolved Environmental Liabilities relating to their businesses, operations and Real Property;

(iii)          to the knowledge of ~~the Holdings or~~each Holding Company and any Borrower, no Release at any Real Property or facility owned, leased or operated by Holdings or any of its Restricted Subsidiaries is occurring that requires notice by Holdings or any of its Restricted Subsidiaries to any Governmental Authority, any form of Remedial Action under applicable Environmental Law by Holdings or any of its Restricted Subsidiaries, or that would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Restricted Subsidiaries;

(iv)          neither Holdings nor any of its Restricted Subsidiaries has by law or contract agreed to, assumed or retained any material Environmental Liability or responsibility for any Environmental Claim, including under any lease, purchase agreement, sale agreement, joint venture agreement or other binding corporate or real estate document or agreement; and

(v)          there are no pending or, to the knowledge of Holdings or any Borrower, threatened Environmental Claims and there are no violations of Environmental Laws or Releases that would reasonably be expected to form the basis of any such Environmental Claim; and

(vi)          the Products are being, or have been, pre-registered and registered within the meaning of the Regulation (EC) No. 1907/2006 concerning the Registration, Evaluation, Authorisation and Restriction of Chemicals of the European Union and all rules and regulations promulgated thereunder, and do and will comply with all Environmental Laws relating to the Products or to the sale of the Products in the European Union.

(b)          Holdings has provided the Administrative Agent, or its agents or consultants, with access to all significant environmental reports, data (including in relation to energy consumption, energy generation and emissions of greenhouse gases to the extent such data exists), documents, studies, analyses, investigations, audits and reviews in the possession or control of, or otherwise reasonably available to, Holdings or its Restricted Subsidiaries as necessary to reasonably disclose any material Environmental Liabilities with respect to any Real Property or facility owned, leased, operated or used by Holdings or any of its Restricted Subsidiaries or any of their Affiliates set forth in such documents, studies, analyses, investigations, audits or reviews.

(c)          No material Lien has been recorded or, to the knowledge of Holdings or any Borrower, threatened by any Governmental Authority under any Environmental Law with respect to any Real Property or facility owned, leased, operated or used by Holdings or any of its Restricted Subsidiaries.

(d)          Neither Holdings nor any of its Subsidiaries is subject to, or has taken any action so as to exacerbate, any Environmental Legacy Liabilities which Environmental Legacy Liabilities, or which exacerbation, could reasonably be expected to have a Material Adverse Effect.

This Section 3.10 contains the sole and exclusive representations and warranties of Holdings with respect to any environmental, health or safety matters, including without limitation any arising under any Environmental Laws.

Section 3.11          No Defaults. To the actual knowledge of Holdings or any Borrower, neither Holdings nor any of its Restricted Subsidiaries is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 3.12          Material Contracts. Schedule 3.12(a) contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date (other than leases of Real Property set forth on Schedule 3.09), and, except as described on Schedule 3.12(b), all such Material Contracts are in full force and effect and, to the actual knowledge of Holdings or any Borrower, no material defaults by Holdings or a Restricted Subsidiary of Holdings (or, on the Closing Date, any other Person) currently exist thereunder.

Section 3.13          Government Regulations. Neither Holdings nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act, or to its knowledge under any other applicable statute or regulation of any Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable except as expressly set forth herein. Neither Holdings nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.14          Federal Reserve Regulations; Exchange Act.

(a)          Federal Reserve Regulations. None of Holdings, any Borrower or any of their Restricted Subsidiaries is engaged principally in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)          Exchange Act. No portion of the proceeds of any Loans or any Letters of Credit shall be used in any manner, whether directly or indirectly, that causes or would reasonably be expected to cause, such the extension of such Loans or issuances of such Letters of Credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Securities Exchange Act of 1934.

Section 3.15          Employee Matters. Neither Holdings nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Restricted Subsidiaries, or to the best knowledge of Holdings and each Borrower, threatened against any of them before the National Labor Relations Board or any similar Governmental Authority or Governmental Entity outside of the United States and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Restricted Subsidiaries or, to the best knowledge of Holdings and each Borrower, threatened in writing against any of them; (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Restricted Subsidiaries; and (c) to the best knowledge of Holdings and each any Borrower, no union representation question existing with respect to the employees of Holdings or any of its Restricted Subsidiaries and, to the best knowledge of Holdings and each Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Restricted Subsidiaries is bound.

Section 3.16          Employee Benefit Plans.

(a)          Pension Plans. Except as could not reasonably be expected to have a Material Adverse Effect, each Company and, with respect to a Pension Plan, each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA, the Code and other Requirements of Law (including Requirements of Law applicable outside of the United States) and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan (i) which is intended to qualify under Section 401(a) of the Code (or be registered or qualify under similar Requirements of Law applicable outside of the United States) has either received a favorable determination letter from the IRS (or similar documentation from a Governmental Authority or Governmental Entity outside of the United States) indicating that such Employee Benefit Plan is so qualified or registered or may rely on a favorable opinion letter issued by the IRS (or similar documentation issued by a Governmental Authority or Governmental Entity outside the United States), and, to the knowledge of Holdings and each Borrower, nothing has occurred subsequent to the issuance of such determination or opinion letter (or such similar documentation issue by a Governmental Authority or Governmental Entity outside of the United States) which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified or registered status. There are no pending or, to the knowledge of Holdings and each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority or Governmental Entity, with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)          Foreign Plans. With respect to each Foreign Plan and except as could not reasonably be expected to have a Material Adverse Effect, (i) none of Holdings, its Restricted Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings or any of its Restricted Subsidiaries, directly or indirectly, to any tax or civil liability, Lien or penalty; (ii) all pension contributions (including, without limitation, employer and employee contributions) required by applicable Requirements of Law, by the terms of such Foreign Plan or by any other instrument to have been made by Holdings or its Restricted Subsidiaries have been timely made by Holdings or its Restricted Subsidiaries on or before the due date thereof; and (iii) (A) reserves have been established in the financial statements of Holdings and its Restricted Subsidiaries furnished to Lenders in respect of any and all unfunded liabilities (and other financial obligations which have not yet been fulfilled) of Holdings and its Restricted Subsidiaries in accordance with applicable Law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained; and (B) Holdings and its Restricted Subsidiaries have no liabilities or financial obligations other than those for which such reserves have been established. Except with respect to any pension schemes applied by the Dutch Subsidiaries or any Australian Pension Plan, the present value of the aggregate accumulated benefit liabilities of each Foreign Plans (based on those assumptions used to fund such Foreign Plan) did not, as of the last valuation date applicable thereto, exceed the Fair Market Value of the assets of such Foreign Plan in an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 3.17          Certain Fees. As of the Closing Date, except as set forth on Schedule 3.17, no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated hereby, except as payable to the Agents and Lenders (and equivalent parties in connection with the Term Loan Agreement and the New Notes Documents).

Section 3.18          Solvency.  ~~Holdings~~(A) Tronox Limited and its Restricted Subsidiaries taken as a whole are, and, in each case, (i) on the Closing Date, and after giving effect to the Transactions, and (ii) as of the date of each fiscal quarter ending after the Closing Date, will be Solvent and (B) Holdings and its Restricted Subsidiaries, taken as a whole on the Amendment No. 2 Effective Date, are Solvent.

Section 3.19          Compliance with Statutes, Etc. Each of Holdings and its Restricted Subsidiaries is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20          Disclosure. No written information (other than the any financial projections and pro forma financial information, other forward-looking information and information of a general economic or industry specific nature) furnished to any Agent and any Lender by or on behalf of Holdings or any of its Subsidiaries as of the date such information was furnished for use in connection with the Transactions, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or any Borrower, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made (after giving effect to all supplements and updates made from time to time). Any projections and pro forma financial information concerning Holdings and its Restricted Subsidiaries contained in such materials are based upon good faith estimates and assumptions believed by Holdings or any Borrower to be reasonable at the time made, it being recognized by the Lenders that the projections are subject to significant uncertainties and contingencies, many of which are beyond Holdings’ control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

Section 3.21          Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (b) the USA PATRIOT Act; and (c) other applicable federal, state or foreign laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.22          Foreign Assets Control Regulations and Anti-Money Laundering; Sanctions.

(a)          Each Loan Party and each Restricted Subsidiary of each Loan Party is and will remain in compliance in all material respects with all applicable United States, Bahamian, Dutch and Australian economic and trade sanctions laws, decrees and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, and all applicable anti-money laundering and counter-terrorism laws including (i) financing provisions of the Bank Secrecy Act; (ii) Part 4 of the Australian Charter of the United Nations Act 1945 (Cth); (iii) the Autonomous Sanctions Act 2011 (Cth) and (iv) the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), and all regulations issued pursuant to any of the foregoing.

(b)          No Loan Party and no Restricted Subsidiary of a Loan Party (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with in business transactions, (ii) is a Person who is otherwise the target of United States, Bahamian, Dutch or Australian economic and trade sanctions laws such that a United States Person, Bahamian Person, Dutch Person or Australian Person cannot deal in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity on the SDN List or a foreign government that is the target of United States, Bahamian or Australian economic and trade sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States, Bahamian, Dutch or Australian law. Further, each Loan Party and each Restricted Subsidiary of each Loan Party is and will remain in compliance in all material respects with all Dutch economic sanction laws and regulations and all applicable Dutch anti-money laundering and Dutch counter-terrorism laws, including, but not limited to, the law for the prevention of money laundering and terrorist financing (Wet ter voorkoming van witwassen en financieren van terrorisme) and the rules and regulations promulgated therefrom, in each case, to the extent applicable to it.

(c)          Each of Holdings and the Restricted Subsidiaries and, to the knowledge of Holdings and the Borrowers, each of their respective Affiliates, is in compliance in all material respects with applicable Sanctions, Title III of the USA PATRIOT Act, and Anti-Corruption Laws.  To the knowledge of Holdings and the Borrowers, none of Holdings, any Borrower, any Restricted Subsidiary or any of their respective Affiliates, has, in the three years prior to the Closing Date, violated Sanctions, Title III of the USA Patriot Act, or Anti-Corruption Laws.

(d)          (i) None of the Loan Parties is a Sanctioned Person or otherwise the target of Sanctions and (ii) none of the Restricted Subsidiaries that are not Loan Parties, or any director or officer of any Loan Party or Restricted Subsidiary, or to the knowledge of Holdings and the Borrowers, any Affiliate,  employee or agency of any Loan Party or Restricted Subsidiary, in each case, is a Sanctioned Person.

Section 3.23          Senior Indebtedness. To the extent any Indebtedness that, by its terms is contractually subordinated to the Obligations, is outstanding, the Loans and other Obligations will constitute “senior indebtedness,” “designated senior indebtedness” or other comparable term for all purposes of such subordinated indebtedness.

Section 3.24          [Intentionally Omitted].

Section 3.25          Security Matters.

(a)          U.S. Security Agreement. The U.S. Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Security Agreement) of the Loan Parties party thereto as of the Closing Date and (i) when the Pledged Collateral (as defined in the U.S. Security Agreement) is delivered to the Collateral Agent (to the extent delivery is required by the U.S. Security Agreement) together with stock, membership interest powers or other appropriate instruments of transfer duly executed in blank, the Lien created under the U.S. Security Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral; and (ii) when financing statements in appropriate form are filed in the jurisdiction of organization of each U.S. Entity (and in the District of Columbia with respect to any Non-U.S. Entity that is a signatory to the U.S. Security Agreement), the Lien created under the U.S. Security Agreement will constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the U.S. Security Agreement)) on which a Lien may be perfected by the filing of a financing statement.

(b)          PTO Filing; Copyright Office Filing. Upon the recordation of the U.S. Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to Holdings and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office (and, with respect to any equivalent rights outside of the United States, the taking of appropriate actions under the laws of such jurisdictions as required pursuant to the terms of the U.S. Security Agreement, including filing in other appropriate foreign or international offices or registrars), together with the financing statements or such other filings in appropriate form are filed in the jurisdiction of organization of each U.S. Entity (and in the District of Columbia with respect to any Non-U.S. Entity that is a signatory to the U.S. Security Agreement), the Lien created under the U.S. Security Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the U.S. Security Agreement) (it being understood that (i) subsequent filings and recordings in the United States Patent and Trademark Office and the United States Copyright Office and equivalent offices outside the United States may be necessary with respect to registered trademarks and patents, trademark and patent applications and registered copyrights acquired or created by the Loan Parties after the date hereof; and (ii) notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any of the Loan Parties be required to make any filings or recordings with intellectual property offices in Asia).

(c)          Mortgages. The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable First Priority Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.25 (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12) and all related recording fees paid, each of the Mortgages shall constitute a fully perfected First Priority Lien on, and, subject to the exceptions set forth in the applicable Mortgage, security interest in, all right, title and interest of the Loan Parties in each such Mortgaged Property and the proceeds thereof.

(d)          UK Security Agreements. Subject to the Legal Reservations and the Agreed Security Principles, the UK Security Documents, if any, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant UK Security Document) of the Loan Parties party to such documents to the extent set forth therein.

(e)          Australian Security Agreements. Subject to the Legal Reservations and the Agreed Security Principles, the Australian Security Agreements, if any, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent (or the Australian Security Trustee), for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant Australian Security Agreements) of the Loan Parties party to such documents to the extent set forth therein.

(f)          Dutch Security Agreements. Subject to the Agreed Security Principles, the Dutch Security Agreements, if any, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant Dutch Security Agreements) of the Loan Parties party to such documents to the extent set forth therein.

(g)          Other Foreign Security Documents. Any Security Document governed by a law other than applicable Australian laws, Dutch laws, U.S. laws or UK laws creates, upon execution and delivery thereof by the parties thereto, an effective First Priority Lien over the assets purported to be secured by it, except that, with respect to a lien (Pfandrecht) created under a Security Document governed by Swiss law, such lien (Pfandrecht) may be perfected only by possession or control of the Collateral by the Collateral Agent.

(h)          Valid Liens. Subject to the Agreed Security Principles, any Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof by the parties thereto, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law; and (ii) subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral.

Section 3.26          Certain Dutch Law Matters.

(a)          Guarantee. No Dutch Loan Party guarantees or has guaranteed the obligations of any other Person in accordance with Section 2:403 of the Dutch Civil Code (or similar arrangements in other jurisdictions).

(b)          Dutch Security. Any security interest or guarantee granted by a Dutch Loan Party is in its corporate interest, is not prejudicial to the rights of other creditors and does not violate section 2:98c of the Dutch Civil Code.

(c)          Centre of Main Interests and Establishments. For the purpose of the EU Insolvency Regulation, the COMI of each Dutch Loan Party is situated in the jurisdiction of either its (corporate) seat or its business address and it has no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

(d)          Fiscal Unit.  No Loan Party incorporated under Dutch law shall create or become a member of a fiscal unit (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (other than such fiscal unit comprising solely Loan Parties).

(e)          Joint and Several Liability.  No Loan Party incorporated under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code

Section 3.27          Certain Australian Law Matters.

(a)          Tax Consolidated Group. No Australian Loan Party is a member of a Tax Consolidated Group unless (i) a TSA and a TFA are in full force and effect; and (ii) each member of the Tax Consolidated Group to which the Australian Loan Party is a member is party to the TSA and TFA.

(b)          Australian GST Group. Neither Holdings nor any of its Subsidiaries is a member of an Australian GST Group unless an ITSA is in full force and effect.

(c)          Australian Loan Parties. If such Loan Party is an Australian Loan Party, (i) the entering into and performance by it of its obligations under the Loan Documents to which it is expressed to be a party are for its commercial benefit and are in its commercial interests; and (ii) the entry into and performance by it of its obligations under the Loan Documents to which it is a party do not contravene the Corporations Act.

Section 3.28          Use of Proceeds.

(a)          The Borrowers will use the proceeds of the Revolving Loans and Swingline Loans on and after the Closing Date (a) to effect the Transactions; (b) to pay all fees and expenses owing in connection with the Transactions; and (c) for general corporate purposes (including to effect Permitted Acquisitions and other Investments (including the Cristal Acquisition) permitted hereunder).

(b)          Each Borrower will, and will cause each of its Restricted Subsidiaries to, ensure that no Proceeds of the Revolving Loans, Swingline Loans or Letters of Credit shall directly be used in violation of law or result in any guarantee or grant of security by any Loan Party being in violation of law.

(c)          None of Holdings or any Restricted Subsidiary will directly or, to the knowledge of Holdings or the Borrowers, indirectly, use the Proceeds of the Revolving Loans, Swingline Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding, financing, or facilitating any activities or business or transaction  (i)  with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(d)          None of Holdings, the Borrowers or the Restricted Subsidiaries will use the Proceeds of the Revolving Loans, Swingline Loans or Letters of Credit directly, or, to the knowledge of Holdings and the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

Section 3.29          Insurance. Schedule 3.29 sets forth a true, complete and correct description of all insurance maintained by Holdings and its Subsidiaries as of the Closing Date. All insurance maintained by Holdings and its Subsidiaries is in full force and effect, all premiums have been duly paid, neither Holdings nor any of its Subsidiaries has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements.

Section 3.30          Location of Material Inventory. Schedule 3.30 as of the Closing Date sets forth all locations in the United States, the Netherlands and Australia where the aggregate value of Inventory at any such location owned by the Loan Parties exceeds $1,000,000.

Section 3.31          Accuracy of Borrowing Bases. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of Inventory included in the calculation of each of the Borrowing Bases satisfies all of the criteria stated herein (or of which the Administrative Borrower has hereafter been notified by the Administrative Agent under Section 2.21) to be an Eligible Account and an item of Eligible Inventory, respectively.

Section 3.32          Not a Trustee. Except as set out in this document, no Australian Loan Party enters into any Loan Document as trustee of any trust or settlement.

Section 3.33          No Immunity. No Loan Party nor any of its Restricted Subsidiaries or any of their assets have immunity from the jurisdiction of a court or from legal process, except to the extent it concerns assets located in the Netherlands which qualify as goods intended for public use (goederen bestemd voor de openbare dienst) as referred to in the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering).

Section 3.34          [Intentionally omitted].

Section 3.35          EEA Financial Institution. No Loan Party or the Blocked Borrower is an EEA Financial Institution.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

Section 4.01          Conditions to Effectiveness. The effectiveness of this Agreement and the obligation of each Lender and, if applicable, each Issuing Bank to fund any Credit Extension requested to be made by it on the Closing Date shall be subject to the prior or concurrent satisfaction (or waiver) of each of the conditions precedent set forth in this Section 4.01.

(a)          Loan Documents. There shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate by the Loan Parties party thereto.  There shall have been delivered to the Administrative Agent an executed counterpart of the Intercreditor Agreement by the Term Loan Agent.

(b)          Corporate Documents. The Administrative Agent shall have received:

(i)          a certificate of the secretary or assistant secretary of each Loan Party (or, in the case of an Australian Loan Party, a Swiss Loan Party or a UK Loan Party, of a director or in the case of a limited liability partnership, a designated member (or delivered by another person is a similar position as is customary in such jurisdiction) dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization; (B) that attached thereto are true and complete copies of relevant corporate resolutions duly adopted by the Board of Directors (or any other corporate body of such Loan Party which is authorized under such Loan Party’s Organizational Documents or by any applicable Requirements of Law to resolve on the following matters, including, without limitation, in the case of any Swiss Loan Party, in addition to resolutions of the managing directors of each Swiss Loan Party, resolutions of the quotaholders of such Swiss Loan Party) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary, director or designated member executing the certificate in this clause (i)); (D) that, in the case of a UK Loan Party whose shares are the subject of a Lien in favor of the Collateral Agent, (i) that no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that UK Loan Party, which is certified by a Responsible Officer of that UK Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date, or (ii) that such Loan Party is not required to comply with Part 21A of the Companies Act 2006; and (E) that attached thereto is an unconditional positive, written advice from any works council in relation to the transactions contemplated by this Agreement and any other document required for compliance with the Dutch Act on works councils (to the extent applicable);

(ii)          with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities (but not in respect of any Persons incorporated or organized under the laws of Australia, the UK or Switzerland), a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority) and a “bring-down” good standing dated on or about the Closing Date;

(iii)          in respect of a UK Loan Party whose shares are the subject of a Lien in favour of the Collateral Agent (x) a certificate of that UK Loan Party certifying that (A) each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that UK Loan Party; and (B) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that UK Loan Party, which is certified by a Responsible Officer of that UK Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date; or (y) a certificate of that UK Loan Party certifying that such UK Loan Party is not required to comply with Part 21A of the Companies Act 2006; and

(iv)          such other documents as the Administrative Agent may reasonably request.

(c)          Other Transactions.  Prior to or substantially concurrently with the initial funding of the Loans on the Closing Date, the Closing Date Refinancing shall be consummated.  The Administrative Agent shall have received:

(i)          true and complete copies of the Term Loan Agreement and all material documents, instruments and agreements executed in connection therewith; and

(ii)          true and complete copies of the New Notes Documents.

(d)          Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by two Responsible Officers of Holdings, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b) and (c).

(e)          Insurance Certificates.  The Administrative Agent shall have received one or more certificates from Holdings’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect.

(f)          Financial Statements; Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.05 and with the forecasts of each of the Borrowing Bases and financial performance of Holdings, the Borrowers, and their respective Restricted Subsidiaries.  For purposes of this Section 4.01(f), any financial statements required to be delivered shall be deemed to have been received by the Administrative Agent and Lenders if such financial statements are filed on EDGAR.  Notwithstanding anything to the contract contained herein, to the extent Holdings’ auditors have withdrawn, or advised Holdings that they intend to withdraw, any audit opinion with respect to any such financial statements, this Section 4.01(f) shall be deemed to be not satisfied with respect to such financial statements.

(g)          Capital Structure.  The organizational structure (including ownership percentages owned by Holdings and its Subsidiaries, in the case of the Subsidiaries of Holdings) of Holdings and its Subsidiaries shall be as set forth on Schedule 4.01(g).

(h)          Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the Issuing Bank, (i) a favorable written opinion of (x) Willkie Farr & Gallagher LLP, special counsel for the Loan Parties; and (y) each local and foreign counsel for the Loan Parties (or the Administrative Agent, to the extent consistent with finance opinion practice in such Loan Party’s jurisdiction of organization) listed on Schedule 4.01(h), in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent, and (ii) a true sale legal opinion in connection with the Bahamas Receivables Purchase Agreement.

(i)          Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the Closing Date and signed by the chief financial officer of Holdings.

(j)          Requirements of Law. The Lenders shall be satisfied that Holdings, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

(k)          Consents. Each Loan Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(l)          Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings, any Borrower or any of their respective Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(m)          Fees. The Arrangers and Administrative Agent shall have received all Fees and other reasonable and documented out-of-pocket fees and expenses due and payable on or prior to the Closing Date, including, without limitation, reasonable and documented out-of-pocket legal fees and disbursements of up to one firm of counsel to the Administrative Agent and one firm of local counsel in each applicable jurisdiction required to be paid by the Borrowers hereunder or under any other Loan Document (which for the avoidance of doubt, shall also include the reasonable and documented charges of Norton Rose Fulbright LLP on or prior to the Closing Date in the United Kingdom, the Netherlands and Australia).

(n)          Confirmation of Perfected Security Interest. The Security Documents required hereunder on the Closing Date, subject to the Agreed Security Principles, shall have been executed and delivered in form, scope and substance customary for financings of this type and the Collateral Agent shall have a First Priority perfected security interest in the Collateral of the Borrowers and Guarantors; it being understood that other than to the extent such perfection may be achieved through (i) the execution of the Loan Documents or (ii) the filing of a UCC financing statement (or jurisdictional equivalent) or other document with the United States Patent and Trademark Office or United States Copyright Office, to the extent any Collateral or the grant of a security interest or perfection of such security interest in any Collateral is not provided on the Closing Date after the use by the Loan Parties of commercially reasonable efforts to do so or without undue burden or expense, the delivery of such Collateral shall not constitute a condition precedent to the Closing Date but, subject to as specified otherwise elsewhere in this Agreement, may instead be required to be delivered within ninety (90) days after the Closing Date (or such later date as the Administrative Agent may from time to time agree in its sole discretion).

(o)          Personal Property Requirements.  The Collateral Agent shall have received:

(i)          reasonably satisfactory evidence that all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Term Loan Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee));

(ii)          reasonably satisfactory evidence that the Intercompany Note executed by and among Holdings and each of its Restricted Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank have been delivered to the Term Loan Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee));

(iii)          reasonably satisfactory evidence that all other certificates, agreements, including instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments and all Investment Property of each Loan Party (as each such term is defined in the U.S. Security Agreement or any Australian Security Agreement and to the extent required by the U.S. Security Agreement or any Australian Security Agreement) have been delivered to the Term Loan Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee));

(iv)          UCC financing statements in appropriate form for filing under the UCC, financing statements in appropriate form for filing under the PPSA Australia, Intellectual Property Security Agreements for filing with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

(v)          certified copies of UCC, PPSA Australia, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches (provided that such copies shall be certified in each jurisdiction to the extent applicable and as customarily delivered in connection with a syndicated financing transaction), each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent); and

(vi)          evidence reasonably acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(p)          Anti-Terrorism Laws. At least five (5) Business Days prior to the Closing Date, the Lenders and the Administrative Agent shall have received the information required under Section 10.13.

(q)          Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate evidencing Borrowing Availability on the Closing Date, after giving effect to the Credit Extensions to be made (or deemed made) on the Closing Date, of at least $175,000,000.

(r)          Borrowing Request.  The Administrative Agent shall have received a Borrowing Request.

(s)          Certain Pledges.  The Administrative Agent shall have received a copy of the pledge of the Equity Interests held by the Borrower in Dutch Opco and the conditional transfer of voting rights as contemplated therein) and (ii) the unconditional positive advice from such works council in respect of the transactions contemplated by the Loan Documents (including the pledge of the Equity Interests held by the Borrower in Dutch Opco and the conditional transfer of voting rights as contemplated therein.

(t)          Material Adverse Effect.  Since December 31, 2016, no Material Adverse Effect shall have occurred.

Section 4.02          Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (including any Credit Extension on the Closing Date) shall be subject to, and to the satisfaction (or waiver) of, each of the conditions precedent set forth below.

(a)          Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a request for a Letter of Credit as required by Section 2.18(a) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b)          No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c)          Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(d)          Anti-Terrorism Laws. With respect to Letters of Credit issued for the account of a Restricted Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

Each of the delivery of a Borrowing Request or a request for a Letter of Credit (including in respect of any amendment, extension or modification to an existing Letter of Credit) and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b) and (c) have been satisfied.

Section 4.03          Conditions to Initial Credit Extension to an Eligible Subsidiary.

The obligation of each Lender and each Issuing Bank to make the initial Credit Extension to an Eligible Subsidiary shall be subject to, and to the satisfaction (or waiver) of, each of the conditions precedent set forth below.

(a)          Opinion of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the Issuing Bank, a customary written opinion of special counsel for such Eligible Subsidiary (or the Administrative Agent, to the extent consistent with finance opinion practice in such Loan Party’s jurisdiction of organization), (A) dated the date of the proposed initial Credit Extension to such Eligible Subsidiary (each, an “Initial Borrowing Date”), (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(b)          Corporate Documents. The Administrative Agent shall have received:

(i)          a certificate of the secretary or assistant secretary (or, in the case of an Australian Loan Party or a Swiss Loan Party, of a director or in the case of a limited liability partnership, a designated member (or delivered by another person is a similar position as is customary in such jurisdiction)) of such Eligible Subsidiary dated the Initial Borrowing Date (or such earlier date acceptable to the Administrative Agent), certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Eligible Subsidiary certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization; (B) that attached thereto are true and complete copies of relevant corporate resolutions duly adopted by the Board of Directors (or any other corporate body of such Eligible Subsidiary which is authorized under such Eligible Subsidiary’s Organizational Documents or by any applicable Requirements of Law to resolve on the following matters, including, without limitation, in the case of any UK Loan Party, resolutions of the shareholders of such Eligible Subsidiary and, in the case of any Swiss Loan Party, in addition to resolutions of the managing directors of each Swiss Loan Party, resolutions of the quotaholders of such Swiss Loan Party) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary, director or designated member executing the certificate in this clause (i)); (D) that, in the case of a UK Loan Party whose shares are the subject of a Lien in favor of the Collateral Agent, (i) that no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of such Eligible Subsidiary, which is certified by a Responsible Officer of that UK Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date, or (ii) that such Eligible Subsidiary is not required to comply with Part 21A of the Companies Act 2006; and (E) that attached thereto is an unconditional positive, written advice from any works council in relation to the transactions contemplated by this Agreement and any other document required for compliance with the Dutch Act on works councils (to the extent applicable);

(ii)          with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities (but not in respect of any Persons incorporated or organized under the laws of Australia, the UK or Switzerland), a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii)          such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request in writing and consistent with the requirements of Section 4.01, including but not limited to, applicable Security Documents.

(c)          Anti-Terrorism Laws. The Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than any contingent indemnification obligations as to which no claim or demand has been made) and all Letters of Credit have been canceled, Letter of Credit Collateralization has been provided for all Letters of Credit, or all Letters of Credit have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Article V.

Section 5.01          Financial Statements, Reports, etc.

Holdings will deliver to the Administrative Agent (on behalf of and for each Lender)

(a)          [Intentionally omitted];

(b)          Quarterly Reports. Commencing with the financial statements for the fiscal quarter ended September 30, 2017, as soon as available, but in any event within 45 days after the end of each of the first three (3) quarters of each fiscal year of Holdings and its Subsidiaries, unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries and related explanations as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that all of the foregoing information may be furnished in the form of a Form 10-Q and only the information required by such Form 10-Q shall be required by this Section 5.01(b));

(c)          Annual Reports. Commencing with the financial statements for the fiscal year ending December 31, 2017, as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, audited consolidated balance sheets and related audited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries as of the end of and for such year, and related notes and related explanations thereto, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that all of the foregoing information may be furnished in the form of a Form 10-K and only the information required by such Form 10-K shall be required by this Section 5.01(c)), all reported on by Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Obligations or the Term Loan occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period hereunder or in respect of the Term Loan)) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(d)          Financial Officer’s Certificate. Concurrently with the delivery of financial statements under Section 5.01(b) or (c), a Compliance Certificate (A) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent calculating the Consolidated Fixed Charge Coverage Ratio (whether or not a Covenant Testing Period exists), (C) showing a reconciliation of Consolidated Adjusted EBITDA to the net income set forth on the statement of income, and (D) the case of financial statements delivered under clause (b) or clause (c) above, setting forth a reasonably detailed calculation of the net cash proceeds received during the applicable period by or on behalf of any Borrower or any Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” (as defined in the Term Loan Agreement as in effect as of the date hereof) and the portion of such net cash proceeds that has been invested or is intended to be reinvested in accordance with the first proviso in Section 2.11(b) of the Term Loan Agreement as in effect as of the date hereof);

(e)          Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Specified Financial Statements, the consolidated financial statements of Holdings and its Restricted Subsidiaries delivered pursuant to Section 5.01(b) or (c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(f)          Notice of Default. Promptly upon any Responsible Officer of ~~Holdings~~any Holding Company or any Borrower obtaining actual knowledge (and, in any event, within five (5) Business Days thereof) (i) of any occurrence of a Default or an Event of Default; (ii) that any Person has given any notice to ~~Holdings~~any Holding Company or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(m); or (iii) of the occurrence of any event or change that has caused or evidences or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrowers have taken, is taking and proposes to take with respect thereto;

(g)          Notice of Litigation. Promptly upon any Responsible Officer of Holdings or any Borrower obtaining actual knowledge of (A) (i) any Adverse Proceeding not previously disclosed in writing to Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could be reasonably expected to have a Material Adverse Effect; (B) any proceeding with respect to any Loan Document; (C) any proceeding that could reasonably be expected to have a Material Adverse Effect; or (D) any proceeding that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Companies to enable Administrative Agent and its counsel to evaluate such matters;

(h)          Employee Benefit Plans, Multiemployer Plans. (i) Promptly upon any Responsible Officer of Holdings or any Borrower becoming aware (and, in any event, within five (5) Business Days thereof) of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Holdings, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor, the PBGC or any other Governmental Authority or Governmental Entity with respect thereto; and (ii) with reasonable promptness upon the reasonable request of the Administrative Agent, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings or any of its Restricted Subsidiaries with the IRS with respect to each Pension Plan (and any similar reports filed by any Company with any Governmental Authority, Governmental Entity or pension provider with respect to each Foreign Plan); (2) all notices received by Holdings, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan; provided that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i)          Financial Plan. (i) As soon as practicable and in any event no later than forty-five (45) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for each fiscal quarter of such Fiscal Year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for each such fiscal quarter of such Fiscal Year, and an explanation of the assumptions on which such forecasts are based; (each plan delivered pursuant to the above, a “Financial Plan”); and (ii) promptly when available, any significant revisions of such Financial Plan;

(j)          Insurance Report. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a certificate from the Companies’ insurance broker(s) in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries and promptly notify the Administrative Agent and the Collateral Agent whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 5.05 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies;

(k)          Financial Information of Unrestricted Subsidiaries. For any period in which a Subsidiary has been designated as an Unrestricted Subsidiary, simultaneously with the delivery of the financial statements referred to in Section 5.01(b) and (c) above for such period, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements..

(l)          Information Regarding Collateral.

(i)          Holdings will furnish to the Collateral Agent prompt written notice of any change (A) in Loan Party’s corporate name; (B) in the location of any Loan Party’s chief executive office; (C) in any Loan Party’s corporate structure; (D) in any Loan Party’s jurisdiction of organization; or (E) if applicable, in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence;

(ii)          Holdings agrees not to effect or permit any change referred to in the preceding subclause (i) unless (A) it shall have given the Collateral Agent and the Administrative Agent prompt (and in any event within ten (10) days (or such later date as the Administrative Agent may agree) notice following any such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request; (B) it shall have taken all action reasonably satisfactory to the Collateral Agent and the Australian Security Trustee to maintain the perfection and priority of the security interest of the Collateral Agent and the Australian Security Trustee for the benefit of the Secured Parties in the Collateral, if applicable (including, without limitation, filings under the UCC or otherwise that are required in order for the Collateral Agent and the Australian Security Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents);

(iii)          Each Loan Party agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Revolving Loan Priority Collateral owned by it or any office or facility at which Revolving Loan Priority Collateral in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement; provided that the Loan Parties shall not be required to notify the Collateral Agent under this clause (iii) with respect to (A) mobile goods; (B) Inventory or Equipment in transit or being handled by freight forwarders; (C) property at other locations in connection with the repair or refurbishment thereof; and (D) collateral in the possession of employees in the ordinary course of business;

(iv)          Holdings also agrees promptly after it becomes aware to notify the Collateral Agent (A) if any material portion of the Revolving Loan Priority Collateral is damaged or destroyed or otherwise materially adversely affected; (B) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or material claim asserted against any of the Collateral; (C) the occurrence of a Casualty Event; or (D) the occurrence of any other event which could materially affect the value of the Collateral;

(m)          Annual Collateral Verification. Within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2018, Holdings shall deliver to the Collateral Agent a certificate of a Responsible Officer (i) either confirming that there has been no change in the information set forth in the Perfection Certificate or the latest Perfection Certificate Supplement and/or identifying such changes by setting forth the information required pursuant to the Perfection Certificate Supplement; and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental Intellectual Property Security Agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (n) above (or in the latest Perfection Certificate Supplement delivered pursuant to this Section 5.01(m)) to the extent necessary to effect, protect and perfect the security interests under the Security Documents (to the extent perfection may be achieved by the foregoing filings) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(n)          Other Information. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Loan Party to its security holders or bondholders acting in such capacity; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the SEC, ASIC or any other Governmental Authority; (iii) all press releases and other statements made available generally by ~~Holdings~~any Holding Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of ~~Holdings~~any Holding Company or any of its Restricted Subsidiaries; and (iv) such other information and data with respect to the operations, business affairs and financial condition of any Company as from time to time may be reasonably requested by the Administrative Agent; and

(o)          Term Loan Agreement. Concurrently with the delivery thereof, Holdings shall deliver copies of all reports and other information provided to the agents and lenders under the Term Loan Agreement and shall provide notice of all conference calls and meetings of the Loan Parties (as defined therein) and the lenders under such Term Loan Agreement to the extent not prohibited by the Term Loan Agent or any such lenders, in each case for informational purposes only.

Holdings may satisfy its obligations in this Section 5.01 with respect to financial information relating to Holdings by furnishing financial and other information relating to any direct or indirect parent of Holdings as may exist at any time in the future (any such entity the “Future Parent Entity”) instead of Holdings, to the extent such financial and other information otherwise satisfies the requirements of this Section 5.01; provided that to the extent either (x) such Future Parent Entity holds assets (other than its direct or indirect interest in Holdings) that exceed 2.5% of the assets of Holdings and its Subsidiaries as of such fiscal period end or (y) such Future Parent Entity has revenues (other than revenue of Holdings and its Subsidiaries) that exceed 2.5% of the total revenue of Holdings and its Subsidiaries for the immediately preceding fiscal period, then such information related to such Future Parent Entity shall be accompanied by consolidating information that explains in reasonable detail the differences between the information of such Future Parent Entity, on the one hand, and the information relating to Holdings and its Subsidiaries on a stand-alone basis, on the other hand.

Section 5.02          Existence. Except as otherwise permitted under Section 6.08 or (other than with respect to Holdings or any Borrower) to the extent that the failure to remain in existence could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Loan Party (other than a Borrower with respect to existence) or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03          Payment of Obligations, Taxes and Claims.

(a)          Payment of Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that such payment shall not be required with respect to any Tax if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i)(A) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor and (B) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim; and (ii) the failure to pay could not reasonably be expected to result in a Material Adverse Effect. No Loan Party (other than a member of Tax Consolidated Group) will, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person.

(b)          Australian Tax Consolidation. With respect to each Australian Resident Loan Party, each Loan Party will, and will cause each of its Restricted Subsidiaries to, ensure that (i) so long as it is a member of a Tax Consolidated Group (A) there is at all times a TSA for that Tax Consolidated Group (of which each Australian Resident Loan Party is party to) in form and substance reasonably satisfactory to the Agent, (B) each member of the Tax Consolidated Group (of which each Australian Resident Loan Party is a member) is party to a TFA; and (C) it complies with the TSA and TFA (ii) the TSA is amended or replaced to the extent necessary to ensure that it remains a valid TSA (having regard to changes in the composition or activities of the Tax Consolidated Group); and (iii) the Head Company of the Tax Consolidated Group to which each Australian Resident Loan Party is a member gives the Australian Taxation Office a copy of the TSA within the period required by section 721-25(3)(b) of the Australian Tax Act if the Australian Taxation Office gives a notice requiring it to do so.

(c)          Australian GST Group. With respect to each Australian Loan Party, each Loan Party will, and will cause each of its Restricted Subsidiaries to, ensure that it will not become a member of an Australian GST Group unless the Australian GST Group of which the Australian Loan Party becomes a member has at all times while the Australian Loan Party is a member a valid ITSA for that Australian GST Group in a form and substance reasonably satisfactory to the Administrative Agent, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.04          Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Restricted Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and damage by casualty or operational failure excepted, all material tangible properties used or useful in the business of Holdings and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 5.05          Insurance.

(a)          Each Loan Party will, and will cause each of its Restricted Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located.  All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to the Administrative Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to the Administrative Agent.  All property insurance policies are to be made payable to the Collateral Agent for the benefit of the Collateral Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance are to be delivered to the Administrative Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to the Administrative Agent of the exercise of any right of cancellation.  If any Loan Party or its Restricted Subsidiaries fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Borrowers shall give the Administrative Agent prompt notice of any loss exceeding $1,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Restricted Subsidiaries.  Upon the occurrence and during the continuance of a Cash Dominion Event, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  To the extent available, Holdings shall provide or shall cause to be provided at least thirty (30) days’ prior written notice to the Collateral Agent of any modification adverse to the interests of the Lenders hereunder or cancellation of such policy.

(b)          Without limiting the generality of the foregoing, with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) will obtain maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of such Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, the applicable Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders (in consultation with the Administrative Borrower) may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

Section 5.06          Books and Records; Inspections. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. Each Company will permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of such Company and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and advisors (including independent public accountants), all upon reasonable prior written notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that Holdings shall only be responsible for the expenses relating to the foregoing (a) for one visit per Fiscal Year if no Event of Default has occurred and is continuing and (b) during the continuation of an Event of Default.

Section 5.07          Lenders Meetings. Holdings will, upon the written request of the Administrative Agent or the Required Lenders, participate in one meeting of the Administrative Agent and the Lenders, taken as a whole, once each Fiscal Year to be held at Holdings’ offices in the United States (or at such other location as may be agreed to by Holdings and Administrative Agent or, at the option of the Administrative Agent (in consultation with Holdings), by conference call) at such time as may be agreed to by Holdings and the Administrative Agent (giving effect to reasonable operational and timing obligations of Holdings and its Subsidiaries).

Section 5.08          Compliance with Laws. Each Loan Party will comply, and will cause each of its Restricted Subsidiaries and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Real Property presently or formerly owned, leased, operated or used by any Company to (x) comply, with the requirements of all applicable Requirements of Law, rules, regulations and orders of any Governmental Authority (except with respect to Environmental Laws which are covered in Section 5.09, but including, without limitation, ERISA, Anti-Corruption Laws, OFAC, the USA PATRIOT Act and other Anti-Terrorism Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) maintain in effect and enforce policies and procedures as in effect on the Closing Date and designed to ensure compliance by Holdings and each Subsidiary and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.09          Environmental.

(a)          Environmental Disclosure. Holdings will deliver to the Administrative Agent and the Lenders:

(i)          promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release of Hazardous Materials that could reasonably be expected to require a Remedial Action or give rise to Environmental Liabilities or Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (2) any Environmental Claim brought against any Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (3) any Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property owned, operated or leased by any Company that could cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii)          as soon as practicable following the sending or receipt thereof by any Company, a copy of any and all written communications with any Governmental Authority or other Person with respect to (1) any Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (2) any Release of Hazardous Materials that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Company may be potentially responsible for any Release of Hazardous Materials that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(iii)          prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Company that would reasonably be expected to expose Holdings or any of its Restricted Subsidiaries to, or result in, Environmental Liability or Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (2) any proposed action to be taken the Companies to modify current operations in a manner that would reasonably be expected to subject the Companies to any additional material Environmental Liabilities or other material obligations or requirements under any Environmental Laws which in either case could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(iv)          with reasonable promptness, such other documents and information as from time to time may be reasonably requested in writing by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b)          Remedial Action. Each Loan Party shall promptly take, and shall cause each of its Restricted Subsidiaries to promptly take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) conduct any Remedial Action that may be required pursuant to applicable Environmental Laws by such Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (iii) make an appropriate response to any Environmental Claim against such Company and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c)          Environmental Compliance. Each Loan Party shall comply, and shall cause each of its Restricted Subsidiaries all lessees to comply, with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to Environmental Laws, and conduct all Remedial Actions required by, and in accordance with, applicable Environmental Laws except for any failures to comply, obtain, maintain or conduct which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10          Subsidiaries.

(a)          Subject to Section 5.22, in the event that any Person becomes a Restricted Subsidiary of Holdings (other than any Exempt Entity) or any Restricted Subsidiary that was an Exempt Entity but has ceased to be an Exempt Entity, Holdings shall promptly, but in no event later than forty-five (45) days for a U.S. Entity (or (i) sixty (60) days in the case of such a Person becoming a Subsidiary of Holdings that is a non-U.S. Entity or (ii) or ninety (90) days in the case of such a Person becoming a Subsidiary of Holdings in connection with the consummation of the Cristal Acquisition) after the date such Person becomes a Restricted Subsidiary of Holdings (other than any Exempt Entity) or ceases to be an Exempt Entity (in each case, unless such period is extended by the Administrative Agent in its sole discretion), cause such Restricted Subsidiary (other than any Exempt Entity) to become a Guarantor hereunder (unless such Restricted Subsidiary becomes an Additional Co-Borrower hereunder) by executing and delivering to the Administrative Agent and the Collateral Agent a Joinder Agreement or such comparable documentation (in form and substance reasonably satisfactory to the Administrative Agent); provided that, notwithstanding the foregoing, (i) each additional Guaranty shall be limited (or not required) as necessary to reflect limitations or prohibitions under applicable Requirements of Law with respect to maintenance of share capital, financial assistance and other such similar legal restrictions affecting such Restricted Subsidiary; (ii) Holdings shall not be obligated to cause such Restricted Subsidiary to provide a Guaranty of the Obligations to the extent that such Guaranty would result in a violation of applicable Requirements of Law or any liability for individuals that are officers or directors of such Restricted Subsidiary which, in any case, cannot be prevented or otherwise avoided through the reasonable commercial efforts of Holdings or such Restricted Subsidiary; (iii) if such Restricted Subsidiary is not directly or indirectly wholly-owned by Holdings, another Loan Party or a direct or indirect wholly-owned Restricted Subsidiary of any of the foregoing, if the consent of the co-owner of such Restricted Subsidiary is necessary or desirable and such consent is not obtained following the use of commercially reasonable efforts, then such Restricted Subsidiary shall not be required to provide a Guaranty pursuant to this Section 5.10(a); (iv) Holdings shall not be obligated to cause such Subsidiary to provide a Guaranty of the Obligations if such Guaranty would result in an adverse tax consequence to Holdings and its Restricted Subsidiaries on account of application of Section 956 of the Code; and (v) if the Administrative Borrower in consultation with the Administrative Agent determines that the benefit to the Secured Parties of such Restricted Subsidiary providing a Guaranty of the Obligations is substantially outweighed by the expense or burden of such Restricted Subsidiary providing such Guaranty, such actions otherwise required by this Section 5.10(a) shall not be required (in which case such Subsidiary shall not be required to take such actions).

(b)          With respect to any Person who provides a Guaranty pursuant to Section 5.10(a) or becomes an Additional Co-Borrower, and subject to the Agreed Security Principles, Holdings shall promptly, but in no event later than, ~~with respect to a United States Person,~~ forty-five (45) days~~, and with respect to a non-United States Person, sixty (60) days,~~ for a U.S. Entity (or (i) sixty (60) days in the case of such Person becoming a Subsidiary of Holdings that is a non U.S. Entity or (ii) ninety (90) days in the case of such Person becoming a Subsidiary of Holdings in connection with the consummation of the Cristal Acquisition), after the date such Person becomes a Restricted Subsidiary of Holdings, in each case, unless extended by the Administrative Agent in its sole discretion: (i) cause such Restricted Subsidiary to become a Grantor under the relevant Security Documents, and additional Security Documents (including those compatible with the laws of any non-U.S. Entity’s jurisdiction) in form and substance reasonably acceptable to the Collateral Agent (it being understood and agreed that the Secured Parties by their acceptance of the benefits of this Agreement and the Security Documents authorize the Collateral Agent to negotiate and execute such additional Security Documents on their behalf); (ii) cause Holdings or the relevant Restricted Subsidiary or Restricted Subsidiaries of Holdings that hold the ownership interests in such Person to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent in respect of the pledge of the Equity Interests in such Person together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, in each case, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding); and (iii) cause such Restricted Subsidiary to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent, including but not limited to those which are similar to those described in Sections 4.01(b), (h) (such opinions, if any, to be delivered by such counsel as is customary in the relevant jurisdiction), (i), (n) and (o) and Section 5.14; provided however that if the Administrative Agent determines (in consultation with the Administrative Borrower) that the benefit to the Secured Parties of the granting of a Lien on certain assets of such Restricted Subsidiary by such Restricted Subsidiary is outweighed by the burden of granting a Lien on such assets of such Restricted Subsidiary by such Restricted Subsidiary, such actions otherwise required by this Section 5.10(b) shall not be required (in which case such Subsidiary shall not be required to take such actions). With respect to each such Restricted Subsidiary, Holdings shall promptly send to Administrative Agent written notice setting forth with respect to such Person (x) the date on which such Person became a Restricted Subsidiary of a Borrower; and (y) to the extent applicable, all of the data required to be set forth in Schedule 3.25 with respect to such Restricted Subsidiary; and such written notice shall be deemed to supplement Schedule 3.25 for all purposes hereof. Notwithstanding anything herein or in any other Loan Document to the contrary, (A) no Loan Party shall be required to grant a security interest in respect of Equity Interests in any South African Subsidiaries; (B) in no event shall any of the Loan Parties be required to make any filings or recordings with intellectual property offices in Asia; and (C) no Lien shall be required to be created pursuant to the operation of this Section 5.10(b) to the extent that the granting of such Lien would result in a violation of applicable Requirements of Law. Notwithstanding any other provisions of this Section 5.10, other than to the extent such perfection may be achieved through (i) the execution of the Loan Documents or (ii) the filing of a UCC financing statement (or jurisdictional equivalent) or other document with the United States Patent and Trademark Office or United States Copyright Office, to the extent any Collateral or the grant of a security interest or perfection of such security interest in any Collateral is not provided within the time specified above in this Section 5.10, the Administrative Agent, in its reasonable discretion, may agree that the perfection of such security interests in such Collateral instead shall be required to be delivered within such additional period after the start of such obligation hereunder as the Administrative Agent may agree in its reasonable discretion.

Section 5.11          Additional Material Real Estate Assets. In the event, and subject to the Agreed Security Principles, that (a) any Material Real Estate Asset acquired by any Loan Party after the Closing Date or (b) any Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset, other than the Mortgaged Properties, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, then such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Schedule 5.14 with respect to each such Material Real Estate Asset that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets; provided that the Collateral Agent and the Borrowers agree to exclude such Material Real Estate Asset from the Collateral and the Borrowers shall not be required to deliver any additional Security Documents if in each case, as reasonably determined by the Collateral Agent in writing, the cost of obtaining or perfecting a security interest is excessive in relation to the benefit afforded to the Lenders thereby or the Term Loan Agent or the Senior Representative determines not to include such Real Estate Assets in the Collateral or to not require delivery of any Mortgages, opinions of counsel, Title Policies or Surveys. In addition to the foregoing, the Borrowers shall, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent, such appraisals as are required by any Requirement of Law of Real Estate Assets with respect to which the Collateral Agent has been granted a Lien. For the avoidance of doubt, with respect to any Real Estate Asset acquired after the Closing Date, unless required pursuant to this Section 5.11, no Loan Party shall be required to take any actions to grant a Lien or perfect a Lien in a Real Estate Asset that is not a Material Real Estate Asset.

Section 5.12          Further Assurances.

(a)          At any time or from time to time upon the request of the Administrative Agent, and subject to the Agreed Security Principles, each Loan Party will, at the Borrowers’ expense, promptly execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or any document or instrument creating any additional security interest to the satisfaction of the Administrative Agent, the Collateral Agent or any Lender, and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents, at all times subject to the express limitations, exceptions and time limitations included in the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral and all other assets of the same asset class as those asset classes constituting Collateral (in each case, and perfected with a First Priority Lien) including all of the outstanding Equity Interests of the Restricted Subsidiaries of Holdings. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(b)          Each Loan Party (other than Tronox Bahamas) hereby authorizes the Collateral Agent to file any financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent in the Security Documents, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

(c)          Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any improved real property acquired by any Loan Party after the Closing Date or to be mortgaged in connection with a MIRE Event unless the Collateral Agent has provided to the Lenders (i) if such Mortgaged Property relates to an improved real property not located in a Flood Zone, a completed Flood Certificate with respect to such improved real property from a third-party vendor at least ten (10) Business Days prior to entering into such Mortgage, or (ii) if such Mortgaged Property relates to an improved real property located in a Flood Zone, the following documents with respect to such improved real property at least thirty (30) days prior to entering into such Mortgage: (1) a completed Flood Certificate from a third party vendor; (2) (A) a notification to the Administrative Borrower that such real property is located in a Flood Zone and (if applicable) notification to the Administrative Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Administrative Borrower of such notice; and (3) if required by Flood Insurance Laws, evidence of required flood insurance; provided that the ~~Collateral~~Term Loan Agent may enter into any such Mortgage prior to the notice period specified above if the ~~Collateral~~Term Loan Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

(d)          By the date that is thirty (30) days after the Accession Date (or such later date as agreed to by the Term Loan Agent in its reasonable discretion), and in each case, subject to the Intercreditor Agreement, (i) Holdings shall deliver or cause to be delivered to the Term Loan Agent certificates or other instruments representing all outstanding Equity Interests in Tronox Intermediate Holdings, Tronox Limited and Tronox UK Holdings Limited, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank and (ii) if any Indebtedness for borrowed money of Holdings, the Borrower or any other Subsidiary in a principal amount of $20,000,000 or more is owing by such obligor to Tronox Holdings or Tronox Intermediate Holdings, and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Term Loan Documents and the Term Loan Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

Section 5.13          Cash Management. Holdings shall (i) maintain the Cash Management System pursuant to Section 2.22 and (ii) keep Proceeds of the Term Loan Priority Collateral separate (which Proceeds shall not be intentionally commingled by Holdings with proceeds of the Revolving Loan Priority Collateral, or, if commingled, shall remain identifiable and, if it becomes known to Holdings, as promptly as practicable (but in no event later than five (5) Business Days after such commingling unless extended by the Collateral Agent in its sole discretion), segregated and maintained in separate accounts.

Section 5.14          Post-Closing Matters.  Each of the Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 5.14 on or before the date specified for such requirement or such later date to be reasonably determined by the Administrative Agent.

Section 5.15          Maintenance of Ratings. At all times on and after the Closing Date, Holdings shall use commercially reasonable efforts to maintain (a) a public corporate family rating from Moody’s; and (b) a public corporate credit rating from S&P.

Section 5.16          Centre of Main Interests. For the purpose of the EU Insolvency Regulation, each Dutch Loan Party shall have and maintain its COMI, for the purposes of the EU Insolvency Regulation, situated in the jurisdiction of either its current (corporate) seat or its current business address and shall have no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

Section 5.17          Use of Proceeds. The Loan Parties shall use the proceeds of the Loans only for the purposes set forth in Section 3.28 (and not in violation of any covenants set forth therein) and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be. The Loan Parties shall procure that no proceeds received under the Loans will be directly or indirectly used in Switzerland unless a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration (in a form satisfactory to the Administrative Agent) has been obtained confirming that such use does not result in interest payments under the Agreement being subject to Swiss federal withholding tax.

Section 5.18          Borrowing Base-Related Reports. The Borrowers shall deliver or cause to be delivered (at the expense of the Borrowers) to the Administrative Agent the following:

(a)          in no event less frequently than 30 days after the end of each fiscal month for the month most recently ended (or more frequently as the Borrowers may elect in their sole discretion), a Borrowing Base Certificate from the Borrowers covering the Aggregate Borrowing Base, the Australian Borrowing Base, the Dutch Borrowing Base (to the extent that a Dutch Borrower is party to this Agreement) and the U.S. Borrowing Base prepared as of the close of business on the last day of such period (or as otherwise agreed to by the Administrative Agent in its sole discretion), accompanied by such supporting reasonable detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; provided that if a Cash Dominion Period exists, the Administrative Borrower shall deliver a Borrowing Base Certificate within five (5) Business Days after the end of each calendar week;

(b)          upon request by the Administrative Agent, and in no event less frequently than ten (10) days after the end of each fiscal month, (i) a monthly trial balance for the last month in such fiscal quarter showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior month’s trial balance and such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; (ii) a monthly Account roll-forward, in a format acceptable to the Administrative Agent in its reasonable discretion, tied to the beginning and ending account receivable balances of Borrowers’ general ledger; (iii) a detailed calculation of those Accounts that are not eligible for inclusion in the Borrowing Base; (iv) a summary of Inventory by location and type accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; (v) a detailed calculation of Inventory categories that are not eligible for inclusion in the Borrowing Base; (vi) a summary aging, by vendor, of each Loan Party’s accounts payable and any book overdraft and an aging, by vendor, of any held checks; and (vii) a detailed report regarding each Loan Party’s and its Restricted Subsidiaries' cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

(c)          at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(b) and (c), a reconciliation of the Accounts, accounts payable, trial balance and quarter-end Inventory reports of the Borrowers to the general ledger of the Borrowers, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; and

(d)          such other reports, statements and reconciliations with respect to the Borrowing Bases or Collateral of any or all Loan Parties as the Administrative Agent shall from time to time request in its Permitted Discretion.

The delivery of each certificate and report or any other information delivered pursuant to this Section 5.18 shall constitute a representation and warranty by the Borrowers that the statements and information contained therein are true and correct in all material respects on and as of such date (except that any representation and warranty that is qualified as to “materiality”,“Material Adverse Effect” or similar language shall be true and correct in all respects on and of such date), except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

Section 5.19          Borrowing Base Verification; Inventory Appraisals. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit any of the Administrative Agents’ officers, designated employees or agents, at any reasonable time on reasonable prior notice to the Administrative Borrower, in the name of such Agent, to verify the validity, amount or any other matter relating to Accounts or Inventory by mail, telephone, electronic communication, personal inspection or otherwise and to conduct field audits of the financial affairs and Collateral of the Loan Parties. The Loan Parties shall cooperate with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process. The Loan Parties shall cooperate with the Administrative Agent and its agents during all (x) Collateral field audits, which shall be at the Borrowers’ expense and shall be conducted, at the request of the Administrative Agent, not more than once during any twelve month period, absent a Specified Event of Default or a Cash Dominion Event; and (y) Inventory Appraisals, which shall be at the Borrowers’ expense and shall be conducted, at the request of the Administrative Agent, not more than once during any twelve month period, absent a Specified Event of Default or a Cash Dominion Event; provided, however, that (A) in the case of both Collateral field audits and Inventory Appraisals, (i) following the occurrence and during the continuation of a Cash Dominion Event, Collateral field audits and Inventory Appraisals shall be conducted, at the request of the Administrative Agent, not more than twice during any twelve month period, at the Borrowers’ expense, and (ii) following the occurrence and during the continuation of a Specified Event of Default, Collateral field audits and Inventory Appraisals shall be conducted at the Borrowers’ expense more frequently at the Administrative Agent’s reasonable request; and (B) the Borrowers may, in their discretion and at their own expense, cause to be conducted up to two additional Inventory Appraisals during any twelve month period.

Section 5.20          Designation of Subsidiaries.  The Administrative Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrowers as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, (x) no Event of Default shall have occurred and be continuing, and (y) after giving effect to such designation, the Payment Conditions shall have been satisfied, (ii) no Borrower may be designated as an Unrestricted Subsidiary, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Loan Documents, the New Notes Documents or the Senior Unsecured 2022 Notes Documents, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (v) no Unrestricted Subsidiary shall own any Equity Interests in the Administrative Borrower or its Restricted Subsidiaries, (vi) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, the Administrative Borrower and its Restricted Subsidiaries, (vii) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Administrative Borrower and its Restricted Subsidiaries with respect to such Indebtedness except to the extent otherwise permitted hereunder, (viii) none of Holdings or any of its Restricted Subsidiaries shall have any obligation to subscribe for additional Equity Interests of any Unrestricted Subsidiary or to preserve or maintain the financial condition of any Unrestricted Subsidiary, and (ix) no Subsidiary may be designated as an Unrestricted Subsidiary unless (A) none of its assets were included in the calculation of any Borrowing Base immediately prior to such Subsidiary's being designated as an Unrestricted Subsidiary, and (B) it holds no assets necessary to the conduct of the Loan Parties’ operations (including, without limitation, Intellectual Property).  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by Holdings (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the Fair Market Value of Holdings’ or its Restricted Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, (y) a return on any Investment by Holdings (or its applicable Restricted Subsidiary) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of Holdings or its Subsidiary’s (as applicable) Investment in such Subsidiary, and (z) the formation or acquisition of a Restricted Subsidiary for purposes of Section 5.10.

Section 5.21          PPSA Australia.  Each Loan Party shall ensure that if a Loan Document (or any of the transactions contemplated by any Loan Document) is or contains a security interest under the PPSA Australia, each Australian Loan Party shall do anything (such as obtaining consents, completing, signing and producing documents and supplying information) which the Administrative Agent or the Australian Security Trustee considers reasonably necessary for the purposes of (i) ensuring that the security interest is enforceable, perfected and otherwise effective; (ii) enabling the Administrative Agent or the Australian Security Trustee to apply for any registration, or give any notification, in connection with the security interest so that it has the priority required by the Administrative Agent or the Australian Security Trustee; and (iii) enabling the Administrative Agent or the Australian Security Trustee to exercise powers in connection with the security interest. Without limiting any other provision of this Agreement or any other Loan Document, each Australian Loan Party waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any security interest created under this Agreement or any other Loan Document. Notwithstanding any other provision of this Agreement or any other Loan Document, each of the Australian Security Trustee and the Administrative Agent (i) is not responsible for ensuring that the PPSA Australia is complied with in relation to the Loan Documents or for ensuring the accuracy, completeness or effectiveness of any registration or perfection, or the priority, of any security interest and (ii) is not liable to any person for any loss arising in relation to the Loan Documents in connection with the PPSA Australia, the register in respect of the PPSA Australia or for acting on any advice given by legal counsel except to the extent that such loss is a direct result of a breach by it of its obligations under this clause. For the purposes of this clause, the following words and expressions have the same meanings given to them in the PPSA Australia: "financing change statement", "financing statement" and "verification statement".

Section 5.22          Australian Financial Assistance and Related Matters.

(a)          Prior to the consummation of the Cristal Acquisition, Holdings and the Administrative Agent shall have agreed to the form of the Whitewash Documents required to satisfy the requirements of section 260B of the Corporations Act in respect of each Australian Subsidiary of Cristal which is a Whitewash Australian Entity and will become a Restricted Subsidiary of Holdings.

(b)          Holdings shall cause each Loan Party to ensure that (a)(i) all board and shareholder resolutions that are required to be passed under the Corporations Act to approve the giving of financial assistance by each Whitewash Australian Entity in connection with the entering into and performance of each of the Loan Documents by each Whitewash Australian Entity which is will become a Restricted Subsidiary of Holdings are passed; and (ii) all duly completed Whitewash Documents in respect of each Whitewash Australian Entity which is or will become a Restricted Subsidiary of Holdings are lodged with ASIC in accordance with the Corporations Act to the extent required, in each case on or prior to the Whitewash Resolution Date and (b) the Loan Parties shall provide the Administrative Agent with a certified copy of all the Whitewash Documents, together with evidence that all Whitewash Documents have been (to the extent required) lodged with ASIC within the required time periods, promptly upon receiving a request from the Administrative Agent to do so (such request not to be given before the Whitewash Resolution Date).

(c)          Each Whitewash Australian Entity shall have satisfied the requirements of section 260B of the Corporations Act by the Whitewash Completion Date.

Section 5.23          MIRE Events . Prior to the occurrence of a MIRE Event, the Borrowers shall provide (and shall use commercially reasonable efforts to provide as promptly as reasonably possible prior to such MIRE Event) to the Collateral Agent the following documents in respect of any Mortgaged Property: (a) a completed flood hazard determination from a third party vendor; (b) if such improved real property is located in a “special flood hazard area”, (i) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (ii) evidence of the receipt by the applicable Loan Parties of such notice; (c) if required by Flood Insurance Laws, evidence of required flood insurance, and (d) any other customary documentation that may be reasonably requested by the Collateral Agent.

Section 5.24          Intercompany Loans.  Within ten (10) Business Days after the incurrence of the South African Term Loans, Holdings shall cause its Restricted Subsidiaries party thereto (a) to repay in full and terminate the Intercompany Loans solely with the proceeds of the South African Term Loans and (b) to terminate the Amended and Restated Loan Facility Agreement, dated October 2017, among Tronox UK Finance Limited, Tronox Mineral Sands Proprietary Limited and Tronox KZN Sands Proprietary Limited and all commitments to extend credit thereunder.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than any contingent indemnification obligations as to which no claim or demand has been made) and all Letters of Credit have been canceled, cash collateralized in a manner and in an amount consistent with the requirements of Section 2.18(i) or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, such Loan Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Article VI.

Section 6.01          Indebtedness.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a)          Indebtedness incurred under this Agreement (including any Indebtedness incurred pursuant to Section 2.20) and the other Loan Documents;

(b)          Indebtedness of Holdings or any Restricted Subsidiary owing to Holdings or any Restricted Subsidiary to the extent permitted by Section 6.06; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the Intercompany Note, or (B) otherwise reasonably satisfactory to the Administrative Agent;

(c)          (A) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments incurred in an Investment permitted by this Agreement or any Asset Sale, in each case permitted under this Agreement and (B) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (A);

(d)          Indebtedness incurred by Holdings or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created, or related to obligations or liabilities (other than Indebtedness) incurred in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(e)          obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees, leases, government or trade contracts and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business, consistent with past practice;

(f)          Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;

(g)          guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Restricted Subsidiaries;

(h)           guarantees by Holdings and the Restricted Subsidiaries in respect of Indebtedness of Holdings or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such guarantee is otherwise permitted by Section 6.06 and (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the subordination of such Indebtedness;

(i)          Indebtedness (A) outstanding on the date hereof; provided that Indebtedness with an outstanding principal amount in excess of $10,000,000 shall only be permitted if set forth on Schedule 6.01(i) and any Permitted Refinancing thereof and (B) outstanding on the date hereof and any Permitted Refinancing thereof, in the case of this clause (B), constituting intercompany Indebtedness among Holdings and its Restricted Subsidiaries;

(j)          (A) Indebtedness (including Capital Lease Obligations) of Holdings or any Restricted Subsidiary financing the acquisition, construction, repair, replacement, installation or improvement of any property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, installation or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and to the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on subclause (j)(A) shall not exceed the greater of $200,000,000 and 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period as of such time;

(k)          Indebtedness of any Securitization Subsidiary under any Permitted Securitization (i) that is without recourse to any Company (other than such Securitization Entity) or any of their respective assets (other than pursuant to Standard Securitization Undertakings; and (ii) that are negotiated in good faith at arm’s length; provided that (w) any Indebtedness pursuant to this clause (k) shall not be incurred, created or assumed if any Event of Default has occurred and is continuing or would result therefrom; (x) the sum of the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities under all Permitted Securitizations may not exceed the greater of (i) $150,000,000 and (ii) 20% of the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period; (y) the Securitization Subsidiary, the Collateral Agent and the Permitted Securitization Agent shall, if required by the Permitted Securitization Agent for the Permitted Securitization to grant in favor of the Collateral Agent a First Priority Lien in the Seller’s Retained Interest, enter into either an amendment, supplement or amendment and restatement of the Intercreditor Agreement with the Term Loan Agent and the Administrative Agent to effectuate such security interest or enter into one or more intercreditor agreements with the Administrative Agent to effectuate such security interest (each such intercreditor agreement, a “Permitted Securitization Intercreditor Agreement”), and such amended, supplemented or amended and restated Intercreditor Agreement or such Permitted Securitization Intercreditor Agreement shall be in full force and effect so long as any such Permitted Securitization remains outstanding (provided that, if Seller’s Retained Interest in the relevant Securitization Subsidiary is not required to be Collateral pursuant to the terms of the definition of “Permitted Securitization”, then this clause (k) shall not be applicable to such Seller’s Retained Interest); and (z) after giving effect thereto, the entire amount of the Commitments then in effect plus the amount of any increase in Commitments available to the Borrowers under Section 2.20 is available to be utilized hereunder without violating Section 6.01 of the Term Loan Agreement or the Intercreditor Agreement;

(l)          Indebtedness of the Loan Parties and their Restricted Subsidiaries (1) incurred under the Term Loan Agreement and the other Term Loan Documents (and Permitted Refinancing thereof); provided that the aggregate outstanding principal and committed amount of all such Indebtedness shall not exceed the sum of (x) $2,150,000,000 plus (y) the aggregate principal amount of Incremental Facility (as defined in the Term Loan Agreement as in effect on the date hereof), in each case permitted to be incurred under the Term Loan Agreement as in effect on the date hereof and (2) incurred under the Senior Unsecured 2022 Notes Documents and the New Notes Documents and any Permitted Refinancing thereof;

(m)          Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply agreements, in each case in the ordinary course of business;

(n)          (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party (x) in an aggregate principal amount outstanding not to exceed the greater of $175,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period) plus (y) incurred from time to time pursuant to asset based credit facilities or working capital lines of credit in an aggregate outstanding  principal amount not to exceed the greater of $125,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period so long as in each case such Indebtedness is not secured by assets constituting Collateral and the Loan Parties shall not Guarantee such Indebtedness and (B) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (A)(x) or (A)(y), as applicable, which shall not exceed the amounts set forth in such respective clauses (plus, in the case of this clause (B), an amount equal to the amounts described in clauses (a)(i) and (a)(ii) to the proviso to the definition of Permitted Refinancing);

(o)          [intentionally omitted];

(p)          letters of credit issued for the account of Holdings or any of its Restricted Subsidiaries (i) that are outstanding on the Closing Date and set forth on Schedule 6.01(p); provided that, for the avoidance of doubt, renewals, extensions and replacements of such letters of credit are not permitted under this clause (p) unless such renewals, extensions and replacements are made in the form of a Letter of Credit issued under this Agreement or in reliance on subclause (ii) of this clause (p); and (ii) other letters of credit issued for the account of Holdings or any of its Restricted Subsidiaries in an aggregate principal face amount not to exceed $50,000,000 outstanding at any time; provided that no such letter of credit may be issued if an Issuing Bank is able to issue the requested letter(s) of credit as a Letter of Credit under this Agreement;

(q)          other Indebtedness of Holdings and its Subsidiaries in an aggregate outstanding  principal amount not to exceed the greater of (i) $35,000,000 and (ii) 3.75% of the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period;

(r)          so long as no Event of Default has occurred and is continuing or would result therefrom, unsecured Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (i) $300,000,000 and (ii) 37.5% of the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are available and have been delivered pursuant to Section 5.01(b) or Section 5.01(c);

(s)          Permitted Seller Notes in an aggregate principal amount not to exceed $175,000,000 outstanding at any time;

(t)          [intentionally omitted];

(u)          [intentionally omitted];

(v)          [intentionally omitted];

(w)          Indebtedness representing deferred compensation to employees of Holdings (and any direct or indirect Parent Entity) and the Restricted Subsidiaries incurred in the ordinary course of business;

(x)          Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred (A) in the ordinary course of business to current or former directors, officers, employees, members of management, managers and consultants of Holdings (or any direct or indirect Parent Entity) and/or any Restricted Subsidiary and (B) in connection with the Transactions and any Permitted Acquisition or other Investment permitted hereunder;

(y)          Indebtedness in respect of (A) Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings or any Restricted Subsidiary) and (B) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Restricted Subsidiary;

(z)          (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into Holdings or any Restricted Subsidiary) after the date hereof as a result of an Acquisition Transaction permitted by this Agreement, or Indebtedness of any Person that is assumed by Holdings or any Restricted Subsidiary in connection with an Acquisition Transaction or similar Investment or an acquisition of assets by Holdings or such Restricted Subsidiary permitted by this Agreement; provided that (1) such Indebtedness is not incurred in contemplation of such Acquisition Transaction or similar Investment or acquisition of assets, (2) other than with respect to a Limited Condition Transaction in which case, compliance with this proviso shall be determined in accordance with Section 1.09, before and after giving Pro Forma Effect to the assumption of such Indebtedness and the transactions consummated in connection therewith, no Specified Event of Default shall have occurred and be continuing and (3) such Indebtedness is only the obligation of the Person and/or Person’s Subsidiaries that are acquired or that acquire the relevant assets and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(aa)          Qualified Holding Company Debt;

(bb)          (A) Indebtedness, which may be secured to the extent permitted under Section 6.02, of the Borrower or any Restricted Subsidiary; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (bb) shall not exceed the greater of $75,000,000 and 10.00% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(cc)          Unsecured Indebtedness of Holdings and its Restricted Subsidiaries; provided that after giving Pro Forma Effect, the Payment Conditions are satisfied at the time of such incurrence; and

(dd)          Indebtedness (including Commitments in respect thereof) permitted to be incurred under any Incremental Facility, Incremental Equivalent Debt, Ratio Indebtedness, Acquisition Debt, Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt (each as defined under the Term Loan Agreement as in effect as of the date hereof) and any Permitted Refinancing thereof.

Section 6.02          Liens. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or any asset of any kind (including any document or instrument in respect of goods or accounts receivable) now owned or hereafter acquired, created or licensed by it or on any income, profits or revenues or rights in respect of any thereof or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute in any jurisdiction in or outside of the United States or under any applicable intellectual property laws, rules or procedure, except the following (collectively, the “Permitted Liens”):

(a)          Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Security Document to secure the Secured Obligations;

(b)          Liens for Taxes not yet due or, if due, if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the consolidated books of Holdings;

(c)          statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Requirements of Law (other than any such Lien imposed pursuant to Section 430(k) of the Code, ERISA or a violation of Section 436 of the Code or analogous provisions under applicable Requirements of Law in jurisdictions outside of the United States that could not reasonably be expected to result in a Material Adverse Effect), in each case incurred in the ordinary course of business (i) (x) for amounts not yet overdue or (y) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of forty-five (45) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; and (ii) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole;

(d)          Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and analogous provisions under Requirements of Laws in jurisdictions outside of the United States, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)          easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title on or with respect to any Real Property, in each case which do not interfere in any material respect with the ordinary conduct of the business of the Companies at such Real Property;

(f)          leases, licenses, subleases or sublicenses granted to others (on a non-exclusive basis) that are entered into in the ordinary course of business or that do not interfere in any material respect with the business of Holdings or of any Restricted Subsidiary;

(g)          Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)          purported Liens evidenced by the filing of precautionary UCC financing statements, PPSA Australia financing statements or any similar filings relating solely to operating leases of personal property and analogous filings under applicable Requirements of Law outside of the United States;

(i)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)          any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property;

(k)          non-exclusive outbound licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(l)          Liens described in Schedule 6.02(l); and any modifications, replacements, renewals or extensions thereof; provided that (1) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof, and (2) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.02; and (c) such modified, replacement, renewal or extension Lien does not secure more Indebtedness than was secured by the Lien it modifies, replaces, renews, or extends;

(m)          (i) Liens securing Indebtedness permitted pursuant to Section 6.01(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and (ii) Liens securing Permitted Secured Indebtedness, provided that Liens on the Collateral permitted under this clause (m)(ii) shall be permitted only so long as such Liens are subject to either the Intercreditor Agreement (if amended to join such Indebtedness to the Intercreditor Agreement) or a Permitted Secured Indebtedness Intercreditor Agreement, as the case may be;

(n)          (i) Liens granted in connection with Indebtedness permitted under Section 6.01(k) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Permitted Securitization; and (ii) Liens on assets of Holdings, the Borrower, the Guarantors or any of their respective Restricted Subsidiaries and Affiliates securing “Obligations” (as defined in the Term Loan Agreement), subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding);

(o)          Liens on property and Equity Interests of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary that is not a Loan Party, in each case, to the extent such Indebtedness is permitted under Section 6.01(n);

(p)          Liens on insurance policies and the proceeds thereof and unearned premiums securing the financing of premiums with respect thereto as provided in Section 6.01(m)(A);

(q)          Liens consisting of customary rights of set-off for bankers liens on amounts on deposit at banks or other financial institutions, to the extent arising by operation of law or otherwise, incurred in the ordinary course of business; provided that, unless such Liens are non-consensual and arise by operation of law, or arise under or pursuant to the Dutch General Banking Conditions, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(r)          judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h) hereof and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(s)          Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(t)          Liens on cash and Cash Equivalents arising in connection with the cash collateralization of letters of credit in an amount not to exceed 105% of the aggregate face amount of the letters of credit permitted pursuant to Section 6.01(p);

(u)          (i) other Liens on assets other than the Collateral; and (ii) other Liens subordinated to the Liens of the Collateral Agent under this Agreement and any liens in favor of the Term Loan Agent or any Senior Representative, in the case of clause (i) and (ii) together, securing Indebtedness in an aggregate principal amount not to exceed $85,000,000 at any time outstanding;

(v)          Liens securing Indebtedness permitted pursuant to Section 6.01(b) of Persons that are not Loan Parties;

(w)          Liens securing not more than 80% of the aggregate principal amount of Indebtedness permitted pursuant to Section 6.01(q); provided that if the aggregate outstanding principal amount of any individual item of Indebtedness incurred pursuant to such section is equal to or greater than $35,000,000 and such Liens are in respect of any Collateral, such Lien must be subordinated to the Liens created pursuant to the Security Documents on terms reasonably satisfactory to the Administrative Agent pursuant to, at the option of the Administrative Agent, either an amendment, supplement or amendment and restatement of the Intercreditor Agreement with the Term Loan Agent and the Administrative Agent to join such secured Indebtedness to the Intercreditor Agreement or an intercreditor agreement or subordination agreement with the Administrative Agent and the relevant creditor; provided, further, that no such Liens shall attach to any Accounts, Inventory or other Revolving Credit Priority Collateral, in each case, owned by a Loan Party;

(x)          title retention arrangements relating to goods or raw materials purchased by a Loan Party in the ordinary course of business, which secures only the unpaid purchase price of those goods or raw materials and is scheduled to be, and is, discharged within ninety (90) days of its creation;

(y)          an interest that is a Lien by virtue only of the operation of section 12(3) of the PPSA Australia which do not secure payment or performance of an obligation;

(z)          Liens on Inventory in the Netherlands held by VAT Logistics Integrated Services B.V., VAT Logistics (Rotterdam) B.V., VAT Logistics Maasvlakte B.V., VAT Logistics Zwijndrecht B.V. or European Bulk Services B.V. (or, in each case, any successor thereto or any other custodian who has been approved by the Administrative Agent and who has received notice, in each case, in accordance with the Dutch Security Agreements) by virtue of a lien and right of retention over such Inventory which secures unpaid fees owed to such holder;

(aa)         Liens on Equity Interests of Unrestricted Subsidiaries;

(bb)         Liens on cash or Cash Equivalents not constituting Qualified Cash, securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law and that are not entered into for speculative purposes;

(cc)         [intentionally omitted];

(dd)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(ee)         Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.06 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Asset Sale permitted under Section 6.08 (including any letter of intent or purchase agreement with respect to such Investment or Asset Sale) or (B) consisting of an agreement to dispose of any property in an Asset Sale permitted under Section 6.08, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(ff)          Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(gg)         Liens on cash collateral granted in favor of any Lender created as a result of any requirement or option to cash collateralize pursuant to this Agreement or any other Loan Document;

(hh)        Liens on cash and Cash Equivalents used to satisfy and discharge Indebtedness; provided such satisfaction and discharge is permitted hereunder and occurs within thirty (30) days (or such later date as agreed by the Administrative Agent in its sole discretion) following the creation of such Liens;

(ii)          Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(jj)          other Liens (including Liens on assets that do not constitute Collateral); provided that at the time of incurrence of such Liens and the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (jj) shall not exceed the greater of $100,000,000 and 12.5% of Consolidated Adjusted EBITDA for the Test Period then last ended; provided further that, in the event that the Liens incurred pursuant to this clause (jj) are secured by the Collateral, then such Liens shall rank junior to the Liens securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into a customary intercreditor agreement having terms reasonably acceptable to the Administrative Agent (and the Intercreditor Agreement);

(kk)         with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Requirements of Law;

(ll)          Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(d) or (j); and

(mm)       additional Liens securing Indebtedness permitted under Section 6.01 so long as (1) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Liens securing the Term Loans in effect on the Closing Date, the First Lien Net Leverage Ratio shall not exceed (I) 3.50:1.00 or (II) at the election of the Borrower to the extent such Indebtedness is incurred in connection with a Permitted Acquisition or similar Investment permitted under the Loan Documents, the First Lien Net Leverage Ratio in effect for the most recently ended Test Period, in each case calculated on a Pro Forma Basis as of the most recently ended Test Period and (2) in the case of Indebtedness that is secured by a Lien on the Collateral that is junior to the Liens securing the Term Loans in effect on the Closing Date (without regard to control of remedies) shall not exceed (I) 4.50:1.00 or (II) at the election of Holdings to the extent such Ratio Indebtedness is incurred in connection with a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Secured Leverage Ratio in effect for the most recently ended Test Period in each case calculated on a Pro Forma Basis as of the most recently ended Test Period and (3) if any such Indebtedness is secured by the Collateral the beneficiaries thereof (or an agent on their behalf) shall have entered into an Intercreditor Agreement.

Section 6.03          No Further Negative Pledges. No Loan Party nor any of its Restricted Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, to secure the Obligations, except the following: (a) covenants with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.08 pending the consummation of such sale; (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (c) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness; (d) restrictions identified on Schedule 6.03 (and, to the extent permitted hereunder, any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition); (e) this Agreement, the other Loan Documents, the Term Loan Agreement and its related Loan Documents (as defined therein), the New Notes Documents and the Senior Unsecured 2022 Notes Documents and restrictions imposed by Requirements by Law; (f) restrictions arising in any Swap Agreement and/or any agreement relating to any Cash Management Obligation; (g) customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, joint venture agreements and other similar agreements, in each case, entered into in the ordinary course of business; (h) restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Liens;  (i) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as Holdings has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligations; and (j) any security interest or right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden).

Section 6.04          Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except the following:

(a)          any Company may declare and pay dividends or make other distributions ratably to its equity holders (provided that, other than in respect of Restricted Junior Payments made with amounts received directly or indirectly from South African Subsidiaries, no Loan Party or any of its Subsidiaries may pay dividends pursuant to this Section 6.04(a) to any Person that is not a Loan Party);

(b)          any Restricted Subsidiary of Holdings may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make Restricted Junior Payments to any Parent Entity:

(i)          the proceeds of which shall be used by such Parent Entity to pay Taxes of Holdings, any other Subsidiary of Holdings or any group that includes Holdings, any Borrower or any other Subsidiary of any Borrower and that files Taxes on a consolidated, combined, affiliated, unitary or similar basis, in each case attributable to the taxable income of Holdings and its Subsidiaries, net of any payment already made by Holdings or its Subsidiaries in respect of such Taxes; provided that Restricted Junior Payments pursuant to this subclause (i) shall not exceed the amount of Taxes that Holdings would have paid if Holdings and its Subsidiaries were a stand-alone taxpayer or stand-alone tax group, reduced by any payment made by Holdings or its Subsidiaries; and provided further that Restricted Junior Payments under this subclause (i) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Holdings or any Restricted Subsidiary;

(ii)          the proceeds of which shall be used by such Parent Entity to pay (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties), that are reasonable and customary and incurred in the ordinary course of business, (2)  customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, consultants, independent contractors or employees of Holdings or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any Borrower or any Restricted Subsidiary and (y) otherwise permitted to be paid by Holdings and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by Holdings or the Restricted Subsidiaries pursuant to Section 6.11(f) or (h);

(iii)          the proceeds of which shall be used by Holdings (or any Parent Entity) to pay franchise and similar Taxes, other fees and expenses, required to maintain its organizational existence and auditing fees and expenses;

(iv)          the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, consultants, independent contractors or employees of Holdings or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries;

(v)          the proceeds of which shall be used by any Parent Entity to finance any Investment that would be permitted to be made by Holdings or a Restricted Subsidiary pursuant to Section 6.06;

(vi)          the proceeds of which shall be used by Holdings (or any Parent Entity) to pay (i) fees and expenses related to any successful or unsuccessful equity issuance or offering or debt issuance, incurrence or offering, disposition or acquisition, Investment or other transaction permitted by this Agreement and (ii) public company costs; and

(vii)          the proceeds of which shall be used by Holdings (or any Parent Entity) to pay fees and expenses incurred in connection with an initial public offering;

provided however that other than due to Requirements of Law prohibiting the payment by one or more Subsidiaries of their proportionate share of Holdings’ liabilities noted in this Section 6.04(b) (or if any such payment would render one or more Restricted Subsidiaries insolvent or reasonably likely to become insolvent), each Restricted Subsidiary of Holdings may not pay more than its proportionate share of Holdings’ liabilities noted in this Section 6.04(b));

(c)          any Restricted Subsidiary of any Initial U.S. Borrower may make Restricted Junior Payments to the extent necessary to permit Tronox US Holdings Inc., any Initial U.S. Borrower or any other beneficial owner of such Restricted Subsidiary that is a member of an affiliated or consolidated group that includes the Restricted Subsidiary (as applicable) to (i) pay franchise Taxes and other Tax obligations or fees required in each case to maintain its corporate existence and (ii) pay Taxes which are due and payable as part of an affiliated or consolidated group that includes the Restricted Subsidiary or due to direct or indirect ownership of any interests in Restricted Subsidiaries that are not treated as corporations for applicable Tax purposes, in each case, to the extent such Taxes are attributable to such Restricted Subsidiary or any entity in which such Restricted Subsidiary holds a direct or indirect ownership interest;

(d)          (i) Holdings may make Restricted Junior Payments to holders of the common stock of Holdings or any Parent Entity in an amount equal to (A) $40,000,000 per annum plus (B) in any fiscal quarter, up to $0.25 per share for each such fiscal quarter (as such amount shall be appropriately adjusted for any stock, splits, stock dividends, reverse stock splits, stock consolidations and similar transactions provided that the amount permitted to be paid under this clause (d) in any fiscal year, or, in the case of clause (B), fiscal quarter may be increased by an amount equal to the difference (if positive) between the permitted amount in a preceding fiscal year or, in the case of clause (B), fiscal quarter and the amount actually used or applied by Holdings during such relevant period; and provided further the amount of any such Restricted Junior Payments shall constitute Consolidated Fixed Charges for purposes of computing the Consolidated Fixed Charge Coverage Ratio hereunder;

(e)          Holdings or any Restricted Subsidiary may make (i) regularly scheduled payments of principal and interest and mandatory prepayments of principal in respect of any Indebtedness for borrowed money, in accordance with the terms of, and only to the extent required by, the agreement pursuant to which such Indebtedness was issued; and (ii) so long as the Payment Conditions are satisfied at the time of such payment, voluntary prepayments of principal and interest in respect of any Permitted Indebtedness;

(f)          notwithstanding anything to the contrary contained herein, Holdings may make Restricted Junior Payments, so long as the Payment Conditions are satisfied at the time of such Restricted Junior Payment;

(g)          the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings, the Borrowers or any Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

(h)          Holdings or any Restricted Subsidiary may make Restricted Junior Payments, the proceeds of which are applied (A) on the Closing Date, solely to effect the consummation of the Transactions and (B) to satisfy any purchase price payment under the Cristal Purchase Agreement;

(i)          the Borrower may make Restricted Junior Payments to any Parent Entity to enable such Parent Entity to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment), in an aggregate amount (as to all of the Restricted Junior Payments made in reliance on this clause (i)) not to exceed $5,000,000 in any Fiscal Year;

(j)          payments made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(k)          redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(l)          repurchases of Equity Interests in any Parent Entity (or make Restricted Junior Payments to allow repurchases of Equity Interest in any Parent Entity) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interests;

(m)          Permitted Refinancings of Subordinated Indebtedness;

(n)          payments as part of an applicable high yield discount obligation or AHYDO catch-up payment;

(o)          prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Indebtedness (x) prior to their scheduled maturity, in an aggregate principal amount (as to all of such prepayments, redemptions, purchases, defeasances and other payments) not to exceed $10,000,000 in any Fiscal Year; provided that no Event of Default then exists or would result therefrom~~; and~~ and (y) owing by any Loan Party to any other Loan Party, in each case, other than any such prepayments, redemptions, purchases, defeasances and other payments or distributions that are prohibited by the subordination provisions in respect thereof;

(p)          prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Subordinated Indebtedness owing (x) by any Holding Company to any other Holding Company and (y) by any Restricted Subsidiary to any Loan Party (other than to a Holding Company, unless such payment is made in connection with the consummation of the Cristal Acquisition), in each case other than any such prepayments, redemptions, purchases, defeasances and other payments or distributions that are prohibited by the subordination provisions in respect thereof; and

(q)          ~~(p)~~ payments in respect of any dividend or distribution from the Capital Stock of Holdings and payments to purchase Capital Stock of Holdings, in each case, not to exceed 5% of the market capitalization of Holdings at the time of such payment; provided, that, the amount of all such payments made in reliance upon this clause (p) rather than the satisfaction of the Payment Conditions under clause (e), above of this Section 6.05, shall constitute Consolidated Fixed Charges for all purposes hereunder.

Section 6.05          Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Holdings to: (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Equity Interests owned by Holdings or any other Restricted Subsidiary of Holdings; (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Holdings or any other Restricted Subsidiary of Holdings; (c) make loans or advances to Holdings or any other Restricted Subsidiary of Holdings; or (d) transfer, lease or license any of its property or assets to Holdings or any other Restricted Subsidiary of Holdings, except for such encumbrances or restrictions (i) in respect of the parties to the South African Credit Agreement and other agreements evidencing Indebtedness permitted by (x) Section 6.01(j) that impose restrictions on the property with respect to such Indebtedness, (y) Section 6.01(k) that impose restrictions on the property so acquired and (z) Sections 6.01(l), 6.01(m), 6.01(p), 6.01(r), 6.01(z) (to the extent imposing restrictions solely on the Restricted Subsidiaries acquired in an Acquisition Transaction or other Investment described therein), and 6.01(dd); (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; (iv) described on Schedule 6.05; or (v) in this Agreement and the other Loan Documents.

Section 6.06          Investments. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

(a)          Investments in cash and Cash Equivalents;

(b)        Investments owned as of the Closing Date (and any renewals, replacements, refinancing, refundings and reinvestments thereof that do not increase the principal amount of such Investment) in any Subsidiary of Holdings; provided, that any renewal, replacement, refinancing or refunding of Investments in the form of intercompany loans in existence as of the Closing Date (other than among non-Loan Parties) shall be evidenced by the Intercompany Note and in the case of a loan or advance by a Loan Party, shall be subject to a perfected First Priority Lien pursuant to the Security Documents;

(c)          Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or on account of an Asset Sale made in compliance with Section 6.08; and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(d)          Investments (i) ~~by Holdings~~(x) by any Holding Company in any other Holding Company and (y) by any Holding Company or any Restricted Subsidiary thereof in any Loan Party ~~(other than Holdings)~~, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary; provided that the aggregate outstanding amount of such Investments (other than any ordinary course Investments) made by Loan Parties after the Closing Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii), shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $40,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period as of such time;

(e)          additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (e) (including the aggregate outstanding amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (e), whether in the form of Indebtedness assumed or otherwise), shall not exceed the greater of $20,000,000 and 2.5% of Consolidated Adjusted EBITDA for the most recently ended Test Period as of such time;

(f)          Investments in joint ventures, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in joint ventures, in an aggregate outstanding amount not to exceed the greater of $30,000,000 and 3.75% of Consolidated EBITDA for the most recently ended Test Period;

(g)          loans or advances to present or former officers, directors, managers, members of management, consultants, independent contractors and employees of Holdings, any Parent Entity and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any Parent Entity) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to Holdings or any Restricted Subsidiary in cash as common equity or Qualified Capital Stock) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed $25,000,000;

(h)          Permitted Acquisitions;

(i)         each Investment described in Schedule 6.06(i) as of the Closing Date, and any renewals, replacements, refinancings or refundings thereof that do not increase the amount of, or require an increase in the amount of, such Investment; provided however that, for the avoidance of doubt, any increase in the amount of any Investment referenced in this Section 6.06(i) (whether such increased Investment is voluntary or committed) shall not be permitted pursuant to this Section 6.06(i) (without limiting the availability of other applicable sections of this Section 6.06 to make such increased Investment);

(j)          Investments by a Non-Eligible Subsidiary in a Securitization Subsidiary made in connection with a Permitted Securitization to the extent permitted under Section 6.01(k);

(k)          the Cristal Acquisition and any Investments made for the purpose of consummating the Cristal Acquisition;

(l)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, and any Investments consisting of extensions of credit in the nature of accounts receivable arising from the granting of trade credit in the ordinary course of business;

(m)          Investments in Swap Agreements permitted under Section 6.01;

(n)          Investments consisting of deposits, prepayments and/or other credits to suppliers in the ordinary course of business;

(o)          additional unlimited Investments; provided that after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 4.50:1.00 as of the end of the most recently ended Test Period as of such time;

(p)          contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers of Holdings (or any Parent Entity) or any Restricted Subsidiary or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;

(q)          unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;

(r)          Investments in any Restricted Subsidiary in connection with intercompany cash management arrangement or related activities arising in the ordinary course of business;

(s)          advances of payroll payments to employees in the ordinary course of business;

(t)          Investments made in the Blocked Borrower to facilitate payments of interest, scheduled principal, fees and expenses due in connection with the Term Loan Agreement, subject to the terms of the Intercreditor Agreement and provided that the Intercreditor Agreement is in full force and effect;

(u)          obligations with respect to Guarantees provided by Holdings or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(v)          Investments consisting of extensions of trade credit in the ordinary course of business;

(w)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; and

(x)          other Investments so long as both before and immediately after giving effect to such Investment, the Payment Conditions are satisfied at the time of such Investment; provided that any Investment involving (x) the acquisition of all or substantially all of the property of any Person, or of any business or division of any Person, in each case, other than a Person that was a Subsidiary prior to such transaction so long as such Subsidiary was not formed or acquired in connection with or for the purpose of effectuating such transaction directly or indirectly, or (y) the acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect such transaction, shall also be subject to the conditions set forth in the definition of “Permitted Acquisition”.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.04.

Section 6.07          Minimum Consolidated Fixed Charge Coverage Ratio. At any time during a Covenant Testing Period, Holdings shall not permit the Consolidated Fixed Charge Coverage Ratio, for the Test Period ended immediately prior to the commencement of such Covenant Testing Period and for each Test Period thereafter to be less than 1.00 to 1.00.

Section 6.08          Fundamental Changes; Dispositions of Assets. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, (x) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (y) convey, sell, lease, sublease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (and including any issuances or sales of any Equity Interests of any Restricted Subsidiary of Holdings), whether now owned or hereafter acquired, created, leased or licensed, except:

(a)          (i) any Restricted Subsidiary of Holdings (other than a Borrower) may be merged with and into any Borrower or any Subsidiary Guarantor or into any Person that, upon such merger, shall become a Loan Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or any Subsidiary Guarantor or to any Person that, in connection with such transaction, becomes a Loan Party; provided, in the case of such a merger, (A) in no event shall the jurisdiction of organization of either the entity being merged into another entity or such surviving entity be changed (provided, that the foregoing shall not preclude Non-U.S. Entities from merging into U.S. Entities so long as the surviving entity is a U.S. Entity that is a Loan Party), (B) in any merger involving any Borrower, in no event shall a Borrower not be the continuing or surviving Person, (C) the Guarantees of the Obligations and the Collateral securing the Obligations shall not be adversely affected in any material respect and (D) any Person that becomes a Loan Party in connection herewith shall comply with Section 5.10; and (ii) any non-Loan Party may be merged with or into any other non-Loan Party (other than a Borrower), or be liquidated, wound up or dissolved, or all or part of its assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other non-Loan Party;

(b)          sales or other dispositions of assets that do not constitute Asset Sales or that are expressly carved-out from the definition of “Asset Sale;”

(c)          Asset Sales of other assets or property (including the sale or issuance of Equity Interests, only Equity Interests in a Restricted Subsidiary) not otherwise permitted under this Section 6.08; provided that (i) if such Asset Sale includes Revolving Loan Priority Collateral, then (x) as of the making of such Asset Sale and after giving effect thereto on a Pro Forma Basis, the Payment Conditions shall be satisfied, and (y) not less than five (5) Business Days prior to the consummation of such Asset Sale, Administrative Borrower shall have delivered to Administrative Agent an updated Borrowing Base Certificate giving Pro Forma Effect to such Asset Sale, (ii) such Asset Sale is made for Fair Market Value, (iii) with respect to any Asset Sale pursuant to this clause (c) for a sale price in excess of the greater of (x) $35,000,000 and (y) 5.0% of the Consolidated Adjusted EBITDA of Holdings and the Restricted Subsidiaries for the then most recently ended Test Period for any transaction or series of related transactions, Holdings or any Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the most recent balance sheet of Holdings or such Restricted Subsidiary provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of cash payment to the Loan Document Obligations, (1) that are assumed by the transferee with respect to the applicable Disposition or (2) in respect of which each Restricted Subsidiary is no longer obligated with respect to such liabilities or are indemnified against further liabilities, shall be deemed to be cash, (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale, shall be deemed to be cash, (C) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that each other Restricted Subsidiary is released from any guarantee of such Indebtedness in connection with such Asset Sale, shall be deemed to be cash, (D) consideration consisting of Indebtedness of the Borrower or any Guarantor that is secured by a Lien which is secured, on a pari passu basis with the Lien securing the Secured Obligations, on the asset which is the subject of the Disposition, in each case received from Persons who are not Holdings or any Restricted Subsidiary that is cancelled, shall be deemed to be cash,  and (E) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $50,000,000 and (y) 5.0% of the Consolidated Adjusted EBITDA of Holdings and the Restricted Subsidiaries for the most recently ended Test Period (net of any Designated Non-Cash Consideration converted into cash or Cash Equivalents), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(d)          Asset Sales of Equity Interests in Unrestricted Subsidiaries;

(e)          disposals of obsolete, worn out or surplus property in the ordinary course of business and Asset Sale of property no longer used or useful in the conduct of the business of Holdings and the Restricted Subsidiaries;

(f)          (i) any license of Intellectual Property in the ordinary course of business or (ii) the abandonment or other disposition of Intellectual Property in the ordinary course of business that is no longer material to the conduct of the business of Holdings and its Subsidiaries as such business is operated;

(g)          the discount or sale of accounts receivables more than 270 days past due, in each case in the ordinary course of business and not included as Australian Eligible Accounts, Dutch Eligible Accounts or U.S. Eligible Accounts in the most recent Borrowing Base Certificate delivered pursuant to Section 5.18(a);

(h)          ~~Holdings~~any Holding Company may merge, amalgamate or consolidate with any other Person; provided that (A) ~~Holdings~~such Holding Company shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not ~~Holdings~~a Holding Company (any such Person, the “Successor Holdings”), (1) ~~the~~such Successor Holdings shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, Australia or the United Kingdom, (2) ~~the~~such Successor Holdings shall expressly assume all the obligations of the ~~Borrower~~predecessor Holding Company under this Agreement and the other Loan Documents to which the ~~Borrower~~predecessor Holding Company is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to such Successor Holdings’ obligations under this Agreement and the other Loan Documents and (4) the Administrative Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (x) if such Person is not a Loan Party, no Event of Default (including, without limitation, any Event of Default arising as a result of a Change of Control) exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, ~~the~~such Successor Holdings will succeed to, and be substituted for, the ~~Holdings~~predecessor Holding Company under this Agreement and the other Loan Documents; provided further that ~~the~~ Holdings agrees to provide any documentation and other information about ~~the~~such Successor Holdings as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(i)          Asset Sales of inventory and other assets in the ordinary course of business (including on an intercompany basis);

(j)          (i) Asset Sales described in Schedule 6.08 and (ii) the sale of assets acquired in a Permitted Acquisition and required to be sold or otherwise subject to a sale agreement within 24 months of the date of acquisition of such assets; provided that, if such Asset Sale includes Accounts or Inventory included in any Borrowing Base, the Borrowers shall deliver an updated Borrowing Base Certificate reflecting the removal of such Accounts or Inventory from the Aggregate Borrowing Base that, after giving effect to any concurrent repayment of Loans, demonstrates that the total Revolving Exposures does not exceed the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base then in effect;

(k)          the subordination of the Liens on the Term Loan Priority Collateral securing the Term Loan Agreement to the extent required by the Intercreditor Agreement;

(l)          any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(m)          a Permitted Reorganization;

(n)          the unwinding of any Swap Agreement pursuant to its terms;

(o)          each Loan Party and each of its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(p)          any merger, consolidation, dissolution, Asset Sale or conveyance the sole purpose of which is to reincorporate or reorganize (i) any U.S. Entity in another jurisdiction in the U.S., (ii) any Foreign Subsidiary that is not a Loan Party in the U.S. or any other jurisdiction, and/or (iii) any Foreign Subsidiary that is a Loan Party in the U.S. or any other jurisdiction as to which, as of the date of such merger, consolidation, Asset Sale or conveyance, another Loan Party is then incorporated or organized;

(q)          Asset Sales of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements;

(r)          transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(s)          the Borrower and its Subsidiaries may undertake or consummate any Tax Restructuring;

(t)          Asset Sales of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not core or principal to the business of Holdings and the Restricted Subsidiaries; provided that such Asset Sales are consummated within twelve (12) months (or such longer period as agreed by the Administrative Agent) following such Permitted Acquisition or other permitted Investment, or (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition; ~~and~~

(u)          Investments permitted by Section 6.06, Restricted Junior Payments permitted by Section 6.04 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.08(u)~~.~~; and

(v)          Dispositions by any Holding Company to any other Holding Company, so long as all applicable collateral and guarantee requirements hereunder remain satisfied in connection therewith.

To the extent that any Collateral is sold, disposed or transferred (or other similar action) pursuant to an Asset Sale of as expressly permitted by this Section 6.08 to any Person other than a Loan Party or Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Asset Sale; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.  The foregoing shall not be deemed to constitute a release of Lien in any proceeds of such Collateral, which proceeds shall be promptly remitted for application to the Obligations as and to the extent required pursuant to Section 2.10(b)(4).

Section 6.09          Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Restricted Subsidiaries in compliance with the provisions of Section 6.08 or with respect to any Permitted Lien, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to qualify directors if required by applicable Requirements of Law; or (b) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable Requirements of Law.

Section 6.10          Sales and Lease Backs. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which a Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Restricted Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Restricted Subsidiaries) in connection with such lease (each, a “Sale and Leaseback Transaction”).

Section 6.11          Transactions with Affiliates. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) greater than $25,000,000 in each individual transaction with any Affiliate of Holdings on terms and conditions to be not less favorable to Holdings and its Restricted Subsidiaries as would reasonably by obtained by Holdings or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided, the foregoing restriction shall not apply to (a) transactions with Holdings or any Restricted Subsidiary (or any entity that becomes a Restricted Subsidiary as a result of such transaction; (b) employment, consulting, severance and other service or benefit related arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business (including loans and advances pursuant to Section 6.06(g), salary or guaranteed payments and bonuses) and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business; (c) transactions in existence on the Closing Date described in Schedule 6.11 or any amendment thereof to the extent such an amendment is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date; (d) Restricted Junior Payments permitted pursuant to Section 6.04; (e) Investments permitted pursuant to Sections 6.06(r) and 6.06(q); (f) the Transactions, the payment of fees and expenses related to the Transactions and the Cristal Acquisition; (g) [intentionally omitted]; (h) issuances of Equity Interests of Holdings or the Borrower to the extent otherwise permitted by this Agreement; (i) payments by Holdings and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any parent thereof), the Borrowers and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.04; (j) the issuance or transfer of Equity Interests (other than Disqualified Capital Stock) of Holdings to any former, current or future director, manager, officer, employee or consultant (or spouses, former spouses, successors, heirs, legatees, distributes or Affiliates of any of the foregoing) of the Borrowers, any of the Subsidiaries or any direct or indirect parent of any of the foregoing; (k) any transaction in respect of which Holdings delivers to the Administrative Agent a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to Holdings or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; (l) guarantees permitted by Section 6.01 or Section 6.06; (m) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Holdings the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, and (n) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, consultants and employees of Holdings (or any parent thereof), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries. Notwithstanding anything in the foregoing to the contrary, no Dutch Loan Party shall guarantee the obligations of any Person (other than those of another Loan Party) in accordance with Section 2:403 of the Dutch Civil Code (or similar arrangements in other jurisdictions).

Section 6.12          Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Borrowers and their Subsidiaries on the Closing Date as described in the Confidential Information Memorandum and any businesses similar, related, ancillary, complementary or a reasonable expansion thereof; and (b) such other lines of business as may be consented to by the Required Lenders.

Section 6.13          Permitted Activities of Holdings and Tronox Bahamas.

(a)          ~~Holdings~~No Holding Company shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (A) the Indebtedness and obligations under this Agreement and the other Loan Documents ~~and~~, (B) the Indebtedness under Section 6.01(l), Section 6.01(r), and Section 6.01(dd) and Qualified Holding Company Debt and (C) Indebtedness owing to another Holding Company which is not subject to any Guarantees by any Subsidiary of any Holding Company (including the Borrower, but excluding any other Holding Company)); (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, created, leased or licensed by it other than the Liens created under the Security Documents to which it is a party or permitted pursuant to Section 6.02; (iii) engage in any business or activity or own any assets other than (A) directly or indirectly holding (1) 100% of the Equity Interests of each of the Borrowers and (2) its other Subsidiaries, (B) performing its obligations and activities incidental thereto under the Loan Documents, and to the extent not inconsistent therewith, the Term Loan Documents or documents governing the Indebtedness under Section 6.01(l), Section 6.01(r), and Section 6.01(dd) and Qualified Holding Company Debt, (C) making Restricted Junior Payments and Investments to the extent permitted by this Agreement, (D) participating in tax, accounting and other administrative matters related to any Parent Entity and a Borrower or any of their Subsidiaries, (E) repurchases of Indebtedness through open market purchases and Dutch auctions (in the case of Loans, to the extent permitted hereunder), the making of any loan to any officers or directors constituting an Investment permitted under Section 6.06, the making of any Investment in a Borrower or any Restricted Subsidiary that is a Guarantor (including another Holding Company) or, to the extent otherwise allowed under Section 6.06, a Restricted Subsidiary that is not a Guarantor, (F) any public offering of its common stock or any other issuance or registration of its Qualified Capital Stock for sale or resale (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Qualified Capital Stock), including the costs, fees and expenses related thereto, (G) (i) holding of any cash, Cash Equivalents and other assets received from, or Investments made by, a Borrower or any Restricted Subsidiary or contributions to the capital of, or proceeds from the issuance of, Equity Interests of the Parent Entities, in each case, pending prompt application thereof in a manner permitted by the terms of this Agreement (including by way of Restricted Junior Payments to any Parent Entity) ~~and~~, (ii) the payment of dividends or making of distributions, making of loans and contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries (other than Indebtedness) and (iii) the payment of dividends, making of distributions, and making of loans and contributions by any Holding Company to any other Holding Company to the extent not prohibited by this Agreement or the other Loan Documents, (H) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues, and paying taxes, (I) providing indemnification for its current and former officers, directors, members of management, managers, employees and advisors or consultants and (J) activities incidental to the businesses or activities described in the foregoing clauses; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Equity Interests of any of its Restricted Subsidiaries except as may be expressly permitted under this Agreement; or (vi) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(b)          So long as a Bahamas Receivables Purchase Agreement is in effect, Tronox Bahamas shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents, the Term Loan Agreement, any Permitted Secured Indebtedness or as permitted under clause (iii) below; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, created, leased or licensed by it other than the Liens created under the Security Documents to which it is a party, Liens granted under the Term Loan Documents that secure the Term Loans and Liens granted to secure the Permitted Secured Indebtedness or Liens permitted pursuant to Section 6.02; provided that Tronox Bahamas may not grant any Liens on any property or assets pursuant to this clause (ii) to secure the Term Loans or any Permitted Secured Indebtedness unless Tronox Bahamas shall also grant a Lien on the same property and/or assets to the Collateral Agent to secure the Secured Obligations; (iii) engage in any business or activity or own any assets other than (A) purchasing assets from a Subsidiary of Holdings and, substantially contemporaneously therewith, selling such assets, resulting in the creation of a payment obligation therefor; (B) related to, arising from and incidental to the transactions in connection with Bahamas Receivable Purchase Agreements, and owning assets related thereto; and (C) making Restricted Junior Payments, dispositions and Investments to the extent permitted by this Agreement; (iv) except as permitted under Section 6.08(c) or (p), consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (vi) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided that, for the avoidance of doubt, Tronox Bahamas may redomicile into the United States or Australia (or any component jurisdiction of each thereof) subject to compliance with the requirements to grant security in accordance with Section 5.10.

Section 6.14          Amendments or Waivers of Organizational Documents and Other Documents. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to,

(a)          agree to any material amendment, restatement, supplement, termination or other modification to, or waiver of, any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Equity Interests (as defined in the U.S. Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Equity Interests to the Collateral Agent), in each case, that would materially adversely affect the Lenders or their rights under this Agreement in the good faith judgment of the Administrative Agent or the Required Lenders after the Closing Date without obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement, termination or other modification or waiver or agreement; provided (i) that Holdings may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.17 or any other provision of this Agreement, and may amend or modify its Organizational Documents to authorize any such Equity Interests and (ii) any material amendment, restatement, supplement, termination or other modification to, or waiver of, any of its Organizational Documents shall be permitted to be entered into in connection with the Permitted Reorganization;

(b)          agree to any amendment, restatement, supplement or other modification to, or waiver of, or make any payment consistent with an amendment thereof or change thereto, (i) any Permitted Seller Notes; (ii) the Bahamas Receivables Purchase Agreement; (iii) any Term Loan Document to the extent in violation of the Intercreditor Agreement; (iv) the subordination terms and provisions of the Intercompany Note and the Indebtedness evidenced thereby; or (v) any Permitted Secured Indebtedness or any Indebtedness permitted under Section 6.01(l)(2) or 6.01(r), other than as permitted under any intercreditor agreement with the Administrative Agent entered into with respect thereto, in each case that would materially adversely affect the Lenders or their rights in this Agreement after the Closing Date in the good faith judgment of the Administrative Agent or the Required Lenders without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver; or

(c)          in respect of the Australian Loan Parties and Tronox Bahamas only, (i) waive, amend or modify any provisions regarding the direction of proceeds under any sales contract to which an Australian Loan Party or Tronox Bahamas is a party; or (ii) enter into any customer contract or similar agreement to which any Australian Loan Party or Tronox Bahamas is a party without the Administrative Agent’s prior written approval of the form thereof (such approval not to be unreasonably withheld or delayed).

Section 6.15          Fiscal Year. Change its Fiscal Year end from December 31.

Section 6.16          Australian GST Group. If it is or becomes a member of an Australian GST Group, (a) enter into and comply with the terms of the ITSA of which it is a party; (b) provide a copy of the ITSA to the Administrative Agent within five (5) Business Days of request; (c) ensure that the ITSA is maintained in full force and effect while such Australian GST Group is in existence; (d) not amend or vary the ITSA in a manner that would reasonably be expected to be adverse in any material respect to the Lenders without the Administrative Agent’s prior written consent (it being understood and agreed that any such amendment that does not adversely affect in any material respect a Loan Party’s cash flows or financial condition or its present or prospective indirect tax liabilities or liabilities under the ITSA shall be deemed to be not adverse to the Lenders in any material respect); (d) not cease to be a party to, or replace or terminate the ITSA, without the Administrative Agent’s prior written consent: (e) ensure that the ITSA is in the approved form as determined by the Australian Commissioner of Taxation from time to time; (f) ensure that Contribution Amounts are determined on a reasonable basis; and (g) ensure that the representative member of such Australian GST Group provides a copy of the ITSA to the Australian Commissioner of Taxation within fourteen (14) days of request or within such other time required by the Australian Commissioner of Taxation.

Section 6.17          Limitation on Issuance of Capital Stock.

(a)          Holdings shall not issue any Equity Interest that is not either (i) Qualified Capital Stock or (ii) to the extent permitted by Section 6.01, Disqualified Capital Stock.

(b)          No Loan Party shall issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Loan Parties in any class of the Equity Interest of such Subsidiary; (ii) Restricted Subsidiaries of the Borrowers formed after the Closing Date in accordance with Section 6.18 may issue Equity Interests to a Borrower or the Subsidiary of a Borrower which is to own such Equity Interests; and (iii) the Borrowers may issue common stock that is Qualified Capital Stock to Holdings. All Equity Interests issued in accordance with this Section 6.17(b) shall, to the extent required by Section 5.10 or any Security Agreement or if such Equity Interests are issued by a Borrower, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

Section 6.18          Dutch Law Matters.

(a)          No Loan Party that is incorporated, registered or organized under Dutch law shall create or become a member of a fiscal unit (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (other than such fiscal unit comprising solely Loan Parties.

(b)          No Loan Party that is incorporated, registered or organized under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code.

Section 6.19          [Intentionally Omitted]

Section 6.20          Relationship to Term Loan.

(a)          Notwithstanding Section 6.01, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness in reliance on Section 6.01 of the Term Loan Agreement (other than the Indebtedness incurred hereunder) unless after giving effect thereto, the entire amount of the Commitments then in effect plus the amount of any increase in Commitments available to the Borrowers under Section 2.20 is available to be utilized hereunder without violating Section 6.01 of the Term Loan Agreement or the Intercreditor Agreement.

(b)          No Loan Party shall permit any of its Restricted Subsidiaries to guarantee the obligations under the Term Loan Agreement or become a borrower under the Term Loan Agreement unless such Subsidiary is also a Borrower, an Additional Co-Borrower or Guarantor hereunder.

For purposes of the covenants described in Sections 6.01, 6.02, 6.04 and 6.06, if any Indebtedness, Lien, Restricted Junior Payment or Investment (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Administrative Borrower may divide and classify such Indebtedness, Liens, Restricted Junior Payments or Investments (or a portion thereof) in any manner that complies with the covenants set forth in Sections 6.01, 6.02, 6.04 and 6.06, as applicable, and may later divide and reclassify any such Indebtedness, Lien, Restricted Junior Payment or Investment so long as the Indebtedness, Lien, Restricted Junior Payment or Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Notwithstanding any other provisions to the contrary in this Agreement or any other Loan Document, prior to the date on which the Cristal Acquisition is consummated, the amount of any fixed Dollar amount in any permission, test or basket (including all de minimis baskets or thresholds) set forth in this Agreement and the other Loan Documents other than that set forth in Section 6.04(d)) (each a “Fixed Dollar Basket”) shall be deemed to be reduced to 50% of the amount of the Fixed Dollar Basket set forth herein.

ARTICLE VII

GUARANTEE

Section 7.01          The Guarantee. Each Borrower and each of the other Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Swap Agreement or Treasury Services Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Notwithstanding the foregoing, in no event shall the Guaranteed Obligations include any Excluded Swap Obligation. The Guarantors hereby jointly and severally agree that if any Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02          Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)          any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)          any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)          the release of any other Guarantor pursuant to Section 7.11.

The Guarantors hereby expressly waive, to the fullest extent permitted by applicable Requirements of Law, diligence, presentment, demand of payment, protest and all notices whatsoever (other than the ones expressly provided for or set forth in the applicable Loan Documents), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the fullest extent permitted by applicable Requirements of Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03          Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04          Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any Borrower or other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(b) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 7.05          Remedies. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06          Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07          Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08          General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09          Swiss Guarantee Limitation.  Any guarantee, indemnity or other obligation provided under, or the realization of any security interest over any asset granted by, this Agreement or any other Loan Document, by a Guarantor organized or incorporated under the laws of Switzerland (the “Swiss Guarantor”) shall be deemed not to be provided by such Swiss Guarantor to the extent that the same would constitute a breach of the financial assistance prohibitions under Swiss law. Under Swiss law, the following restrictions shall be applicable to the Swiss Guarantor:

(a)          Any guarantee, indemnity or other obligation by a Swiss Guarantor under this Agreement or any other Loan Documents (the “Restricted Obligations”) and the aggregate use of proceeds from the enforcement of any security interest granted by a Swiss Guarantor shall be limited to the amount of that Swiss Guarantor's Free Reserves Available for Distribution at the time payment or the application of proceeds from the realization of a security interest is requested or, the maximum amount permitted by Swiss law applicable at such time. Such limitations shall only apply to the extent it is a requirement under applicable law (including any case law) at the point in time payment or the application of proceeds from the realization of a security interest is requested. Such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Guarantor from payment obligations or the application of proceeds from the realization of a security interest under this Agreement or any other Loan Document in excess thereof, but merely postpone the payment date therefor or the application of proceeds from the realization of a security interest until such times as payment is again permitted notwithstanding such limitation. For the purpose of this Section 7.09, “Free Reserves Available for Distribution” means an amount equal to the maximum amount in which the relevant Swiss Guarantor can make a dividend payment to its shareholder(s) (being the year to date balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(b)          As soon as reasonably practicable after having been requested to discharge a Restricted Obligation, but in any event within 90 days from the request of the Administrative Agent (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), the respective Swiss Guarantor shall provide the Administrative Agent with (i) an interim statutory balance sheet audited by the statutory auditors of such Swiss Guarantor setting out the Free Reserves Available for Distribution and (ii) a confirmation issued by such Swiss Guarantor's legal counsel as to the rate of Swiss withholding tax then applicable to any payment by the Guarantor of a Restricted Obligation or to any enforcement proceeds of a security interest securing a Restricted Obligation for the purpose of paragraph (c) below and, promptly thereafter, pay the lesser of (i) the Restricted Obligation and (ii) the amount corresponding to the Free Reserves Available for Distribution or the maximum amount permitted by Swiss law applicable at the time payment is requested to the Administrative Agent.

(c)          In case a Swiss Guarantor who must make a payment or who must apply proceeds from the realization of a security interest in respect of the Restricted Obligations under this Agreement or any other Loan Document is obliged to withhold Swiss withholding tax in respect of such payment, such Swiss Guarantor shall:

(i)          if and to the extent required by applicable law in force at the relevant time:

(A)          procure that such payments can be made without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B)          if the notification procedure pursuant to paragraph (A) above does not apply, deduct Swiss withholding tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to paragraph (A) above applies for a part of the Swiss withholding tax only, deduct Swiss withholding tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration; and

(C)          notify the Administrative Agent that such notification or, as the case may be, deduction has been made and provide evidence to the Administrative Agent that such a notification of the Swiss Federal Tax Administration has been made, or, as the case may be, that such Swiss withholding tax has been paid to the Swiss Federal Tax Administration;

(ii)          to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Lenders for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Loan Documents, unless grossing-up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Guarantors under the Loan Documents to indemnify the Lenders in respect of the deduction of the Swiss withholding tax. The Swiss Guarantor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (i) above will, as soon as possible after the deduction of the Swiss withholding tax: (y) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (z) pay to the Administrative Agent upon receipt any amount so refunded.

(d)          If a Swiss Guarantor is obliged to withhold Swiss withholding tax in accordance with paragraph (c) above, the Administrative Agent shall be entitled to further request payment under the Guarantee as per this Agreement or any other Loan Document and other indemnity granted to it under this Agreement or any other Loan Document and apply proceeds therefrom against the relevant Obligations to which the payment referred to in paragraph (c) above relates up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss withholding tax were required, whereby such further payments shall be subject to Swiss withholding tax as may then be applicable and shall always be limited to the maximum amount of the Free Reserves Available for Distribution of such Swiss Guarantor as set out in paragraph (a) above or the maximum amount permitted by Swiss law applicable at such time.

(e)          The Swiss Guarantor will take, and cause to be taken, as soon as reasonably practicable but in any event within 90 days from the request of the Administrative Agent (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Document and the receipt of any confirmations from the Swiss Guarantor's auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under this Agreement, or any other Loan Document in order to allow a prompt payment of amounts owed by the Swiss Guarantor, a prompt use of proceeds from security interests granted by the Swiss Guarantor or the prompt performance of other obligations under this Agreement, or any other Loan Document.

(f)          If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Section 7.09 and if any asset of the Swiss Guarantor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Guarantor shall, to the extent permitted by applicable law and its accounting standards, (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realize the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Administrative Agent under this Agreement, or any other Loan Document, the Swiss Guarantor will only be required to realize an Undervalued Asset if such asset is not necessary for the Swiss Guarantor's business (nicht betriebsnotwendig).

Section 7.10          [Intentionally Omitted].

Section 7.11          Release of Guarantors.  If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or persons, none of which is a Borrower or a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released (without any further action by any Agent or any other Person so long as the Administrative Agent has received the documents requested pursuant to this Section 7.11) from its obligations under the Loan Documents (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be automatically released, and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect or evidence each release described in this Section 7.11 in accordance with the relevant provisions of the Security Documents, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement; provided that such Guarantor is also released from its obligations under the Term Loan Documents on the same terms.

Section 7.12          Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 7.13          Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.12, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article VII shall remain in full force and effect until payment in full of all Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.12 constitutes, and this Section 7.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01          Events of Default.  Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)          Failure to Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan or any Reimbursement Obligation, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) with respect to any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b)          Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Sections 2.22, 5.01(b), (c), (d), (f) or (l)(iv), Section 5.02, Section 5.09, Section 5.14, Section 5.18(a), Section 5.18(b)-(d) (for a period of more than three (3) Business Days), Section 5.19 or in Article VI; or

(c)          Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party or any Restricted Subsidiary in any Loan Document or the borrowings or issuances of Letters of Credit hereunder or in any statement or certificate at any time given by any Loan Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made or furnished, and if capable of being cured, remains incorrect in such material respect for 30 days after receipt by the Administrative Borrower of written notice thereof by the Administrative Agent; or

(d)          Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other clause of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of Holdings becoming aware of such default; and (ii) receipt by Holdings of notice from the Administrative Agent or any Lender of such default; or

(e)          Australian Loan Party Insolvency. An Australian Loan Party that is a Material Entity is not Solvent; or

(f)          Involuntary Bankruptcy, Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Material Entity in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or law in any other jurisdiction; (ii) an involuntary case shall be commenced against any Material Entity under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of an administrator, receiver, receiver and manager, administrative receiver, liquidator, provisional liquidator, manager, sequestrator, trustee, custodian, controller or managing controller or other officer having similar powers over any Material Entity, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim administrator, receiver, receiver and manager, liquidator, provisional liquidator, manager, trustee or other custodian, controller or managing controller of any Material Entity for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Material Entity; provided that, in relation to any Material Entity other than a Material Entity incorporated in England and Wales, any such event described in this clause (ii) above shall continue for sixty (60) days without having been dismissed, bonded or discharged; (iii) in the case of any Material Entity incorporated under the laws of England and Wales, any legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up dissolution, administration or reorganization (whether by a scheme of arrangement or otherwise) or compromise, composition or assignment with creditors; or (iv) any analogous step or procedure shall be taken under the laws of any jurisdiction in respect of any Material Entity; provided further, however, that the issuance of a writ of payment (Zahlungsbefehl) under the Swiss debt enforcement and bankruptcy laws shall not constitute an involuntary case or proceeding with respect to any Swiss Guarantor for the purpose of this Section 8.01(f); or

(g)          Voluntary Bankruptcy, Appointment of Receiver, Etc. (i) Any Material Entity shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, receiver and manager, administrator, liquidator, provisional liquidator, manager, trustee or other custodian, controller or managing controller for all or a substantial part of its property; or any Material Entity shall make any assignment for the benefit of creditors; (ii) any Material Entity shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or suspends or threatens to suspend making payments of its debts; or the Board of Directors (or similar governing body) of any Material Entity (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or (iii) any analogous step or procedure shall be taken under the laws of any jurisdiction in respect of any Material Entity; or

(h)          Judgments and Attachments. Any money judgment, writ, warrant of attachment, expropriation, sequestration, distress or execution or similar process individually or in the aggregate in excess of $75,000,000 (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has been notified and not denied coverage) shall be entered or filed against any Company or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder) or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment; or

(i)          Dissolution. Any order, judgment or decree shall be entered against any Loan Party that is a Material Entity decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)          Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in, or could reasonably be expected to result in, liability of Holdings, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in an amount that could reasonably be expected to have a Material Adverse Effect; or

(k)          Change in Control. A Change in Control shall occur; or

(l)          Guarantees, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations and the termination of the Commitments, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder; (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations and the termination of the Commitments in accordance with the terms hereof) or shall be declared null and void, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control; (iii) subject to the Agreed Security Principles, the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral with an aggregate Fair Market Value in excess of $10,000,000 (as to Revolving Loan Priority Collateral) or in excess of $50,000,000 (as to any other Collateral) purported to be covered by the Security Documents with the priority required by the relevant Security Document; (iv) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or (v) any subordination provision in respect of any Material Indebtedness (including the Term Loan Agreement) shall for any reason not be (or asserted by any Loan Party in writing not to be) a legal, valid and binding obligation of any Loan Party that is a party thereto other than as expressly permitted hereunder or thereunder; or

(m)          Defaults in Other Agreements. Any (i) failure of any Loan Party of any of their respective Subsidiaries to pay when due any principal of or interest on (or, in respect of any Indebtedness set forth in clause (k) of the definition of “Indebtedness,” any other amount of), including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) any Material Indebtedness, in each case beyond the grace period, if any, provided therefor, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity provided that with respect to this clause (ii), such default has not been waived by the holders of such Indebtedness.

THEN (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of the Required Lenders or at the Administrative Agent’s discretion, upon notice to Holdings by the Administrative Agent (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans and (II) the Reimbursement Obligations and all other Obligations; (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; and (C) the Commitments shall be terminated forthwith.

Section 8.02          Application of Proceeds. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), all proceeds received by the Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01 and in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent against the Obligations in the following order of priority:

(a)          First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document (in its capacity as the Collateral Agent and not as a Lender), together with interest on each such amount at the Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

(b)          Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

(c)          Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) including Overadvances and any fees, premiums and scheduled periodic payments due under Swap Agreements or Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d)          Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Swap Agreements and Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon; and

(e)          Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Section 8.03          Clean-Up.  Solely in respect of the Cristal Acquisition, and notwithstanding any provision of this Agreement or Loan Document, for the Clean-up Period any breach of a representation or warranty under Article III, a breach of affirmative or negative covenant under Article V or Article VI respectively or any Event of Default under Article VIII, in each case, directly arising out of and relating to such Cristal Acquisition, will be deemed not to be a breach of representation or warranty, a breach of covenant, Default or an Event of Default if:

(a)          it would have been (if it were not for this provision) a breach of representation or warranty, a breach of a covenant, a Default or an Event of Default only by reason of circumstances or matters relating exclusively to Cristal or its subsidiaries (or any obligation for Holdings or any Restricted Subsidiary to procure or ensure in relation to Cristal or its subsidiaries);

(b)          it is capable of remedy and reasonable steps are being taken to remedy it;

(c)          the circumstances giving rise to it were unknown to Holdings and its Subsidiaries prior  to the signing date of the Cristal Acquisition and have not been procured by or approved by Holdings or any of its Subsidiaries; and

(d)          a Material Adverse Effect could not reasonably be expected to occur as a result thereof.

If the relevant circumstances are continuing on or after the date falling 120 days after the date of consummation of the Cristal Acquisition (the period commencing on the date of the consummation of the Cristal Acquisition and ending on the 120th day thereafter, the “Clean-up Period”), there shall be a breach of representation or warranty, breach of covenant, Event of Default or Specified Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Secured Parties).

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01          Appointment and Authority.

(a)          Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo Bank, National Association, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents (including, as the case may be, as direct representative (direkter Stellvertreter) in connection with the Swiss law governed Security Documents) and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)          Each Lender authorizes and directs the Agents to enter into this Agreement, the Intercreditor Agreement and the other Loan Documents. In addition, each Lender authorizes and directs the Administrative Agent to enter into the Bahamas Receivables Purchase Agreement (or acknowledge and agree thereto), to the extent it deems appropriate. Each Lender agrees that any action taken by Agents, Required Lenders or Supermajority Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by Agents, Required Lenders or Supermajority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Section 9.02          Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03          Exculpatory Provisions.

(a)          No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i)          shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)          shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

(iii)          shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

(b)          No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or the Issuing Bank.

(c)          No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)          Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

Section 9.04          Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

Section 9.05          Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 9.06          Resignation of Agent.

(a)          Each Agent may at any time give written notice of its resignation to the Lenders, the Issuing Bank and the Borrowers at least thirty (30) days prior to the proposed resignation effective date. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor (subject to the Administrative Borrower’s consent (such consent not to be unreasonably withheld or delayed)), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this clause (a). Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this clause (a)). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(b)          Any resignation by Wells Fargo Bank, National Association as Administrative Agent pursuant to Section 9.06(a) shall, unless Wells Fargo Bank, National Association gives notice to the Administrative Borrower otherwise, also constitute its resignation as Issuing Bank, Swingline Lender, and such resignation as Issuing Bank and Swingline Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in the immediately preceding clause (a) (except as to already outstanding Letters of Credit and LC Obligations and Swingline Loans, as to which the Issuing Bank and the Swingline Lender shall continue in such capacities until the LC Exposure relating thereto shall be reduced to zero and such Swingline Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of Issuing Bank and Swingline Lender in accordance with the next sentence and perform the actions required by the next sentence). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless Wells Fargo Bank, National Association and such successor gives notice to Administrative Borrower otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. At the time any such resignation of the Issuing Bank shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c).

Section 9.07          Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has had the opportunity to review the Confidential Information Memorandum (if any) and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Lien and security interest granted to the Collateral Agent (and/or the Australian Security Trustee, as applicable) pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent (and/or the Australian Security Trustee, as applicable) thereunder are subject to the provisions of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding). So long as any Term Loans are outstanding or obligations under any Permitted Securitization or any Permitted Secured Indebtedness are outstanding, in the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.

Section 9.08          Withholding Tax. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.08. The agreements in this Section 9.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 9.09          No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Documentation Agent, Bookmanagers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder.

Section 9.10          Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (or the Collateral Agent with the consent of the Administrative Agent), or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent, the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Collateral Agent, Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law. The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purpose of enforcing rights and remedies hereunder and under the other Loan Documents as set forth above.

Section 9.11          Lien Releases. The Secured Parties authorize the Collateral Agent to release any Lien with respect to any Collateral (a)(i) upon any sale or other transfer as part of or in connection with an Asset Sale by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or (ii) if any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Documents does not constitute Collateral, the security interests in such Collateral created by the Security Documents shall be automatically released; (b) that does not constitute a material part of the Collateral; or (c) subject to Section 10.02(b), with the consent of the Required Lenders. The Secured Parties authorize Agent to subordinate its Liens to any Lien securing purchase money obligations permitted hereunder or other Lien entitled to priority hereunder.

Section 9.12          Australian Security Trustee.

(a)          Each of the Secured Parties hereby irrevocably appoints the Australian Security Trustee as its security trustee, and authorizes the Australian Security Trustee to take such actions on its behalf, including execution of the other Loan Documents, as applicable, and to exercise such powers as are delegated to the Australian Security Trustee by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. All of the Secured Parties (other than the Administrative Agent and the Collateral Agent to the extent provided herein) agree and acknowledge that they will take no action in respect of the Australian Security Agreements (including communicating with the Borrowers) except through the Australian Security Trustee. The express powers granted to the Australian Security Trustee are in addition to any other power or rights it has under any other law. In relation to anything the Australian Security Trustee does or omits to do, a Borrower need not enquire (i) whether the Australian Security Trustee needed to consult with or has consulted with the Lenders, (ii) whether any Lender has instructed the Australian Security Trustee, or (iii) about the terms of any instructions. As between the Australian Security Trustee and any Borrower, all action the Australian Security Trustee as security trustee for the Lenders is taken to be authorized unless such Borrower has actual notice to the contrary.

(b)          The Australian Security Trustee shall promptly forward to a party the original or a copy of any document which is delivered to the Australian Security Trustee for that party by any other party. If the Australian Security Trustee receives notice from a party referring to this Agreement, describing a Default or an Event of Default and stating that the circumstance described is a Default or an Event of Default, it shall promptly notify the Administrative Agent. If the Australian Security Trustee is aware of the non-payment of any principal, interest, commitment fee or other fee payable to any other Secured Party under this Agreement, it shall promptly notify such other Secured Party. The Australian Security Trustee’s duties under the Loan Documents are solely mechanical and administrative in nature. The Australian Security Trustee has no other duties except as expressly provided in the Loan Documents.

(c)          The Australian Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Loan Party.

(d)          The Australian Security Trustee may assume (unless it has received actual notice to the contrary in its capacity as security trustee for the Secured Parties) that any right, power, authority or discretion vested in any party or the Required Lenders has not been exercised.

(e)          Notwithstanding any other provision of any Loan Document to the contrary, (i) the Australian Security Trustee is not obliged to do or to omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality, (ii) the Australian Security Trustee need not act (whether or not on instruction from one or more Lenders) for so long as it is unable to act due to any cause beyond its control (including war, riot, natural disaster, labor dispute or law taking effect after the date of this Agreement). The Australian Security Trustee agrees to notify each Lender, each other Agent and the Australian Borrower promptly after it determines that it is unable to act pursuant to clause (ii) of this Section 9.11(e). The Australian Security Trustee will have no responsibility for any liability or loss arising from, or any costs incurred in connection with, the Australian Security Trustee not acting for so long as it is unable to act pursuant to clause (ii) of this Section 9.11(e)).

(f)          Unless a contrary indication appears in any Loan Document, the Australian Security Trustee shall: (i) exercise any right, power, authority or discretion vested in it as Australian Security Trustee in accordance with any instructions given to it by the Administrative Agent (or, if so instructed by the Administrative Agent, refrain from acting or exercising any right, power, authority or discretion vested in it as Australian Security Trustee); and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Secured Parties. Unless a contrary indication appears in a Loan Document, any instructions given to the Australian Security Trustee by the Administrative Agent will be binding on all the Secured Parties. The Australian Security Trustee may refrain from acting in accordance with the instructions of the Administrative Agent (or, if appropriate, the Secured Parties) until it has received such security as it may require for any cost, loss or liability (together with any associated indirect Tax) which it may incur in complying with the instructions. The Australian Security Trustee is not authorized to act on behalf of a Secured Party (without first obtaining that Secured Party’s consent) in any legal or arbitration proceedings relating to any Loan Document.

(g)          Without limiting the rest of this clause (g), the Australian Security Trustee will not be liable for any action taken by it, or for omitting to take action under or in connection with any Loan Document, unless directly caused by its gross negligence or willful misconduct. No party (other than the Australian Security Trustee) may take any proceedings against any officer, employee or agent of the Australian Security Trustee in respect of any claim it might have against the Australian Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document and any officer, employee or agent of the Australian Security Trustee may rely on this Article IX. The Australian Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Australian Security Trustee if the Australian Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Australian Security Trustee for that purpose.

(h)          Each Lender shall (in proportion to its share of the aggregate Revolving Commitments at any time or, if the aggregate Revolving Commitments at such time are zero, to its share of the aggregate Revolving Commitments immediately prior to their reduction to zero) indemnify the Australian Security Trustee, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Australian Security Trustee (otherwise than by reason of the Australian Security Trustee’s fraud, negligence or willful misconduct) in acting as Australian Security Trustee under the Loan Documents (unless the Australian Security Trustee has been reimbursed by a Borrower pursuant to a Loan Document).

(i)          The Australian Security Trustee may treat the Administrative Agent as the agent entitled to payments under this Agreement and acting through its facility office unless it has received not less than five (5) Business Days prior notice from the Administrative Agent to the contrary in accordance with the terms of this Agreement.

(j)          Any amount payable to the Australian Security Trustee under the Loan Documents shall include the cost of utilizing the Australian Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Australian Security Trustee may notify to the Borrowers and the Secured Parties, and is in addition to any fee paid or payable to the Australian Security Trustee under any Loan Document.

(k)          If any party owes an amount to the Australian Security Trustee under any Loan Document, the Australian Security Trustee may, after giving notice to such party, deduct an amount not exceeding that amount from any payments to such party which the Australian Security Trustee would otherwise be obliged to make under such Loan Document and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Loan Document, such party shall be regarded as having received any amount so deducted.

Section 9.13          Collateral Agent Acting as Security Trustee.

(a)          Appointment. The Secured Parties appoint the Collateral Agent to act as security trustee (the “Security Trustee”) under the UK Security Agreements for the purposes of holding (A) any Lien created by any UK Security Agreement; and (B) the covenants and undertakings of the relevant UK Security Agreements.

(b)          Delegation. The Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

(c)          Separate Security Trustees. The Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with the Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as the Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in the Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee. The Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Security Trustee.

(d)          The UK Security Agreements. Each Secured Party confirms its approval of the relevant UK Security Agreements and of any Lien intended to be created under it, and authorizes and instructs the Security Trustee to execute and deliver the relevant UK Security Agreements. The Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which Lien is intended to be created by the relevant UK Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title. The Security Trustee shall not be (i) liable or responsible to any Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the Lien intended to be created by the relevant UK Security Agreements, unless that failure arises directly from its own gross negligence or wilful misconduct; (ii) obliged to insure any assets over which Lien is intended to be created by the relevant UK Security Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant UK Security Agreements, title deed or other document relating to any assets over which Lien is intended to be created by the relevant UK Security Agreements.

(e)          Security Trustee as Proprietor. Each Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant UK Security Agreements and accordingly (i) authorizes the Security Trustee to hold such mortgages and charges in its sole name as trustee for the Secured Parties; and (ii) requests the Land Registry (or other relevant registry) to register the Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

(f)          Investments. Except to the extent that a UK Security Agreement otherwise requires, any moneys received by the Security Trustee under or pursuant to a UK Security Agreement may be (a) invested in any investments which it may select and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the Security Trustee, and those moneys, together with any accrued income (net of any applicable Tax) shall be held by the Security Trustee to the order of the Administrative Agent, and shall be payable to the Administrative Agent on demand.

(g)          Secured Parties’ Indemnity to the Security Trustee. Each Secured Party shall indemnify the Security Trustee, its delegates and sub-delegates and Appointees (for purposes of this Section 9.13, each an “Indemnified Party”), within three (3) Business Days of demand, against any cost, loss or liability incurred by the Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or wilful misconduct of the Security Trustee or that Indemnified Party) in acting as Security Trustee or its delegate, sub-delegate or Appointee under the relevant UK Security Agreements (except to the extent that the Security Trustee, or the relevant Indemnified Party has been reimbursed by any Loan Party pursuant to the relevant UK Security Agreements).

(h)          Conduct of Business by the Security Trustee. No provision of this Agreement will (i) interfere with the right of the Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (ii) oblige the Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (iii) oblige the Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

(i)          Liability of Security Trustee.

(i)          The Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for: (A) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Loan Party or any other person given in or in connection with the relevant UK Security Agreements; or (B) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant UK Security Agreements.

(ii)          Without limiting subclause (i) above, the Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant UK Security Agreements, unless directly caused by its gross negligence or wilful misconduct.

(iii)          No party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant UK Security Agreements and any officer, employee or agent of the Security Trustee may rely on this Section 9.13 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(iv)          The Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Security Trustee, if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Security Trustee for that purpose.

(v)          Without affecting the responsibility of the Loan Parties for information supplied by them or on their behalf in connection with any Loan Document, each Secured Party confirms to the Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant UK Security Agreements including but not limited to: (i) the financial condition, status and nature of the Loan Parties; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; (iii) whether such Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant UK Security Agreements, the transactions contemplated by the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements.

(j)          UK Security Agreements. The Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant UK Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant UK Security Agreements to any third party or otherwise perfect or register the Liens created by the relevant UK Security Agreements (unless such failure arises directly from the Security Trustee’s gross negligence or willful misconduct). The Security Trustee shall hold the relevant UK Security Agreements and all proceeds of enforcement of them on trust for the Secured Parties on the terms and conditions of this Agreement. The relevant UK Security Agreements shall rank as continuing Lien for the discharge of the liabilities secured by it.

(k)          Disposals. The Security Trustee is authorized by each of the Secured Parties to execute on behalf of itself and each such Secured Party without the need for any further referral to or authority from such Secured Party, any release of the Liens created by the relevant UK Security Agreements over that asset and, if such asset comprises all of the shares in any Loan Party, the Security Trustee is further authorized, without the need for any further referral to or authority from such Secured Party, to execute a release of any Liens granted by such Loan Party over its assets pursuant to any of the UK Security Agreements; provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant UK Security Agreements. Each Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in this clause (k).

(l)          Appointment and Retirement of Security Trustee. The Security Trustee (i) subject to the appointment of a successor (in consultation with the Administrative Borrower) may, and must if the Administrative Agent requires, retire at any time from its position as Collateral Agent under the Loan Documents without assigning any reason, and (ii) must give notice of its intention to retire by giving to the other Secured Parties and the Administrative Borrower not less than thirty (30) days’ nor more than sixty (60) days’ notice.

(m)          Appointment of Successor. The Administrative Agent may, with the approval of the Administrative Borrower (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the Security Trustee, during the period of notice in Section 12.2.13. If no successor is appointed by the Administrative Agent, the Security Trustee may appoint (after consultation with the Administrative Agent and the Administrative Borrower) its successor. The Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

(n)          Discharge of Security Trustee. From the date that the appointment of the successor is effected under clause (m) above, the retiring Security Trustee must be discharged from any further obligations under the Loan Documents as Security Trustee, and the successor to the Security Trustee and each of the other Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

ARTICLE X

MISCELLANEOUS

Section 10.01          Notices.

(a)          Generally Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)          if to any Loan Party, to the Borrowers at:

One Stamford Plaza
263 Tresser Boulevard, Suite 1100
Stamford, CT 06901
Telecopier No.: (203) 705-3703
Email: ~~Richard.muglia~~Jeffrey.Neuman@tronox.com

With a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: Leonard Klingbaum
Telecopier No.: (212) 728-9290
Email: lklingbaum@willkie.com

(ii)          if to the Administrative Agent, the Swingline Lender, the Collateral Agent or Issuing Bank, to it at:

Well Fargo Bank, National Association
100 Park Avenue, 14th Floor
New York, New York 10017
Attention: Loan Portfolio Manager
Telecopier No.: 212-656-4589
Email: toma.martin@wellsfargo.com

With a copy to (which shall not constitute notice):

Riemer & Braunstein LLP
Times Square Tower, Suite 2506
New York, NY 10036
Attention: Lon M. Singer
Telecopier No.: 212-789-3110
Email: lsinger@riemerlaw.com

(iii)          if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b). Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the Administrative Borrower, the Agents, the Issuing Bank and the Swingline Lender.

(b)          Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided that approval of such procedures may be limited to particular notices or communications.

Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to the Administrative Agent at toma.martinPeter.G.Schuebler@wellsfargo.com or at such other e-mail address(es) provided to the Borrowers from time to time or in such other form as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form as the Administrative Agent shall require.  Nothing in this Section 10.01 shall prejudice the right of the Agents, the Issuing Bank, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent or the Issuing Bank, as the case may be, shall require.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder) by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(c)          Platform. Each Loan Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.

(d)          Public/Private. Each Loan Party hereby authorizes the Administrative Agent to distribute (i) to Private Siders all Communications, including any Communication that the Borrowers identify in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all Communications other than any Private Side Communication. Each Borrower represents and warrants that no Communication (other than Private Side Communications) contains any MNPI. Each Borrower agrees to designate as Private Side Communications only those Communications or portions thereof that it reasonably believes in good faith constitute MNPI, and agrees to use all commercially reasonable efforts not to designate any Communications provided under Section 5.01(a), (b), (c) and (d) as Private Side Communications. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to Borrowers’ or their affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to the Borrowers, their affiliates and any of their respective securities.

Each Lender acknowledges that United States federal and state securities laws prohibit any Person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable Requirements of Law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Agents and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.

Section 10.02          Waivers; Amendment.

(a)          Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b)          Required Consents. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding) and to Section 10.02(c), and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement, waiver, supplement or modification shall be effective if the effect thereof would:

(i)          increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, mandatory prepayment, covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii)          reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii) and it being further understood that, for the avoidance of doubt, only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or any other payment due hereunder or under any other Loan Document at the Default Rate);

(iii)          (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any Reimbursement Obligation or any interest or fees payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

(iv)          increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v)          permit the assignment or delegation by the Borrowers of any of their respective rights or obligations under any Loan Document, without the written consent of each Lender;

(vi)          except pursuant to the Intercreditor Agreement, release Holdings or all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

(vii)          except pursuant to the Intercreditor Agreement, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans or increases in the Loans pursuant to Section 2.20 or consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

(viii)          change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly affected thereby;

(ix)          change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans or increases in the Loans pursuant to Section 2.20 or consented to by the Required Lenders);

(x)          change the percentage set forth in the definition of “Required Lenders,” “Supermajority Lenders” or any other provision of any Loan Document (including this Section 10.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi)          subordinate the Obligations to any other obligation, without the written consent of each Lender;

(xii)          change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(xiii)          change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank;

(xiv)          change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of the Swingline Lender;

(xv)          expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing without the written consent of the Required Lenders;

(xvi)          change or waive any provision of the definition of “Aggregate Borrowing Base”, “Australian Borrowing Base”, “Borrowing Base”, “Dutch Borrowing Base” or “U.S. Borrowing Base” or any of the exclusionary criteria for Australian Eligible Accounts, Dutch Eligible Accounts, U.S. Eligible Accounts, Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory set forth in Section 2.21 if the effect of such change or waiver would be to make more credit available, without the written consent of the Supermajority Lenders;

(xvii)          increase the applicable advance rates set forth in the definitions of “Australian Borrowing Base,” “Dutch Borrowing Base” or “U.S. Borrowing Base” without the written consent of each Lender; or

(xviii)          change any provision of Section 8.02 or the proviso in the definition of “Secured Obligations”, without the written consent of the Supermajority Lenders;

provided, further, that any waiver, amendment or modification of the Intercreditor Agreement (or any Permitted Securitization Intercreditor Agreement or any Permitted Secured Indebtedness Intercreditor Agreement) (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent and the Term Loan Agent (or any Permitted Securitization Agent or Senior Representative, as applicable) (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents). Neither Holdings nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any other Loan Document unless such consideration is offered to be paid to all Lenders and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the documents relating to such consent, waiver or agreement.

Notwithstanding anything to the contrary herein:

(I)          no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b); and

(II)          any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.

(c)          Collateral. Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or the Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d)          Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 10.02(d), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(e)          Increased Commitments. Notwithstanding the foregoing, the Administrative Agent and the Borrowers (without the consent of any Lenders) may amend this Agreement and the Loan Documents if necessary or advisable to effectuate any increase in Commitments contemplated by Section 2.20 without limiting the rights of the Lenders to decline to provide any increased or new Commitment under Section 2.20.

(f)          Schedules. Notwithstanding anything in this Section 10.02 to the contrary, (i) Holdings may supplement each of Schedule 3.25 (without the consent of any Lender or Agent) as set forth in clause (y) of the third sentence from the end of Section 5.10(b) and (ii) Holdings may update Schedule 1.01(e) from time to time and such schedule shall be, on the Business Day that is five (5) Business Days after the date such updated schedule is distributed to the Lenders, deemed effective without the consent of any Loan Party, any Agent or any Lender (subject to the limitations set forth in the definition of “Direct Competitor”).

(g)          Notwithstanding the foregoing, the Agent and the Loan Parties (without the consent of any Lenders) may amend this Agreement and the Loan Documents as necessary to add a Subsidiary of Holdings, organized under the laws of the UK, as an Additional Co-Borrower to this Agreement on the terms, and subject to the satisfaction of the conditions set forth on Exhibit T.

Section 10.03          Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrowers shall pay, without duplication, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one (1) counsel in each relevant jurisdiction for the Administrative Agent and the Collateral Agent (which for the avoidance of doubt, shall also include the reasonable and documented charges of Norton Rose Fulbright LLP in the United Kingdom, the Netherlands and Australia)) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any reasonable and documented costs and expenses of the service provider referred to in Section 9.03, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank (including the reasonable fees, charges and disbursements of one (1) counsel in each relevant jurisdiction for the Administrative Agent and the Collateral Agent and the other Secured Parties (and, solely in the case of an actual or perceived conflict of interest, where each party affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one (1) firm of counsel for such affected party in each relevant jurisdiction)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

(b)          Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees other than claims against an Indemnitee in its capacity as Arranger or Agent hereunder or fulfilling its role as the Administrative Agent, the Collateral Agent or an Arranger, as the case may be, and other than claims arising out of any act or omission on the part of the Borrowers, any Loan Party or their respective Affiliates.

(c)          Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity and (ii) such indemnity for the Swingline Lender or the Issuing Bank shall not include losses incurred by the Swingline Lender or the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Section 2.17(d) or LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Swingline Lender’s or the Issuing Bank’s rights against any Defaulting Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure and unused Commitments at the time.

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)          Payments. All amounts due under this Section 10.03 shall be payable not later than thirty (30) days after written demand therefor.

Section 10.04          Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.04(b), (ii) by way of participation in accordance with the provisions of Section 10.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(f) (and any other attempted assignment or transfer by any Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(d) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.

(i)          Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Administrative Borrower; provided that no consent of the Administrative Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing or prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Arrangers), any other assignee; provided, further that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)          the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund; and

(C)          the Issuing Bank and the Swingline Lender.

(ii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Administrative Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.04(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(d).

If an assignment or transfer does not include an amount outstanding from each Borrower which is a Dutch Loan Party of at least € 100,000 (or its equivalent in other currencies) (or such other amount as may be required from time to time under the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), the assignee or transferee, as the case may be, shall confirm in the relevant Assignment and Assumption to each such Borrower that it is a professional market party (professionele marktpartij) within the meaning of such Act.

(c)          Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Administrative Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. A Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Notwithstanding anything to the contrary contained in this Agreement, the Loans and Obligations are registered obligations and the right, title and interest of the Lenders in and to such Obligations shall be transferable only in accordance with the terms hereof. This Section 10.04(c) shall be construed so that the Loans and Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)          Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any participation of such Loan may be effected only by the registration of such participation on the Participant Register. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural Person, any Borrower or any of their respective Affiliates or Subsidiaries or any Direct Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to Section 10.03(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to satisfying the requirements of those Sections as if it were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.03(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

The Participant Register shall be available for inspection by the Administrative Borrower from time to time upon reasonable prior notice; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(e)          Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13, 2.15 and 2.24 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(f)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.05          Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15, 2.24 and Article X (other than Section 10.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08          Right of Setoff. Subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), if an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          Governing Law. Save as provided in Section 10.22(f), this Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)          Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)          Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

Section 10.10          Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

Section 10.11          Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12          Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement with the Loan Parties containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section 10.12, “Information” means all information received from the Loan Parties or any of their respective Subsidiaries or Affiliates relating to the Loan Parties or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Loan Parties or any of their respective Subsidiaries or Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent, the Lenders and the Issuing Bank may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Lenders and the Issuing Bank, in each case only to the extent required for the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder.

Section 10.13          USA PATRIOT Act Notice and Customer Verification. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party. This information must be delivered to the Lenders and the Administrative Agent no later than five (5) days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent. Each Loan Party must provide all information to the applicable Lender or Agent which they reasonably require in order to manage its anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in any country binding on the applicable Lender or agent (including, without limitation, the Anti-Terrorism Laws). Each Loan Party agrees that the applicable Lender or Agent may disclose any information concerning the relevant Borrower to:

(a)          any law enforcement, regulatory agency or court where required by any such law or regulation in any country binding on any applicable Lender or Agent (including, without limitation, the Anti-Terrorism Laws) where possible, on terms that such information is to be kept confidential and Borrowers are, to the extent permitted by Requirements of Law, notified no later than five (5) business days prior to disclosure; and

(b)          any correspondent the applicable Lender uses to make the payment for the purpose of compliance with any such law or regulation on (where possible) terms that such information is to be kept confidential.

Each Loan Party and each Subsidiary of a Loan Party (i) undertakes to provide to the Administrative Agent all reasonably available information and reasonable assistance that the Administrative Agent may reasonably request to manage the Administrative Agent’s and the Lenders’ actual risks relating to money laundering, terrorism-financing or economic and trade sanctions in order to comply with applicable laws or regulations in Australia or any other country; (ii) acknowledges that the Lenders and the Administrative Agent have the right to delay or refuse any request or transaction if the request or transaction is in breach of any obligation of, or will cause it to commit an offence under applicable law relating to money laundering, terrorism-financing or economic and trade sanctions, and the Lenders or the Administrative Agent will have no liability to any Loan Party and Subsidiary if it does so in compliance with the terms hereof; and (iii) acknowledges that the Lenders and the Administrative Agent may collect information about each Loan Party and each Subsidiary of a Loan Party from time to time (from each Loan Party and each Subsidiary or from third parties) for the purposes of satisfying its obligations under applicable law relating to money laundering, terrorism-financing or economic and trade sanctions, and that it may use and disclose any such information as required under applicable law or regulation, in each case subject to the confidentiality and, to the extent permitted by Requirements of Law,  five (5) business day notification obligation herein.

Section 10.14          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15          [Intentionally Omitted].

Section 10.16          Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)          any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)          any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)          any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)          any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.17          Dollar Equivalent Calculations.

(a)          For purposes of this Agreement, the Dollar Equivalent of each Loan that is a Euro Denominated Loan shall be calculated on the date when any such Loan is made and at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Administrative Borrower, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Administrative Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of each such determination of the Dollar Equivalent.

(b)          For purposes of this Agreement, the Dollar Equivalent of the stated amount of each Letter of Credit that is a Euro Letter of Credit shall be calculated on the date when such Letter of Credit is issued and at such other times as designated by the Issuing Bank in consultation with Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Issuing Bank as provided above and notice of such recalculation is received by the Borrowers, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Administrative Borrower by the Issuing Bank. The Issuing Bank shall promptly notify the Administrative Borrower, Administrative Agent and the Lenders of each such determination of the Dollar Equivalent.

Section 10.18          Judgment Currency.

(a)          The Borrowers’ obligation hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)          If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers, jointly and severally, covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)          For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 10.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.19          Special Provisions Relating to Currencies Other Than Dollars.

(a)          All funds to be made available to Administrative Agent or the Issuing Bank, as applicable, pursuant to this Agreement in euros shall be made available to Administrative Agent or the Issuing Bank, as applicable, in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such Participating Member State (or in London) as Administrative Agent or the Issuing Bank, as applicable, shall from time to time nominate for this purpose.

(b)          In relation to the payment of any amount denominated in euros neither the Administrative Agent nor the Issuing Bank shall be liable to the Borrowers or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or the Issuing Bank if such Administrative Agent or Issuing Bank shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros) to the account with the bank in the principal financial center in the Participating Member State which the Administrative Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 10.19(b), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as Administrative Agent or Issuing Bank may from time to time determine for the purpose of clearing or settling payments of euros. Furthermore, and without limiting the foregoing, neither the Administrative Agent nor the Issuing Bank shall be liable to the Borrowers or any of the Lenders with respect to the foregoing matters in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

Section 10.20          Australian Code of Banking Practice. Each of the parties hereto agrees that the Australian Code of Banking Practice does not apply to this Agreement and the transactions in connection with it.

Section 10.21          Contracting out of PPSA Australia Provisions.

(a)          PPSA Notices. Neither a Secured Party nor any receiver or manager is obliged to give any notice under the PPSA Australia (including notice of a verification statement) unless the notice is required by the PPSA Australia and cannot be excluded. The Loan Parties consent to the waiver of the requirement for notice and waive any rights they have to receive a notice under sections 95, 118, 121(4), 125, 130, 132(3)(d), 132(4), 135 and 157 of the PPSA Australia.

(b)          Contracting Out. To the extent that Chapter 4 of the PPSA Australia would otherwise apply, the parties agree that the following provisions of the PPSA Australia are excluded: (a) to the extent permitted by section 115(1) of the PPSA Australia allows them to be excluded: sections 125, 132(3)(d), 132(4), 135, without limiting Section 12.3.1(a), 142 and 143 of the PPSA Australia; and (b) to the extent permitted by section 115(7) of the PPSA Australia allows them to be excluded: sections 129(2) and (3), 132, 133(1)(b) (as it relates to a Lien of a Secured Party), 134(2), 135, 136(3)(4) and (5). The Loan Parties consent to the waiver of the requirement for notice under any other provision of the PPSA Australia that a Secured Party may notify to a Loan Party after the date of this document and waives any rights it has to receive that notice.

Section 10.22          Parallel Debt.

(a)           For purposes of this Section 10.22, (i) “Corresponding Debt” means all Obligations which any Loan Party owes to any Secured Party and (ii) “Parallel Debt” means any amount which a Loan Party owes to the Collateral Agent under this Section 10.22.

(b)          Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(c)          The Parallel Debt of each Loan Party (i) shall become due and payable at the same time as its Corresponding Debt and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt.

(d)          For purposes of this Section 10.22, the Collateral Agent: (i) is the independent and separate creditor of each Parallel Debt, (ii) acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held in trust and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(e)          The Parallel Debt of a Loan Party shall be (i) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent to that its Corresponding Debt has increased, and the Corresponding Debt of a Loan Party shall be (i) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Loan Party shall never exceed its Corresponding Debt.

(f)          This Section 10.22 applies for the purpose of determining the secured obligations under the Security Documents and is, without prejudice to Section 10.09, governed by Dutch law.

Section 10.23          Intercompany Indebtedness. On behalf of itself and each of its Subsidiaries, each Loan Party hereby agrees for the benefit of the Secured Parties that:

(a)          any intercompany indebtedness among Holdings and its Subsidiaries (or among such Subsidiaries) shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Section 10.23, to the Obligations, including, without limitation, where applicable, under any such intercompany borrower’s Guaranty (if any) of the Obligations hereunder;

(b)          in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any intercompany borrower or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such intercompany borrower, whether or not involving insolvency or bankruptcy, then (i) the holders of the Obligations shall be paid in full in cash in respect of all amounts constituting Obligations before any intercompany lender is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of any intercompany indebtedness (excluding demands by the Collateral Agent exercising its rights under any collateral assignment of the rights of such intercompany lenders) and (ii) until the holders of the Obligations are paid in full in cash in respect of all amounts constituting Obligations, any payment or distribution to which such intercompany lender would otherwise be entitled under any intercompany indebtedness shall be made to the Administrative Agent;

(c)          if any Event of Default occurs and is continuing, and an intercompany borrower has received written notice from the Administrative Agent, then, except as required by any Requirement of Law, no payment or distribution of any kind or character shall be made by any intercompany borrower that is a Loan Party in respect of any intercompany indebtedness to any Person that is not a Loan Party or that is not the Administrative Agent;

(d)          if any payment or distribution of any character, whether in cash, securities or other property, in respect of intercompany indebtedness shall (despite these subordination provisions) be received by any intercompany lender in violation of clause (b) or (c) above before all Obligations shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent in a manner to be determined by the Administrative Agent; and

(e)          to the fullest extent permitted by law, the Administrative Agent and the Collateral Agent shall not be prejudiced in their right to enforce the subordination in this Section 10.23 by any act or failure to act on the part of any intercompany borrower, any intercompany lender, the Administrative Agent, the Collateral Agent or by any act or failure to act on the part of any of the foregoing or any representative, trustee or agent thereof. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that the subordination of intercompany indebtedness contemplated by this Section 10.23 is for the benefit of the Secured Parties and the Administrative Agent or the Collateral Agent may enforce the subordination provisions herein.

Section 10.24          Certain Undertakings with Respect to Securitization Subsidiaries. Each of the Lenders and the Agents agrees that, prior to the date that is one year and one day after the payment in full of all the obligations of the Securitization Subsidiary in connection with and under a Permitted Securitization, (a) the Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (i) institute against, or join any other Person in instituting against, any Securitization Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof; (ii) transfer and register the Equity Interests of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest in the name of a Secured Party or any designee or nominee thereof; (iii) foreclose such security interest regardless of the bankruptcy or insolvency of any Borrower or any of its Subsidiaries: (iv) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest; or (v) enforce any right that the holder of any such Equity Interest of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Subsidiary; and (b) the Secured Parties hereby waive and release any right to require (i) that any Securitization Subsidiary be in any manner merged, combined, collapsed or consolidated with or into Borrower or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case; or (ii) that the status of any Securitization Subsidiary as a separate entity be in any respect disregarded. Each of the Lenders, the Agents and the Arrangers agrees and acknowledges that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Subsidiary is an express third party beneficiary with respect to this Section 10.24 and such agent shall have the right to enforce compliance by the Secured Parties, the Lenders, the Agents, and the Arrangers with this Section 10.24.

Section 10.25          Designation of Guarantors. Notwithstanding anything to the contrary contained herein, the Administrative Borrower may, so long as a Cash Dominion Period does not exist, at any time and from time to time redesignate any Borrower hereunder as a Guarantor (any such redesignated entity, a “Redesignated Guarantor”) upon delivery of a certificate of a Responsible Officer of the Administrative Borrower to the Administrative Agent (a) attaching an updated Borrowing Base Certificate reflecting the removal of any Accounts or Inventory of such Redesignated Guarantor from the Aggregate Borrowing Base; (b) certifying that after giving effect to the updated Borrowing Base Certificate, (i) the sum of the total Revolving Exposures does not exceed the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base then in effect; (ii) a Cash Dominion Period will not commence as a result of such redesignation; and (iii) immediately prior to such redesignation, the Borrower to be redesignated does not own any bank account, deposit account, security account or other investment account subject to, or required to be subject to, a Control Agreement.

Section 10.26          No Fiduciary Relationship. Each of Holdings and the Borrowers, on behalf of themselves and their Subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrowers, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lenders, the other Secured Parties and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Lenders, the other Secured Parties or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications, and hereby waives any claim of any breach of any such fiduciary duty.  Further, each Loan Party also hereby acknowledges that (i) none of the Administrative Agent, any Lender or the Issuing Bank has advised, nor is it advising such Loan Party as to any legal, accounting, regulatory or tax matters, and that each Loan Party is consulting its own advisors concerning such matters to the extent it deems appropriate and (ii) each of the Administrative Agent, the Lenders, the Issuing Bank and each of their respective Affiliates may have economic interests that conflict with one or more Loan Party’s interests.

Section 10.27          Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

Annex I

Applicable Margin

Revolving Loans

Average Daily Borrowing Availability	Revolving Loans
	Eurodollar	ABR
Level I: ≥$220,000,000	1.25%	0.25%
Level II: <$220,000,000 but ≥ $110,000,000	1.50%	0.50%
Level III: <$110,000,000	1.75%	0.75%

Changes in the Applicable Margin will be based on the Average Daily Borrowing Availability for the immediately preceding fiscal quarter and shall be calculated on the first day of each fiscal quarter. Each change in the Applicable Margin shall be effective with respect to all Loans and Letters of Credit prospectively on the first day of each fiscal quarter based on the Average Daily Borrowing Availability for the immediately preceding fiscal quarter.

Notwithstanding the foregoing, the Applicable Margin shall be deemed to be in Level II (i) until the end of the first full fiscal quarter ending after the Closing Date and (ii) at any time during which the Borrowers have failed to deliver the Borrowing Base Certificate required by Section 5.18(a).

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers); and (iii) the Borrowers shall retroactively be obligated to pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof; provided that such shortfall shall be due and payable within five Business Days after delivery of such corrected Compliance Certificate and no Default or Event of Default shall be deemed to have occurred solely as a result of such non-payment until the expiration of such five Business Day period.